UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12

COMCAST CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of 2011 Annual Meeting of Shareholders of Comcast Corporation

Date:	May 11, 2011

Time:	Doors open:	8:00 a.m. Eastern Daylight Time
	Meeting begins:	9:00 a.m. Eastern Daylight Time

Place:	Pennsylvania Convention Center
One Convention Center Place
Philadelphia, Pennsylvania 19107

Purposes:

•      Elect directors

•      Ratify the appointment of our independent auditors

•      Approve the Comcast-NBCUniversal 2011 Employee Stock Purchase Plan

•      Approve the Comcast Corporation 2002 Restricted Stock Plan, as amended and restated

•      Approve the Comcast Corporation 2003 Stock Option Plan, as amended and restated

•      Consider an advisory vote to approve our executive compensation

•      Consider an advisory vote on the frequency of the executive compensation advisory vote

•      Vote on two shareholder proposals

•      Conduct other business if properly raised

All shareholders are cordially invited to attend the meeting. Travel directions can be found on page 75 of the attached proxy statement. At the meeting, you will hear a report on our business and have an opportunity to meet our directors and executive officers.

Only shareholders of record on March 8, 2011 may vote at the meeting. Attendance at the meeting is limited to shareholders of record and one guest per shareholder. If the meeting is adjourned because a quorum is not present, those shareholders who attend the reconvened adjourned meeting shall constitute a quorum for the purpose of acting upon the matters presented at the adjourned meeting pursuant to the rules described in “Voting Securities and Principal Holders — Outstanding Shares and Voting Rights” in the attached proxy statement.

As permitted by the Securities and Exchange Commission, we are making the attached proxy statement and our Annual Report on Form 10-K available to our shareholders electronically via the Internet. In accordance with this e-proxy process, we have mailed to our shareholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials containing instructions on how to access the attached proxy statement and our Annual Report on Form 10-K via the Internet and how to vote online. The Notice of Internet Availability of Proxy Materials and the attached proxy statement also contain instructions on how you can receive a paper copy of the proxy materials. If you elect to receive a paper copy of our proxy materials, our 2010 Annual Report on Form 10-K will be mailed to you along with the proxy statement.

The Notice of Internet Availability of Proxy Materials is being mailed to our shareholders beginning on or about April 1, 2011. The attached proxy statement is being made available to our shareholders beginning on or about April 1, 2011.

Your vote is important. Please vote your shares promptly. To vote your shares, you can use the Internet as described in the Notice of Internet Availability of Proxy Materials in the attached proxy statement and on your proxy card; call the toll-free telephone number as described in the attached proxy statement and on your proxy card; or complete, sign and date your proxy card and return your proxy card by mail.

ARTHUR R. BLOCK

Secretary

April 1, 2011

* * *

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 11, 2011: Our proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 are available at www.proxyvote.com.

PROXY STATEMENT

GENERAL INFORMATION

Who May Vote

Holders of record of Comcast Corporation’s (“Comcast,” the “Company” or “our,” “we” or “us”) Class A and Class B common stock at the close of business on March 8, 2011 may vote at the annual meeting of shareholders. Holders of our Class A Special common stock are not entitled to vote at the meeting. This proxy statement is made available to holders of Class A Special common stock for informational purposes only. The Notice of Internet Availability of Proxy Materials is being mailed to our shareholders beginning on or about April 1, 2011. This proxy statement is being made available to our shareholders beginning on or about April 1, 2011.

How to Vote

You may vote in person at the meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

How Proxies Work

Our Board of Directors (the “Board”) is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director candidates. You also may vote for or against the other proposals or abstain from voting, except in the case of the vote on the frequency of the advisory vote on our executive compensation, in which case you will have the option to recommend that the vote be held every year, every two years or every three years or to abstain from voting.

You can vote by proxy in any of the following ways:

•	Via the Internet: Go to www.proxyvote.com and follow the instructions outlined on the secure website.

•

By telephone:    Call toll free 1-800-690-6903 and follow the instructions provided on the recorded message. If you hold shares beneficially, through a broker, brokerage firm, bank or other nominee, please refer to the instructions provided to you by such broker, brokerage firm, bank or other nominee regarding voting by telephone.

•	In writing: Complete, sign and date your proxy card and return your proxy card in the enclosed envelope.

If you vote via the Internet or by telephone, your vote must be received by 11:59 p.m. Eastern Daylight Time on May 10, 2011.

If you give us your signed proxy but do not specify how to vote, we will vote your shares (i) in favor of (a) the director candidates, (b) the ratification of the appointment of our independent auditors, (c) the approval of the Comcast-NBCUniversal 2011 Employee Stock Purchase Plan, (d) the approval of our 2002 Restricted Stock Plan, (e) the approval of our 2003 Stock Option Plan, (f) the approval, on an advisory basis, of our executive compensation and (g) holding an advisory vote on our executive compensation every three years; and (ii) against the two shareholder proposals.

If you hold Class A common shares in the Comcast Corporation Retirement-Investment Plan or the Comcast Spectacor 401(k) Plan and vote, your shares will be voted as you specify on your proxy card. If you hold Class A common shares in the Comcast Corporation Retirement-Investment Plan or the Comcast Spectacor 401(k) Plan and do not vote, or you sign and return your proxy card without voting instructions, the respective plan trustee will vote your shares in the same proportion on each matter as it votes shares held in the respective plan for which voting directions were received. To allow sufficient time for voting by the plan trustee, your voting instructions must be received by May 6, 2011.

Notice of Electronic Availability of Proxy Materials

Pursuant to the rules of the Securities and Exchange Commission (“SEC”), we are making this proxy statement and our Annual Report on Form 10-K available to our shareholders electronically via the Internet. Accordingly, in compliance with this e-proxy process, on or about April 1, 2011, we mailed to our shareholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our Annual Report on Form 10-K via the Internet and how to vote online. As a result, you will not receive a paper copy of the proxy materials unless you request one. All shareholders will be able to access the proxy materials on a website referred to in the Notice of Internet Availability of Proxy Materials and in this proxy statement and to request to receive a set of the proxy materials by mail or electronically, in either case, free of charge. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials. See “Electronic Access to Proxy Materials and Annual Report on Form 10-K” below for further information on electing to receive proxy materials electronically. By participating in the e-proxy process, we will save money on the cost of printing and mailing documents to you and reduce the impact of our annual meeting of shareholders on the environment.

Matters to Be Presented

We are not aware of any matters to be presented other than those described in this proxy statement. If any matters not described in this proxy statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is postponed or adjourned, the proxies will vote your shares on the new meeting date in accordance with your previous instructions, unless you have revoked your proxy.

Revoking a Proxy

You may revoke your proxy before it is voted by:

•	submitting a new proxy with a later date, including a proxy given via the Internet or by telephone;

•	notifying our Secretary in writing before the meeting at the address given on page 3; or

•	voting in person at the meeting.

Attending in Person

Attendance at the meeting is limited to shareholders of record and one guest per shareholder. For safety and security reasons, video and audio recording devices will not be allowed in the meeting. All meeting attendees may be asked to present a valid, government-issued photo identification, such as a driver’s license or passport, before entering the meeting, and attendees will be subject to security inspections.

Please bring an admission ticket with you to the meeting. Shareholders who do not present an admission ticket at the meeting will be admitted only upon verification of ownership. An admission ticket is attached to your proxy card. Your Notice of Internet Availability of Proxy Materials will also serve as an admission ticket. Alternatively, if your shares are held in the name of your bank, brokerage firm or other nominee, the voting instruction form received from your bank, brokerage firm or other nominee will serve as an admission ticket, or you may bring to the meeting an account statement or letter from the nominee indicating that you beneficially owned shares on March 8, 2011, the record date for voting, which also will serve as an admission ticket.

Registered shareholders also may request a replacement admission ticket by sending a written request to Comcast Corporation, in care of Broadridge Financial Solutions, Post Office Box 9160, Farmingdale, NY 11735.

Webcast of the Meeting

We are pleased to offer an audio webcast of the matters to be voted upon at the annual meeting of shareholders. If you choose to listen to the audio webcast, you may do so via a link on our website at www.cmcsa.com or www.cmcsk.com.

Conduct of the Meeting

The Chairman of our Board (or any person designated by our Board) has broad authority to conduct the annual meeting of shareholders in an orderly manner. This authority includes establishing rules of conduct for shareholders who wish to address the meeting, including limiting questions to the order of business and to a certain amount of time. Copies of these rules will be available at the meeting. To ensure that the meeting is conducted in a manner that is fair to all shareholders, the Chairman (or such person designated by our Board) also may exercise broad discretion in recognizing shareholders who wish to speak, in determining the extent of discussion on each item of business and in managing disruptions or disorderly conduct.

Additional Information on the Annual Meeting of Shareholders

If you have questions or would like more information about the annual meeting of shareholders, you can contact us in any of the following ways:

•	Via the Internet: Go to www.proxyvote.com.

•	By telephone: Call toll free 1-866-281-2100.

•	By writing to the following address:

Arthur R. Block, Secretary

Comcast Corporation

One Comcast Center

Philadelphia, PA 19103

Contacting Our Board, Board Committees or Directors

Our Board has provided a process for shareholders to communicate with its members. Shareholders and other interested parties who wish to communicate with our directors may address their correspondence to the Board, to the Presiding Director, to any other particular director, to the independent or nonemployee directors or to any other group of directors or committee of the Board, in care of Arthur R. Block, Secretary, Comcast Corporation, at the address given above. You also may send an e-mail in care of the Chair of the Audit Committee of the Board by using the following e-mail address: audit_committee_chair@comcast.com. All such communications are promptly reviewed and, as appropriate, forwarded to either the Board, the relevant committee(s) of the Board or individual or group Board or committee member(s) based on the subject matter of the communication.

Corporate Governance

Our Board has adopted corporate governance guidelines. These guidelines address items such as the standards, qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, we have a code of conduct that applies to all our employees, including our executive officers, and our directors. Both the guidelines and the code of conduct are posted under the “Governance” section of our website at www.cmcsa.com or www.cmcsk.com. We will disclose under the “Governance” section of our website any amendments to, or any waivers under, the code of conduct that are required to be disclosed by the rules of the SEC. The charters of each of the Board’s Audit, Compensation, Finance and Governance and Directors Nominating Committees are also posted on our website. More information on our Board and its committees can be found beginning on page 12.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Outstanding Shares and Voting Rights

At the close of business on March 8, 2011, the record date, we had outstanding 2,077,793,120 shares of Class A common stock, 679,579,638 shares of Class A Special common stock and 9,444,375 shares of Class B common stock.

On each matter to be voted on, the holders of Class A common stock and Class B common stock will vote together. As of the record date, each holder of Class A common stock is entitled to 0.1364 votes per share and each holder of Class B common stock is entitled to 15 votes per share. Holders of Class A Special common stock are not entitled to vote at the meeting.

We must have a quorum to carry on the business of the annual meeting of shareholders. This means that, for each matter presented, shareholders entitled to cast a majority of the votes that all shareholders are entitled to cast on that matter must be represented at the meeting, either in person or by proxy. If the meeting is adjourned for one or more periods aggregating at least five days due to the absence of a quorum, those shareholders who are entitled to vote and who attend the adjourned meeting, even though they do not constitute a quorum as described above, will constitute a quorum for the purpose of electing directors at such reconvened meeting. If the meeting is adjourned for one or more periods aggregating at least 15 days due to the absence of a quorum, shareholders who are entitled to vote and who attend the adjourned meeting, even though they do not constitute a quorum as described above, will constitute a quorum for the purpose of acting on any matter described in this proxy statement other than the election of directors.

The director candidates who receive the most votes will be elected to fill the available seats on our Board. Approval of the other proposals requires the favorable vote of a majority of the votes cast. Except as noted below with respect to broker nonvotes, only votes for or against a proposal count for voting purposes. Abstentions, withheld votes in regard to the election of directors and broker nonvotes count for quorum purposes. Broker nonvotes occur on a matter when a bank, brokerage firm or other nominee is not permitted by applicable regulatory requirements to vote on that matter without instruction from the owner of the shares and no instruction is given. Absent instructions from you, your broker may vote your shares on the ratification of the appointment of our independent auditors, but may not vote your shares on the election of directors or any of the other proposals.

Principal Shareholders

This table sets forth information as of February 28, 2011 about persons we know to beneficially own more than 5% of any class of our voting common stock.

Title of Voting Class	Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class
Class A common stock	BlackRock, Inc. 40 East 52nd Street New York, NY 10022	149,267,545(1)	7.21%

Class A common stock	Dodge & Cox 555 California Street, 40th Floor San Francisco, CA 94104	129,134,301(2)	6.2%

Class B common stock	Brian L. Roberts One Comcast Center Philadelphia, PA 19103	9,444,375(3)	100%

(1)	This information is based upon a Schedule 13G filing with the SEC on February 3, 2011 made by BlackRock, Inc. setting forth information as of December 31, 2010.

(2)	This information is based upon a Schedule 13G filing with the SEC on February 10, 2011 made by Dodge & Cox setting forth information as of December 31, 2010.

(3)

Includes 9,039,663 shares of Class B common stock owned by a limited liability company of which Mr. Brian L. Roberts is the managing member and 404,712 shares of Class B common stock owned by certain family trusts of which Mr. Roberts and/or his descendents are the beneficiaries. The shares of Class B common stock beneficially owned by Mr. Brian L. Roberts represent 33 1/3% of the combined voting power of the two classes of our voting common stock, which percentage is generally non-dilutable under the terms of our articles of incorporation. Under our articles of incorporation, each share of Class B common stock is convertible, at the shareholder’s option, into a share of Class A common stock or Class A Special common stock. For information regarding Mr. Brian L. Roberts’ beneficial ownership of Class A common stock and Class A Special common stock, see the table immediately below, “Security Ownership of Directors, Nominees and Executive Officers,” including footnotes (19) and (20) to the table.

Security Ownership of Directors, Nominees and Executive Officers

This table sets forth information as of February 28, 2011 about the amount of common stock beneficially owned by (i) our current directors (all of whom, with the exception of Julian A. Brodsky and Michael I. Sovern, are also nominees for director), (ii) Eduardo G. Mestre, a nominee for director, (iii) the named executive officers listed in the “Summary Compensation Table for 2010” beginning on page 54 and (iv) our directors, director nominee and executive officers as a group.

Amount Beneficially Owned(1)				Percent of Class
Name of Beneficial Owner	Class A(2)	Class A Special(3)	Class B	Class A(2)	Class A Special(3)	Class B
Michael J. Angelakis	1,112,688(4)	—	—	*	—	—
S. Decker Anstrom	85,098	2,400	—	*	*	—
Kenneth J. Bacon	84,743	—	—	*	—	—
Arthur R. Block	389,452	350,262(5)	—	*	*	—
Sheldon M. Bonovitz	67,181(6)	195,648(7)	—	*	*	—
Edward D. Breen	53,625	—	—	*	—	—
Julian A. Brodsky(8)	478,048	5,000,088(9)	—	*	*	—
Stephen B. Burke	3,647,468(10)	2,494,205(11)	—	*	*	—
David L. Cohen	2,694,562(12)	70,142(13)	—	*	*	—
Joseph J. Collins	164,355(14)	—	—	*	—	—
J. Michael Cook	92,689(15)	3,450(16)	—	*	*	—
Gerald L. Hassell	32,723	—	—	*	—	—
Jeffrey A. Honickman	97,949(17)	10,217(18)	—	*	*	—
Eduardo G. Mestre	22,500	—	—	*	—	—
Brian L. Roberts	5,007,493(19)	11,292,179(20)	9,444,375(21)	*	1.7	100%(21)
Ralph J. Roberts	2,970,795	4,446,554(22)	—	*	*	—
Dr. Judith Rodin	80,282	—	—	*	—	—
Michael I. Sovern(23)	95,425	—	—	*	—	—
All directors, nominees and executive officers as a group (20 persons)	17,848,426(4)(6)	24,155,817(5)(7)(9)	9,444,375(21)	*	3.5	100%(21)
	(10)(12)(14)(15)(17)(19)	(11)(13)(16)(18)(20)(22)

*	Less than 1% of the outstanding shares of the applicable class.

(1)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(2)

Includes beneficial ownership of shares of Class A common stock for which the following persons hold options exercisable on or within 60 days of February 28, 2011: Mr. Angelakis, 572,451 shares; Mr. Anstrom, 33,750 shares; Mr. Bacon, 33,750 shares; Mr. Block, 320,152 shares; Mr. Bonovitz, 33,750 shares; Mr. Breen, 5,625 shares; Mr. Brodsky, 266,250 shares; Mr. Burke, 2,749,470 shares; Mr. Cohen, 2,262,795 shares; Mr. Collins, 14,062 shares; Mr. Cook, 43,930 shares; Mr. Brian L. Roberts, 4,416,900 shares; Mr. Ralph J. Roberts, 2,069,940 shares; Dr. Rodin, 33,750 shares; Mr. Sovern, 43,932 shares; and all directors, our director nominee and executive officers as a group, 13,448,284 shares. Also includes beneficial ownership of shares of Class A common stock underlying restricted stock units (“RSUs”) held by the following persons that vest on or within 60 days of February 28, 2011: Mr. Angelakis, 108,423 shares; Mr. Block, 40,170 shares; Mr. Burke, 240,147 shares; Mr. Cohen, 140,200 shares; Mr. Brian L. Roberts, 299,295 shares; Mr. Ralph J. Roberts, 73,170 shares; and all directors, our director nominee and executive officers as a group, 959,965 shares. Also includes share equivalents that will be paid at a future date in cash and/or in our Class A common stock pursuant to an election made under our deferred compensation plans for the following persons: Mr. Anstrom, 39,293 share equivalents; Mr. Bacon, 39,293 share equivalents; Mr. Bonovitz, 5,886 share equivalents; Mr. Breen, 24,178 share equivalents; Mr. Burke, 348,030 share equivalents; Mr. Collins, 39,293 share equivalents; Mr. Cook, 39,293 share equivalents; Mr. Hassell, 27,827 share equivalents; Mr. Honickman, 39,398 share equivalents; Mr. Ralph J. Roberts, 748,270 share equivalents; Dr. Rodin, 39,293 share equivalents; and Mr. Sovern, 39,293 share equivalents. Also includes share equivalents that will be paid at a future date in our Class A common stock under our deferred compensation plans for the following persons: Mr. Anstrom, 12,055 share equivalents; Mr. Breen, 7,325 share equivalents; Mr. Collins, 9,000 share equivalents; Mr. Cook, 5,587 share equivalents; Mr. Hassell, 4,896 share equivalents; Mr. Honickman, 8,049 share equivalents; and Dr. Rodin, 7,239 share equivalents.

(3)	Includes beneficial ownership of shares of Class A Special common stock for which the following persons hold options exercisable on or within 60 days of February 28, 2011: Mr. Block, 300,000 shares; Mr. Brodsky, 1,200,000 shares; Mr. Burke, 2,401,875 shares; Mr. Brian L. Roberts, 2,245,944 shares; Mr. Ralph J. Roberts, 2,542,068 shares; and all directors, our director nominee and executive officers as a group, 8,978,637 shares. Also includes 1,918,177 share equivalents for Mr. Brodsky that will be paid at a future date in cash and/or in our Class A Special common stock pursuant to an election made under our deferred compensation plans.

(4)	Includes 11,400 shares of Class A common stock owned in an individual retirement-investment account, 2,400 shares owned by his wife in an individual retirement-investment account, 17,000 shares held by him as trustee for a Qualified Terminable Interest Property trust and 9,500 shares held by him as trustee for a family trust.

(5)	Includes 7,876 shares of Class A Special common stock owned by his daughter and 8,113 shares owned by his son.

(6)	Includes 156 shares of Class A common stock held by him as trustee for testamentary trusts and 5,815 shares owned by family partnerships.

(7)	Includes 19,270 shares of Class A Special common stock held by him as a trustee of grantor retained annuity trusts, 15,714 shares owned by a charitable foundation of which his wife is a trustee and 131,792 shares owned by family partnerships.

(8)	Mr. Brodsky has informed the Board that he will not stand for re-election as a director at the annual meeting. Effective as of the annual meeting, he will serve as a Director Emeritus for a period of one year.

(9)	Includes 566,684 shares of Class A Special common stock held by him as a trustee of grantor retained annuity trusts, 284,101 shares owned in irrevocable trusts and 75,000 shares owned by a family charitable foundation of which his wife is a trustee.

(10)	Includes 12,613 shares of Class A common stock owned in our retirement-investment plan.

(11)	Includes 36,570 shares of Class A Special common stock owned in our retirement-investment plan.

(12)	Includes 121,600 shares of Class A common stock held by him as a trustee of grantor retained annuity trusts and 12,526 shares owned in a grantor trust. Also includes 40,081 shares of Class A common stock that were granted to him on March 11, 2011 pursuant to his employment agreement dated February 22, 2011.

(13)	Includes 12,165 shares of Class A Special common stock held by him as a trustee of grantor retained annuity trusts and 14,602 shares owned in a grantor trust.

(14)	Includes 102,000 shares of Class A common stock held by him as a trustee of grantor retained annuity trusts.

(15)	Includes 2,425 shares of Class A common stock owned by his wife and 1,455 shares held jointly by him and his wife.

(16)	Represents 3,450 shares of Class A Special common stock held jointly by him and his wife.

(17)	Includes 10,000 shares of Class A common stock held by him as trustee for a grantor trust.

(18)	Includes 77 shares of Class A Special common stock owned by his daughters.

(19)	Includes 13,127 shares of Class A common stock owned in our retirement-investment plan and 2,034 shares owned by his wife. Does not include shares of Class A common stock issuable upon conversion of Class B common stock beneficially owned by him; if he were to convert the Class B common stock that he beneficially owns into Class A common stock, he would beneficially own 14,451,868 shares of Class A common stock, representing less than 1% of the Class A common stock.

(20)	Includes 65,197 shares of Class A Special common stock owned in our retirement-investment plan. Also includes 4,068 shares owned by his wife, 240 shares owned by his daughter and 372,170 shares owned by a family charitable foundation of which his wife is a trustee. Also includes 7,056,323 shares owned by a limited liability company of which he is the managing member and 1,222,065 shares owned by certain family trusts, but does not include shares of Class A Special common stock issuable upon conversion of Class B common stock beneficially owned by him; if he were to convert the Class B common stock that he beneficially owns into Class A Special common stock, he would beneficially own 20,736,554 shares of Class A Special common stock, representing approximately 3.0% of the Class A Special common stock.

(21)	See footnote (3) under “— Principal Shareholders” above.

(22)	Includes 278,346 shares of Class A Special common stock owned by family partnerships, the general partner of which is controlled by him, 800,000 shares held by him as a trustee of grantor retained annuity trusts and 91,500 shares owned by a family charitable foundation of which his wife is a trustee.

(23)	Mr. Sovern has informed the Board that he will not stand for re-election as a director at the annual meeting. Effective as of the annual meeting, he will serve as a Director Emeritus for a period of one year.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers file reports with the SEC pursuant to Section 16(a) of the Exchange Act indicating the number of shares of any class of our equity securities they owned when they became a director or executive officer and, after that, any changes in their ownership of our equity securities. We have reviewed copies of such reports and written representations from the individuals required to file the reports. Based on our review of these documents, we believe that all filings required to be made by our reporting persons for the period January 1, 2010 through December 31, 2010 were made on a timely basis.

PROPOSAL 1:    ELECTION OF DIRECTORS

Based on the recommendation of our Board’s Governance and Directors Nominating Committee, our Board has nominated the director candidates named below. With the exception of Eduardo G. Mestre, all of the nominees for director currently serve as our directors. All of our directors are elected annually.

If a director nominee becomes unavailable before the annual meeting of shareholders, your proxy authorizes the people named as proxies to vote for a replacement nominee if the Governance and Directors Nominating Committee names one.

Julian A. Brodsky and Michael I. Sovern have informed us that they will not stand for re-election to the Board at the annual meeting. The Board has requested that each of Messrs. Brodsky and Sovern serve, and each has agreed to serve, as a Director Emeritus for a one year term, effective as of the date of the annual meeting. The Board will reduce its size from 13 to 12 members, effective as of the date of the annual meeting.

Our Board has determined that our director nominee, Mr. Mestre, and each of our nonemployee directors, other than Mr. Bonovitz, who is married to a first cousin of Mr. Brian L. Roberts, are independent in accordance with the director independence definition specified in our corporate governance guidelines, which is posted under the “Governance” section of our website, www.cmcsa.com or www.cmcsk.com, and in accordance with applicable NASDAQ Global Select Market rules. In making its independence determinations, our Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under “Related Party Transaction Policy and Certain Transactions” below. The Board also considered that we and our subsidiaries in the ordinary course of business have during the current year and the past three fiscal years sold products and services to, and/or purchased products and services from, companies at which some of our directors are currently executive officers or a controlling shareholder. In each case, the amount paid to or received from these companies was below 1% of the recipient company’s total consolidated gross revenues, which is far below the 5% limit prescribed by NASDAQ Global Select Market. Following the annual meeting of shareholders, if all director nominees are elected to serve as our directors, independent directors will constitute three-fourths of our Board.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

We believe that our Board as a whole possesses the right diversity of experience, qualifications and skills to oversee and address the current issues facing our company. In addition, we believe that each of our directors possesses key attributes that we seek in a director, including strong and effective decision-making, communication and leadership skills. Set forth below is additional information about the experience and qualifications of each of the nominees for director.

Nominees for Director

Brian L. Roberts, 51, has served as a director since March 1988, as our President since February 1990, as our Chief Executive Officer since November 2002 and as our Chairman of the Board since May 2004. He is also the Chairman of the Board of NBCUniversal, LLC. As of December 31, 2010, Mr. Roberts, through his ownership of our Class B common stock, had sole voting power over 33 1/3% of the combined voting power of our two classes of voting common stock. He is a son of Mr. Ralph J. Roberts. Mr. Roberts is also a director of the National Cable and Telecommunications Association (“NCTA”), the principal trade association of the cable television industry, and CableLabs, the cable industry’s research and development organization. Within the past five years, Mr. Roberts was a director of The Bank of New York Mellon until April 2007. We believe that Mr. Roberts’ extensive experience and leadership in the cable, phone, Internet, programming and wireless industries, including as our Chief Executive Officer and President and through his involvement with NCTA and CableLabs, render him qualified to serve as one of our directors.

Ralph J. Roberts, 91, our Founder, has served as a director since March 1969 and is Chairman Emeritus of the Board. He served as the Chair of the Executive and Finance Committee of the Board, now the Finance Committee of the Board, from November 2002 until December 2008. From March 1969 to February 1990, Mr. Roberts served as our President, and from November 1984 to November 2002, he served as our Chairman of the Board. He is the father of Mr. Brian L. Roberts. We believe that Mr. Roberts’ extensive experience and leadership in the cable, phone, Internet, programming and wireless industries, including as our former President, render him qualified to serve as one of our directors.

S. Decker Anstrom, 60, has served as a director since June 2001. He currently serves as Head of the U.S. Delegation to the 2012 World Radiocommunication Conference, held under the auspices of the International Telecommunication Union. From January 2002 to December 2008, Mr. Anstrom served as a director and President and Chief Operating Officer of Landmark Communications, Inc., a privately held multimedia company, the assets of which, prior to September 2008, included The Weather Channel. From August 1999 to December 2001, Mr. Anstrom served as President and Chief Executive Officer of The Weather Channel. Mr. Anstrom was the President and Chief Executive Officer of NCTA from 1994 to 1999. We believe that Mr. Anstrom’s vast experience in the programming industry, including his various experiences as a president and chief executive officer as noted above, coupled with his experience in the cable, phone and Internet industries and in governmental affairs, render him qualified to serve as one of our directors.

Kenneth J. Bacon, 56, has served as a director since November 2002. Mr. Bacon has served as the Executive Vice President of Housing and Community Development at Fannie Mae since July 2005 and as Senior Vice President of Multifamily Investment at Fannie Mae since 2000. From January 2005 to July 2005, he served as the interim Executive Vice President of Housing and Community Development. Mr. Bacon is a member of the Executive Leadership Council and a director of the Corporation for Supportive Housing. We believe that Mr. Bacon’s significant experience in governmental affairs, the financial industry and the non-profit, educational and philanthropic communities renders him qualified to serve as one of our directors.

Sheldon M. Bonovitz, 73, has served as a director since March 1979. Mr. Bonovitz is currently Chairman Emeritus of Duane Morris LLP, a law firm. From January 1998 to December 2007, he served as Chairman and Chief Executive Officer of Duane Morris. Mr. Bonovitz is a director of eResearchTechnology, Inc. He is also Chairman of Philadelphia’s Children First Fund, a trustee of the Dolfinger-McMahon Charitable Trust and the Christian R. and Mary F. Lindbach Foundation and a member of the board of trustees of The Barnes Foundation, The Curtis Institute of Music, the Free Library of Philadelphia Foundation and the Philadelphia Museum of Art. He is a founder, the President and a member of the board of trustees of the Foundation for Self-Taught American Artists. We believe that Mr. Bonovitz’s experience and leadership in the legal industry, including his experience as a chief executive officer as noted above, and experience in tax matters and the non-profit, educational and philanthropic communities render him qualified to serve as one of our directors.

Edward D. Breen, 55, has served as a director since June 2005 and has been our Presiding Director since May 2008. Since July 2002, Mr. Breen has served as Chairman and Chief Executive Officer of Tyco International Ltd. (“Tyco International”). From January 2002 to July 2002, Mr. Breen served as President and Chief Operating Officer of Motorola, Inc.; from January 2001 to January 2002, he served as Executive Vice President and President of Motorola’s Networks Sector; and from January 2000 to January 2001, he served as Executive Vice President and President of Motorola’s Broadband Communications Sector. Mr. Breen is also a director of Tyco International and is a member of the advisory board of New Mountain Capital. We believe that Mr. Breen’s extensive experience in the technology, equipment supplier and consumer product sectors, notably as those sectors relate to the cable, phone and wireless industries, including his various experiences as a president and chief executive officer as noted above, renders him qualified to serve as one of our directors.

Joseph J. Collins, 66, has served as a director since October 2004. Mr. Collins currently serves as the Chairman of Aegis, LLC. From August 2001 to December 2003, he served as Chairman and Chief Executive Officer of AOL Time Warner Interactive Video. From 1989 to August 2001, Mr. Collins served as Chairman and

Chief Executive Officer of Time Warner Cable. We believe that Mr. Collins’ extensive experience and leadership in the cable and Internet industries, including his various experiences as a chief executive officer as noted above, coupled with his experience in the programming and technology industries and in governmental affairs, render him qualified to serve as one of our directors.

J. Michael Cook, 68, has served as a director since November 2002. Mr. Cook is a director of International Flavors & Fragrances, Inc. and is a Trustee of the Scripps Research Institute. Mr. Cook is also Chairman Emeritus of the board of Catalyst, Chairman of the Accountability Advisory Panel to the Comptroller General of the United States, an emeritus member of the Advisory Council of the Public Company Accounting Oversight Board (PCAOB) and a member of the Accounting Hall of Fame. Mr. Cook was also named one of the Outstanding Directors in America by Director’s Alert in 2002 and is a past member of the National Association of Corporate Directors’ Blue Ribbon Commission on Corporate Governance. Within the past five years, Mr. Cook was a director of Eli Lilly and Company until April 2009 and The Dow Chemical Company until May 2006. We believe that Mr. Cook’s extensive experience and leadership in the accounting industry, including his experience as the former Chairman and Chief Executive Officer of Deloitte & Touche LLP, coupled with his skills in corporate governance matters, render him qualified to serve as one of our directors.

Gerald L. Hassell, 59, has served as a director since May 2008. He is President of The Bank of New York Mellon (“BNYM”). Prior to the merger of The Bank of New York Company, Inc. and Mellon Financial Corporation in July 2007, Mr. Hassell was President of The Bank of New York Company, Inc. and The Bank of New York. Mr. Hassell is on BNYM’s Board of Directors. He is also Chairman of the Board of Visitors of The Fuqua School of Business at Duke University, a member of the Board of Visitors of Columbia University Medical Center, a member of The Financial Services Roundtable and Financial Services Forum, Vice Chairman of Big Brothers/Big Sisters of New York and a member of the boards of the New York Philharmonic, The Economic Club of New York and The National September 11 Memorial & Museum. We believe that Mr. Hassell’s significant experience and leadership in the financial industry, including with respect to consumer financial products and his experience as a president as noted above, render him qualified to serve as one of our directors.

Jeffrey A. Honickman, 54, has served as a director since December 2005. He has served since 1990 as the Chief Executive Officer of Pepsi-Cola & National Brand Beverages, Ltd., a bottling and distribution company, which includes among its affiliates Pepsi-Cola Bottling Company of New York, Inc. and Canada Dry bottling companies from New York to Virginia. He is also the Vice President and Secretary of Antonio Origlio Inc., a beverage distributor based in Philadelphia, Pennsylvania, which does business as Origlio Beverages. He currently serves on the board of directors of the American Beverage Association and the Pepsi-Cola Bottlers Association. Mr. Honickman is a member of the board of trustees of Germantown Academy. He also serves on the board of governors of St. Joseph’s University Academy of Food Marketing, the board of trustees of the National Museum of American Jewish History and the Dean’s Advisory Council of the Drexel University College of Business and Administration. We believe that Mr. Honickman’s significant experience in the retail and consumer products industries, including his experience as a chief executive officer as noted above, renders him qualified to serve as one of our directors.

Eduardo G. Mestre, 62, is a nominee for director at this year’s annual meeting of shareholders. He has been a Vice Chairman of Evercore Partners Inc., an independent investment banking advisory firm, since October 2004. From 2001 to 2004, Mr. Mestre served as chairman of Citigroup’s global investment bank. From 1995 to 2001, he served as head of investment banking and, prior to that, as co-head of mergers and acquisitions at Salomon Smith Barney. Prior to joining Salomon in 1977, Mr. Mestre practiced law at Cleary Gottlieb Steen & Hamilton LLP. Mr. Mestre serves as a director of Avis Budget Group, Inc. We believe that Mr. Mestre’s significant experience and leadership in the investment banking industry, including in the cable, phone, Internet and wireless industries, render him qualified to serve as one of our directors.

Dr. Judith Rodin, 66, has served as a director since November 2002. She is President of the Rockefeller Foundation. From 1994 to 2004, Dr. Rodin served as President of the University of Pennsylvania, as well as a professor of psychology and of medicine and psychiatry at the University of Pennsylvania. She also serves as a director of AMR Corporation and Citigroup Inc. We believe that Dr. Rodin’s extensive experience in the non-profit, educational and philanthropic communities, including her various experiences as a president as noted above, renders her qualified to serve as one of our directors.

Directors Not Standing for Reelection at the Annual Meeting

Julian A. Brodsky, 77, has served as a director since March 1969 and, since May 2004, has served as our non-executive Vice Chairman. As noted above, Mr. Brodsky will not stand for re-election to the Board at the annual meeting and, effective as of the date of the annual meeting, he will serve as a Director Emeritus for a one year term. He has been an employee of Comcast since 1964, and, from May 1987 to May 2004, he served as our Vice Chairman. In addition, he is a director of Amdocs Ltd., RBB Fund, Inc. and the Philadelphia Chamber Music Society, a trustee and Vice Chairman of the Philadelphia Museum of Art and a director emeritus of The Cable Center. We believe that Mr. Brodsky’s vast experience in the cable, phone, Internet, programming, wireless and financial industries, coupled with an accounting background, rendered him qualified to serve as one of our directors.

Michael I. Sovern, 79, has served as a director since November 2002. As noted above, Mr. Sovern will not stand for re-election to the Board at the annual meeting and, effective as of the date of the annual meeting, he will serve as a Director Emeritus for a one year term. Mr. Sovern is Chairman of Sotheby’s. He is also President Emeritus and Chancellor Kent Professor of Law at Columbia University where he served as President for 13 years. He is President and a director of The Shubert Foundation and a director of The Shubert Organization. He is also a director of Sotheby’s. Within the past five years, Mr. Sovern was a director of Sequa Corp. until December 2007. We believe that Mr. Sovern’s extensive experience in the legal industry and in the non-profit, educational and philanthropic communities, including his various experiences as a president as noted above, rendered him qualified to serve as one of our directors.

About Our Board and its Committees

The Board	We are governed by a Board of Directors and various committees of the Board that meet throughout the year. During 2010, there were eight meetings of our Board and a total of 19 committee meetings. Each director attended more than 75% of the aggregate of the number of Board meetings and the number of meetings held by all of the committees on which he or she served. Our independent directors have the opportunity to meet separately in an executive session following each regularly scheduled Board meeting and, under our corporate governance guidelines, are required to meet in executive session at least two times each year. During 2010, our independent directors held three executive sessions. Following the annual meeting of shareholders, if all director nominees are elected to serve as our directors, we will have nine independent directors. We require our directors to attend the annual meeting of shareholders, barring unusual circumstances. All of our directors attended the 2010 annual meeting of shareholders.

Retirement Age/ Director Emeritus Program	In 2011, our corporate governance guidelines were revised to require that our independent directors not stand for re-election to the Board after reaching the age of 72. The Board had previously created a Director Emeritus program to avail itself of the counsel of retiring directors who have made and can continue to make a unique contribution to the deliberations of the Board. The Board may, at its discretion, designate a retiring director as Director Emeritus. Each designation is for a period of one year. A Director Emeritus may provide advisory services as requested from time to time and may be invited to attend meetings of the Board, but may not vote or be counted for quorum purposes or have any of the duties or obligations imposed on our directors or officers under applicable law or otherwise be considered a director. A Director Emeritus, however, is entitled to benefits and protections in accordance with Article 7 of our by-laws (Indemnification of Directors, Officers and Other Persons).

Risk Oversight	While risk management is primarily the responsibility of our management, we believe that our Board understands the significant risks facing our company and exercises, as a whole and through its committees, an appropriate degree of risk oversight. Throughout the year, in conjunction with its regular business presentations to the Board and its committees, management highlights any significant related risks. In addition, our management, with involvement and input from our Board, performs an annual companywide enterprise risk management assessment and identifies the significant strategic, operational, financial and legal risk areas for our Board’s oversight and reports to the Board on the results of the assessment. Our executive management committee has the overall responsibility and oversight of this process, and an enterprise risk management steering committee, comprised of legal, financial, accounting and business executives, manages it. We also assign one or more senior business executives to work with the executive management committee and steering committee on each of the identified risks to appropriately monitor and manage them. In addition, one of our independent directors reviews the results of this process with management before management presents its annual report to the Board.

Succession Planning	Assuring that we have the appropriate senior management talent to successfully pursue our strategies is one of the Board’s primary responsibilities. To this end, at least once a year, there is a Board level discussion of our succession planning for senior executive management. To help fulfill the Board’s responsibility, our Governance and Directors Nominating Committee requires, pursuant to our corporate governance guidelines, that the Compensation Committee ensure that we have in place appropriate planning to address CEO succession both in the ordinary course of business and in emergency situations. Our CEO succession planning includes criteria that reflect our business strategies, including identifying and developing internal candidates. In addition to requiring CEO succession planning, our corporate governance guidelines require that our Compensation Committee ensure that we have appropriate succession planning for the remainder of our senior executive management.

Board Leadership Structure	Our Board believes that we and our shareholders are best served by having Brian L. Roberts serve as both our Chairman and Chief Executive Officer. We believe that Mr. Roberts is a strong and effective leader, at both the company and Board levels, who provides critical leadership for carrying out our strategic initiatives and confronting our challenges. He also serves as a bridge between the Board and management, facilitating strong collaboration and encouraging open lines of communication with the Board. As such, we believe that Mr. Roberts is the most appropriate person to serve as Chairman of our Board. Moreover, our Board believes that Board independence and oversight of management will be effectively maintained through the Board’s composition, where, if following the annual meeting all of our director nominees are elected, three-fourths of our directors will be independent; through our Audit, Compensation and Governance and Directors Nominating Committees, which are comprised entirely of independent directors; and through our Presiding Director, who, among other things and as more fully described below, presides at the executive sessions held by our independent directors.

Presiding Director	In accordance with our corporate governance guidelines, our Board has a Presiding Director position, which is currently filled by Mr. Breen. The Presiding Director:

•

presides over executive sessions of our independent directors, including an annual executive session during which our independent directors review the performance of our Chief Executive Officer and senior management;

•	consults in advance with our independent directors concerning the need for an executive session in connection with each regularly scheduled Board meeting;

•

communicates periodically between Board meetings and executive sessions with our independent directors, following discussions with management and otherwise on topics of importance to our independent directors;

•	reviews and approves the process for the annual self-assessment of our Board and its committees;

•	organizes the annual Board evaluation of the performance of our Chief Executive Officer and senior management; and

•	reviews and suggests topics for discussion and presentation at Board meetings.

The role of Presiding Director is filled by an independent director recommended by the Governance and Directors Nominating Committee and appointed by the Board annually at the Board meeting immediately following the annual meeting of shareholders.

Committees of our Board	Our Board has four standing committees. The following describes for each committee its current membership, the number of meetings held during 2010 and its mission.

Audit Committee	Joseph J. Collins, J. Michael Cook (Chair), Jeffrey A. Honickman and Dr. Judith Rodin. Each member of the committee is independent for audit committee purposes under NASDAQ Global Select Market rules. A copy of this committee’s charter is posted under the “Governance” section of our website at www.cmcsa.com or www.cmcsk.com.

This committee met seven times in 2010. The Audit Committee is responsible for the oversight and evaluation of:

•	the qualifications, independence and performance of our independent auditors;

•	the qualifications and performance of our internal audit function; and

•	the quality and integrity of our financial statements and the effectiveness of our internal control over financial reporting.

In addition, the Audit Committee is responsible for reviewing our processes and practices with respect to enterprise risk assessment and management. The Audit Committee is also responsible for preparing the Audit Committee report required by the rules of the SEC, which is included on page 20.

Our Board has concluded that J. Michael Cook qualifies as an audit committee financial expert.

Compensation Committee	S. Decker Anstrom, Joseph J. Collins, Dr. Judith Rodin (Chair) and Michael I. Sovern. Each member of the committee is independent under NASDAQ Global Select Market rules and qualifies as a “non-employee director” (as defined under Rule 16b-3 under the Exchange Act) and an “outside director” (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)). A copy of this committee’s charter is posted under the “Governance” section of our website at www.cmcsa.com or www.cmcsk.com.

This committee met five times in 2010. The Compensation Committee reviews and approves our compensation and benefit programs, ensures the competitiveness of these programs and oversees and sets compensation for our senior executives. The Compensation Committee is responsible for approving the nature and amount of compensation paid to, and the employment and related agreements entered into with, our executives, establishing and evaluating performance-based goals related to compensation, overseeing our cash bonus and equity-based plans, approving guidelines for grants of awards under these plans and determining and overseeing our compensation and benefits policies generally. Each year, over the course of at least two meetings, the Compensation Committee performs a review of our compensation philosophy, our executive compensation programs and the performance of our named executive officers. The Compensation Committee’s determinations are reviewed annually by the independent directors. Also, together with the Governance and Directors Nominating Committee, it oversees succession planning for our senior management (including our Chief Executive Officer). The Compensation Committee is also responsible for preparing the Compensation Committee report required by the rules of the SEC, which is included on page 53.

On a regular basis, we engage the services of a compensation consultant to provide research and analysis as to the form and amount of executive and director compensation. The consultant does not have any role in determining or recommending the form or amount of such compensation. We and the Compensation Committee request that the consultant provide market research utilizing information derived from proxy statements, surveys and its own consulting experience and that the consultant use other methodological standards and policies in accordance with its established procedures. The Compensation Committee determines or approves the parameters used by the consultant in its research and directs the work of the consultant. Parameters include such items as the composition of peer groups, the reference points within the data (e.g., median, seventy-fifth percentile) and the elements of compensation. The compensation consultant we engaged with respect to 2010 was Mercer (US) Inc. (“Mercer”).

Mercer received approximately $402,000 in fees from us in 2010 in connection with services related to executive and director compensation. Mercer also received approximately $2,069,000 in fees from us in 2010 in connection with its provision of other compensation-related services, which consisted primarily of services related to our and our subsidiaries’ generally available health and welfare plans and the NBCUniversal Transaction (as defined below in “Executive Compensation — Compensation Discussion and Analysis — Executive Summary”). The Mercer teams that provide other compensation-related services for us are independently managed and are separate from the team that provides executive and director compensation services. In addition, Mercer is part of a global professional services firm and is affiliated with other companies whose businesses are unrelated to the provision of compensation-related consulting services. We paid these affiliates of Mercer approximately $5,604,000 in 2010, which primarily consisted of payments to Marsh for insurance-related and NBCUniversal Transaction-related matters and Lippincott Mercer for advertising-related matters. Our Compensation Committee annually reviews the fees paid to Mercer and its affiliates and has determined that the fees paid in respect of non-executive and director compensation-related services to Mercer, as well as the fees paid to Mercer’s affiliates for all other services, did not impair Mercer’s objectivity in providing services and advice on executive and director compensation matters. All of the non-executive and director compensation services were performed at the direction of management without Board oversight or approval in light of management’s view that such other services were rendered in the ordinary course of our business and were not material in scope or nature.

As part of their job responsibilities, certain of our named executive officers participate in gathering and presenting facts related to compensation and benefit matters as requested by the Compensation Committee and in formulating and making recommendations to the Compensation Committee in these areas. The executives, together with our employees who work in the compensation area and Mercer, also conduct research and consult with legal counsel and other expert sources to keep abreast of developments in these areas. All decisions, however, regarding the compensation of our named executive officers are made by the Compensation Committee and are reviewed by the Board, following reviews and discussions held in executive sessions.

Finance Committee	Sheldon M. Bonovitz, Julian A. Brodsky, J. Michael Cook and Gerald L. Hassell (Chair). A copy of this committee’s charter is posted under the “Governance” section of our website at www.cmcsa.com or www.cmcsk.com.

This committee met two times in 2010. The Finance Committee provides advice and assistance to us, including as requested by the Board. It also may act for the directors in the intervals between Board meetings with respect to matters delegated to it from time to time by our Board in connection with a range of financial and related matters. Areas of the Finance Committee’s focus may include acquisitions, banking activities and relationships, capital allocation initiatives, capital structure, cash management, equity and debt financings, investments and share repurchase activities.

Governance and Directors Nominating Committee	S. Decker Anstrom (Chair), Kenneth J. Bacon, Edward D. Breen, Gerald L. Hassell, Jeffrey A. Honickman and Michael I. Sovern. Each member of the committee is independent under NASDAQ Global Select Market rules. A copy of this committee’s charter is posted under the “Governance” section of our website at www.cmcsa.com or www.cmcsk.com.

This committee met five times in 2010. The Governance and Directors Nominating Committee exercises general oversight with respect to the governance of our Board, as well as corporate governance matters involving us and our directors and executive officers. It also is responsible for periodically leading reviews and evaluations of the performance, size and responsibilities of our Board and its committees.

The Governance and Directors Nominating Committee also identifies and recommends director nominees, and recommended that Mr. Mestre be nominated as a director. In 2010, a third party executive search consultant provided consulting services to assist our Governance and Directors Nominating Committee in identifying potential director candidates. In identifying and evaluating candidates, whether recommended by the committee or by shareholders (as described below), the committee considers an individual’s professional knowledge, business, financial and management expertise, industry knowledge and entrepreneurial background and experience, as well as applicable independence requirements. The committee also gives significant consideration to the current composition and diversity of our Board. Our Board strives to balance the need of having directors with a variety of experiences and areas of expertise and knowledge, such as those noted above, while maintaining appropriate gender and minority representation.

The Governance and Directors Nominating Committee will consider director candidates nominated by shareholders. For a shareholder to make a nomination, the shareholder must provide a written notice along with the additional information listed below required by our by-laws within the following time periods. For election of directors at the 2012 annual meeting of shareholders, if such meeting is called for a date between April 11, 2012 and June 10, 2012, we must receive written notice on or after January 11, 2012 and on or before February 10, 2012. For election of directors at the 2012 annual meeting of shareholders, if such meeting is called for any other date, we must receive written notice by the close of business on the tenth day following the day we mailed notice of, or announced publicly, the date of the meeting, whichever occurs first. Our by-laws require that a written notice set forth: (i) the name and address of the shareholder intending to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of our shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by our Board; and (v) the written consent of each nominee to serve as a director if so elected. You can obtain a copy of the full text of the relevant by-laws provision by writing to Arthur R. Block, Secretary, Comcast Corporation, at the address given on page 3. A copy of our by-laws has also been filed with the SEC as an exhibit to our Quarterly Report on Form 10-Q filed on August 6, 2009 and is posted on our website at www.cmcsa.com or www.cmcsk.com.

Director Compensation

As has been the case for the last several years, in doing its work with respect to determining 2010 nonemployee director compensation, the Compensation Committee directs Mercer to provide analyses with respect to various nonemployee director compensation data. Mercer, however, does not recommend or determine compensation levels or elements. The 2010 nonemployee director compensation program approved by the Compensation Committee is described below.

Board and Committee Fees and Equity Awards

Directors who are our employees do not receive any fees for their services as directors or Directors Emeritus, including for service on any Board committee.

It is the practice of our Board to review nonemployee director compensation on a periodic basis. Currently, each nonemployee director receives a $60,000 annual retainer and $2,500 for each Board meeting or other meeting (except a Board committee meeting as described below) attended in his or her capacity as director or for any other business conducted on our behalf, $2,500 for each Audit, Compensation or Governance and Directors Nominating Committee meeting attended and $1,000 for each Finance Committee meeting attended. The Chair of the Audit Committee receives an additional annual retainer of $20,000, and the Chairs of the Compensation Committee and the Governance and Directors Nominating Committee receive an additional annual retainer of $10,000. Other members of the Audit Committee receive an additional annual retainer of $10,000 and other members of the Compensation Committee and the Governance and Directors Nominating Committee receive an additional annual retainer of $5,000. The Chair of the Finance Committee receives an additional annual retainer of $5,000 and the other members of this committee receive an additional annual retainer of $2,500.

Fees received by a director may be deferred in whole or in part under our deferred compensation plans. Up to one-half of the annual retainer may be received, at the election of the nonemployee director, in shares of Class A common stock, the receipt of which may be deferred in whole or in part. If deferred, such shares accrue dividend equivalents during the deferral period.

Each nonemployee director also is granted annually, on November 20, an award of share units with respect to shares of Class A common stock having a fair market value on the date of grant of $125,000, the receipt of which may be deferred in whole or in part under our restricted stock plan. If deferred, such shares accrue dividend equivalents during the deferral period. These share units are fully vested on the grant date.

A nonemployee Director Emeritus is entitled to receive a $60,000 annual retainer, $2,500 for each Board meeting attended and an annual cash payment of $125,000 made on November 20. Fees received by a nonemployee Director Emeritus may be deferred in whole or in part under our deferred compensation plans. A nonemployee Director Emeritus will continue to be able to exercise any vested stock options during his tenure as a Director Emeritus and for 90 days thereafter.

Nonemployee directors and nonemployee Directors Emeritus are reimbursed for travel expenses for meetings attended and also are provided with our video, high-speed Internet and phone services at up to two of their residences, if in our services areas, at no cost during the time they serve on our Board, or as a Director Emeritus, and for five years thereafter.

For details regarding director compensation for 2010, see the “Director Compensation for 2010” table on page 71.

Director Stock Ownership Policy

Our nonemployee director stock ownership policy requires our nonemployee directors to hold a number of shares of our common stock having a value equal to five times the director’s annual cash retainer. Each nonemployee director has a period of five years to reach this ownership requirement. For purposes of this policy, “ownership” is defined to include stock owned directly or indirectly by the director and shares underlying deferred stock units under our deferred stock option plan. In addition, 60% of each of the following types of ownership also count: the market value of the director’s stock fund under our deferred compensation plans, deferred shares under our restricted stock plan and the difference between the market price and exercise price of vested stock options. In determining compliance, the Compensation Committee may take into account any noncompliance that occurs solely or primarily as a result of a decline in the market price of our stock. Our nonemployee director stock ownership policy is posted under the “Governance” section of our website at www.cmcsa.com or www.cmcsk.com. All nonemployee directors satisfied the requirements of our stock ownership policy in 2010.

Transactions between the Company and our Directors

For information regarding our related party transaction policy and details regarding certain related party transactions, please see “Related Party Transaction Policy and Certain Transactions” below.

PROPOSAL 2:    RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT AUDITORS

The Audit Committee has appointed Deloitte & Touche LLP to serve as our independent auditors for the fiscal year ending December 31, 2011. We are asking you to ratify this appointment, although your ratification is not required. A representative of Deloitte & Touche LLP will be present at the meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS.

Set forth below are the fees paid or accrued for the services of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates in 2010 and 2009.

	2010	2009
	(in millions)
Audit fees	$5.2	$4.9
Audit-related fees	$3.0	$0.7
Tax fees	$0.9	$0.3
All other fees	$0.3	$0.9

	$9.4	$6.8

Audit fees consisted of fees paid or accrued for services rendered to us and our subsidiaries for the audits of our annual financial statements, audits of our internal control over financial reporting (as required by Section 404 of the Sarbanes-Oxley Act of 2002), reviews of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

The increase in audit-related fees in 2010 consisted primarily of fees paid or accrued for audits associated with our programming and other businesses that were contributed to NBCUniversal in connection with the NBCUniversal Transaction. Audit-related fees in 2010 and 2009 also included fees paid or accrued for attestation services related to contractual and regulatory compliance and accounting consultation related to the NBCUniversal Transaction.

Tax fees consisted of fees paid or accrued for domestic and foreign tax compliance services, including tax examination assistance. In 2010, tax compliance services included an analysis of (i) our capitalization methods and (ii) transfer pricing between certain of our operating subsidiaries. There were no fees paid or accrued in 2010 and 2009 for tax planning.

2010 and 2009 other fees consisted of fees paid or accrued for consulting services regarding the hierarchy of jobs and job titles in our human resources database. 2009 other fees also included enterprise risk management consulting services.

Preapproval Policy of Audit Committee of Services Performed by Independent Auditors

The Audit Committee’s policy requires that the committee preapprove audit and non-audit services performed by the independent auditors to assure that the services do not impair the auditors’ independence. Unless a type of service has received general preapproval, it requires separate preapproval by the Audit Committee. Even if a service has received general preapproval, if the fee associated with the service exceeds $250,000 in a single engagement or series of related engagements or relates to tax planning, it requires separate preapproval. The Audit Committee has delegated its preapproval authority to its Chair.

Report of the Audit Committee

The Audit Committee is comprised solely of independent directors meeting the requirements of applicable SEC and NASDAQ Global Select Market rules. The key responsibilities of our committee are set forth in our charter, which was adopted by us and approved by the Board and is posted under the “Governance” section of Comcast’s website at www.cmcsa.com or www.cmcsk.com.

We serve in an oversight capacity and are not intended to be part of Comcast’s operational or managerial decision-making process. Comcast’s management is responsible for the preparation, integrity and fair presentation of information in the consolidated financial statements, the financial reporting process and internal control over financial reporting. The independent auditors are responsible for auditing the consolidated financial statements and internal control over financial reporting. Our principal purpose is to monitor these processes.

In this context, at each regularly scheduled meeting, we met and held discussions with management and the independent auditors. Management represented to us that Comcast’s consolidated financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis. Prior to their issuance, we reviewed and discussed the quarterly and annual earnings press releases and consolidated financial statements (including the presentation of non-GAAP financial information) with management and the independent auditors. We also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, and Rule 2-07 (Communication with Audit Committees) of Regulation S-X.

We discussed with the independent auditors the auditors’ independence from Comcast and its management, including the matters, if any, in the written disclosures delivered pursuant to the applicable requirements of the Public Company Accounting Oversight Board. We pre-approved all services provided by the independent auditors and considered whether their provision of such services to Comcast is compatible with maintaining the auditors’ independence.

We discussed with Comcast’s internal and independent auditors the overall scope and plans for their respective audits. We met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of Comcast’s internal controls and the overall quality and integrity of Comcast’s financial reporting.

Based on the reviews and discussions referred to above, we recommended to the Board, and the Board approved, that the audited financial statements be included in Comcast’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC.

We have appointed Deloitte & Touche LLP as Comcast’s independent auditors for 2011.

Members of the Audit Committee

J. Michael Cook (Chair)

Joseph J. Collins

Jeffrey A. Honickman

Dr. Judith Rodin

PROPOSAL 3:    APPROVAL OF THE COMCAST-NBCUNIVERSAL

2011 EMPLOYEE STOCK PURCHASE PLAN

On February 23, 2011, the Board adopted the Comcast-NBCUniversal 2011 Employee Stock Purchase Plan, which was amended and restated in accordance with its terms on March 18, 2011. The plan was adopted for the benefit of eligible employees of NBCUniversal, LLC (“NBCUniversal”) and certain of its subsidiaries and is similar to the Comcast Corporation 2002 Employee Stock Purchase Plan in nearly all respects. The plan provides for broad-based eligibility; however, because it excludes participation by certain workers covered by collective bargaining agreements, certain workers classified as “temporary” or intermittent employees and workers based outside of the United States, the plan cannot satisfy the employee eligibility requirements of Section 423 of the Code. If our shareholders approve the plan, the first offering period in which eligible employees may participate will begin on July 1, 2011, as more fully described below.

Description of the Stock Purchase Plan

The following is a summary of the material features of the plan. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of the plan, which is attached to this proxy statement as Appendix A.

Eligibility.    In general, a full-time employee of NBCUniversal or a participating subsidiary is eligible to participate in the plan if he or she has been continuously employed for at least 90 days as of the first day of an offering period. A part-time employee of NBCUniversal or a participating subsidiary is generally eligible to participate in the plan if he or she has been continuously employed by NBCUniversal or its predecessors for at least one year as of the first day of an offering period. However, the following individuals are not eligible to participate in the plan:

•	an individual covered by a collective bargaining agreement, unless the collective bargaining agreement specifically provides for participation in the plan;

•

unless otherwise provided by the terms of the plan, an individual who is not on a United States employee payroll of a participating company or an individual with respect to whom the participating company does not report such individual’s compensation as wages on Form W-2;

•	an individual who has entered into an agreement with a participating company which excludes such individual from participation in employee benefit plans of a participating company;

•

an individual who is not classified by a participating company as an employee of the participating company, even if such individual is retroactively re-characterized as an employee by a third party or a participating company;

•	except as otherwise provided by the Compensation Committee, an individual whose principal work location is outside of the United States; and

•

an individual whose employment is classified by the participating company with which such individual is employed as an internship, or as “temporary” or “intermittent,” all in accordance with uniformly applied personnel policies.

The following subsidiaries of NBCUniversal are excluded from participating in the plan:

•	those subsidiaries of NBCUniversal that are specifically excluded as participating companies by the Board, the Compensation Committee or their delegate;

•	those subsidiaries that are organized under the laws of a jurisdiction outside of the United States, except for those subsidiaries designated in the plan; and

•	those subsidiaries that are a “Participating Company” under the Comcast Corporation 2002 Employee Stock Purchase Plan, unless otherwise provided by the Compensation Committee.

As of December 31, 2010, approximately 11,000 employees would have been eligible to participate in the plan if the plan had then been in effect. None of our executive officers are eligible to participate in the plan.

Shares Subject to the Plan.    In the aggregate, 2,600,000 shares of Class A common stock are available for purchase under the plan, subject to adjustment in the event of certain corporate events. Shares deliverable under the plan may consist of either treasury shares or shares of Class A common stock originally issued for such purpose. As of March 8, 2011, the fair market value of a share of Class A common stock was $25.56.

Administration.    The plan is administered by the Board or the Compensation Committee. The Board and the Compensation Committee have authority to interpret the plan, prescribe, amend and rescind rules and regulations relating to it and make all other determinations deemed necessary or advisable in administering the plan. Pursuant to its delegation authority under the plan, the committee has delegated certain of its administrative duties, subject to its review and supervision, to David L. Cohen, our Executive Vice President.

Adjustments.    If shares of Class A common stock are exchanged for a different number or kind of shares of our company through merger, recapitalization, stock dividend, stock split or other similar capital adjustments, the Board or the Compensation Committee will make such adjustments as it deems appropriate. The Board or the Compensation Committee’s determination will be binding for all purposes of the plan.

Participation in the Plan.    The plan enables participants to purchase shares of Class A common stock during certain offering periods, which generally encompass a calendar quarter beginning on each January 1, April 1, July 1 and October 1. If our shareholders approve the plan, the first offering period will begin on July 1, 2011.

To become a participant in the plan, an eligible employee must file an election form with the Compensation Committee (in accordance with procedures established by the Compensation Committee) in accordance with the terms and conditions set forth in the plan. On his or her election form, the participant will designate the percentage of eligible compensation (which can be no more than 15% with respect to each payroll period during the offering period) he or she would like to have credited to his or her account under the plan. No participant can have more than $12,500 in each calendar year deducted from his or her compensation (including any payroll deductions for such calendar year, if any, pursuant to the Comcast Corporation 2002 Employee Stock Purchase Plan). At the end of each offering period, amounts credited to this account will be used to purchase whole shares of Class A common stock. Shares so purchased will be credited to a brokerage account established by us. The purchase price per share of Class A common stock will be 85% of the lesser of the fair market value per share on the first day of the offering period or the fair market value per share on the last day of the offering period.

If the total number of shares of Class A common stock for which participants have elected to purchase on the last day of the offering period exceeds the maximum number of shares of Class A common stock available under the plan, the Board or the Compensation Committee will make a pro rata allocation of shares available for delivery and distribution in as nearly as uniform a manner as practicable, and the unapplied account balances will be returned to participants as soon as practicable following the last day of the offering period.

During an offering period, the amount of payroll deductions may not be changed. A participant may change the amount of payroll deductions for subsequent offerings by giving notice of such change to the Compensation Committee (in accordance with procedures established by the Compensation Committee) on or before the 15th day of the month immediately preceding the first day of the offering period for the offering for which such change is effective.

A participant may discontinue his or her participation in the plan by providing notice at any time before the end of an offering period. In addition, a participant’s payroll deductions will be discontinued to the extent required in connection with the participant’s hardship withdrawal under the rules of any plan, program or arrangement pursuant to which discontinuance of contributions to the plan may be required in connection with a participant’s hardship withdrawal. All amounts credited to the account of a participant who discontinues payroll deductions will be applied to the purchase of shares of Class A common stock in accordance with the regular terms of the plan, and no further payroll deductions will be made with respect to the participant. A participant who elects to discontinue payroll deductions during an offering period, including a discontinuation of payroll deductions resulting from a hardship withdrawal, will not be eligible to participate in the offering period next following the date on which the participant delivered a termination form to the Compensation Committee (in accordance with procedures established by the Compensation Committee).

Upon termination of employment, all amounts credited to a participant’s account will be delivered to the participant or his or her successor in interest (in the case of death).

No interest will be paid with respect to payroll deductions made or amounts credited to any account under the plan.

Transferability.    A participant’s rights under the plan may not be transferred or assigned to any other person during the participant’s lifetime. After shares have been issued under the plan and credited to a participant’s brokerage account under the plan, such shares may be assigned or transferred in the same manner as any other shares. However, the Board or the Compensation Committee may, in its discretion, require that participants satisfy a minimum holding period following the purchase of shares pursuant to the plan before those shares may be sold or transferred, and the Compensation Committee has established a mandatory one-year holding period with respect to shares purchased pursuant to the plan. The holding period will not apply to shares used to pay withholding taxes pursuant to the plan or to shares credited to the account of a participant who has terminated employment due to death or disability.

Amendment or Termination.    The plan does not automatically terminate on any particular date. However, the Board or the Compensation Committee has the right to amend, modify or terminate the plan at any time without notice. Upon any termination, all unapplied payroll deductions will be distributed to participants, and no amendment will affect the right of a participant to receive his or her proportionate interest in the shares of Class A common stock or unapplied payroll deductions. Shareholder approval will be obtained for a plan amendment if required by applicable law.

New Plan Benefits.    Because benefits under the plan depend on participants’ elections to participate in the plan and the fair market value of shares of Class A common stock at various future dates, it is not possible to determine future benefits that will be received by employees under the plan, and none of our executive officers or nonemployee directors are eligible to participate in the plan.

Federal Income Taxation

The following discussion is a summary of the material U.S. federal income tax consequences of participation in the plan.

Under the Code, a participant will not have taxable income upon the grant of a right to purchase shares under the plan. Upon purchase of shares under the plan, the participant will be required to include in income an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price, and NBCUniversal or the participant’s participating employer will be entitled to a corresponding tax deduction. If the shares are sold or exchanged, the participant’s basis in such shares will be increased by an amount equal to the amount includable in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition will be a capital gain or loss, either short-term or long-term, depending on the holding period for such shares.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE COMCAST-NBCUNIVERSAL 2011 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 4:    APPROVAL OF OUR 2002 RESTRICTED STOCK PLAN,

AS AMENDED AND RESTATED

Our 2002 Restricted Stock Plan was ratified by our Board on November 20, 2002 and approved by our shareholders on May 7, 2003, and it was most recently approved by our shareholders on May 13, 2009. We have used a substantial portion of the current authorized share pool under the plan for existing awards. In addition, as the result of substantial growth in the size and scope of our business and increases in the number of eligible employees due most recently to the closing of the NBCUniversal Transaction, we anticipate that we will have significant additional needs for shares to make long-term incentive grants over the next several years. As a result, on February 22, 2011, the Compensation Committee approved an amendment to our 2002 Restricted Stock Plan to increase the number of shares available for issuance under the plan from 74,000,000 to 96,500,000, subject to shareholder approval. In addition, on February 22, 2011, our Compensation Committee approved an extension of the expiration date of the plan from May 12, 2019 to May 11, 2021, subject to shareholder approval.

Our Board believes that the increased number of shares available for issuance under the plan represents a reasonable amount of potential additional equity dilution and allows us to continue awarding equity incentives, which are an important component of our compensation program as discussed below in “Executive Compensation — Compensation Discussion and Analysis — Elements and Mix of Our Compensation Program — Equity Based Incentive Compensation.” We expect to seek shareholder approval in the future for additional shares to continue the program.

Key Aspects of our 2002 Restricted Stock Plan

The following sets forth key aspects of the plan. A summary of the material features of the plan is provided in “Description of our 2002 Restricted Stock Plan” below.

•	The plan is administered by our Compensation Committee, which is composed entirely of independent directors.

•

Taken together, the proposed increases to the number of shares available for issuance under the plan and our 2003 Stock Option Plan, both of which have been approved by our Compensation Committee, subject to shareholder approval, represent approximately 2.8% of our Class A common shares, Class A Special common shares and Class B common shares outstanding (“CSO”) as of the close of business on December 31, 2010.

•

Taken together, the plan and our 2003 Stock Option Plan, as well as our 2002 Stock Option Plan and Broadband Adjustment Plan (under each of which shares remain outstanding but no additional shares may be granted), give rise to dilution of 9.1% of CSO as of December 31, 2010. Taken together, our run rate for 2010 (the percentage of CSO that were granted in 2010) was 1.5% of CSO as of December 31, 2010.

•	Approximately 11,600 employees received awards under the plan in 2010, including almost all exempt employees with an annual base salary of at least $74,400.

•

Annual awards granted under the plan in 2010 to our named executive officers generally were subject to a performance-based vesting metric as discussed in more detail below in “Executive Compensation — Compensation Discussion and Analysis — Elements and Mix of Our Compensation Program — Equity Based Incentive Compensation.”

•	For awards granted under the plan, dividends are not paid on the awards until the awards vest.

•

We have a stock ownership policy for our executive officers and non-executive employee directors. This policy is designed to increase the executives’ ownership stakes in our company and align their interests with the interests of our shareholders. Information on our stock ownership policy can be found below in “Executive Compensation — Compensation Discussion and Analysis — Emphasis on Long-Term Stock Ownership — Stock Ownership Guidelines.”

•

We have an incentive compensation recoupment policy that may require reimbursement by an executive officer or former executive officer of vested and unvested awards granted under the plan on or after March 1, 2007 if it is determined by our Board that gross negligence, intentional misconduct or fraud by such executive officer or former executive officer caused or partially caused the restatement of all or a portion of our financial statements. Information on our incentive compensation recoupment policy can be found below in “Executive Compensation — Compensation Discussion and Analysis — Other Considerations — Recoupment Policy.”

In accordance with applicable NASDAQ Global Select Market rules and to satisfy requirements under Section 162(m) of the Code, our Board is asking shareholders to approve the plan as so amended and restated. If the plan, as amended and restated, is not approved, we will not be able to make the proposed additional 22,500,000 shares available for issuance under the plan and the plan will expire on May 12, 2019; the plan will otherwise remain in effect.

In addition, in accordance with Section 162(m) of the Code, our Board is asking shareholders to reapprove the range of performance targets that our Compensation Committee may use in connection with the grant of awards under this plan. By obtaining this approval, any shares delivered pursuant to awards tied to objective, quantitative targets will be eligible to be treated as qualified performance-based compensation and will be deductible by us for federal income tax purposes until May 2016. If the plan is not approved, the plan will otherwise remain in effect but, beginning in 2013, we may not be able to treat as a deductible expense for federal income tax purposes grants of awards under the plan to certain of our executive officers, notwithstanding that they may be subject to the satisfaction of quantitative performance standards or to the individual award limit described below.

Description of our 2002 Restricted Stock Plan

The following is a summary of the material features of the plan, as amended and restated. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of our 2002 Restricted Stock Plan, which is attached to this proxy statement as Appendix B.

Types of Awards.    Awards of RSUs and restricted stock may be granted under the plan. However we have not granted, nor do we currently intend to grant, any restricted stock awards under the plan. Awards of RSUs are units valued by reference to shares of common stock that entitle a participant to receive, upon the settlement of the unit, one share for each unit. Awards of restricted stock are shares of common stock that are awarded subject to such restrictions on transfer as the Compensation Committee or Board may establish.

Eligibility.    Our employees and employees of our participating subsidiaries, as well as our nonemployee directors, are eligible to receive awards under the plan. Based on the Compensation Committee’s current grant guidelines, the number of employees, including our named executive officers, currently eligible to participate in the plan is approximately 10,700 and there are currently ten nonemployee directors. Currently, no individual may be awarded more than 2,000,000 RSUs or restricted shares in any calendar year.

Shares Subject to the Plan.    The aggregate maximum number of shares that may be issued pursuant to awards under the plan is currently 74,000,000 shares (which shares may be either shares of Class A common stock or shares of Class A Special common stock), subject to adjustment in the event of certain corporate events. Under the amended plan, the number of shares is 96,500,000. As of the close of business on December 31, 2010, of the current aggregate amount, approximately 43,495,000 shares of Class A common stock and 10,059,000 shares of Class A Special common stock had been issued or reserved for issuance under the plan. As of the close of business on December 31, 2010, approximately 30,768,000 RSUs were outstanding under the plan and 20,446,000 RSUs remained available for grant under the plan. Under the amended plan, the number of available RSUs would be approximately 42,946,000. Shares issued under the plan may be either treasury shares or originally issued shares. Rights to receive shares forfeited pursuant to the terms of an award will be available again for grant under the plan. As of March 8, 2011, the fair market value of a share of Class A common stock and Class A Special common stock was $25.56 and $24.10, respectively.

Term of the Plan.    Currently, no awards may be granted under the plan after May 12, 2019. Under the amended plan, no awards may be granted under the plan after May 11, 2021.

Administration.    The plan is administered by the Compensation Committee. The committee has the authority to determine who is eligible to participate in the plan, select individuals to whom awards will be granted, interpret the plan and prescribe and amend rules and regulations relating to the plan. Under the plan, the Compensation Committee may delegate its authority to any person, persons or committee. The Compensation Committee has retained the authority to grant, amend, interpret and administer awards to our executive officers, but it has delegated to a committee consisting of the Chair of the Compensation Committee and David L. Cohen, our Executive Vice President, the authority to grant, amend, interpret and administer awards to (i) any other employee of Comcast or our subsidiaries (not including NBCUniversal and its subsidiaries) who holds a position of “President” (or higher rank) of a division, subsidiary or affiliate or who holds a position of “Executive Vice President” (or higher rank) and whose principal business location is at one of our division headquarters; and (ii) any other employee of NBCUniversal and its subsidiaries who is classified by NBCUniversal as a high-level executive and has “total target annual compensation” of $2 million or more. For this purpose, “total target annual compensation” includes an employee’s (x) annualized base salary, (y) target short-term incentive bonus and (z) the target grant value of cash and equity grants under a long-term incentive plan for the year in which the grant is made. In addition, the Compensation Committee has delegated to Mr. Cohen the authority to grant, amend, interpret and administer awards to all remaining eligible employees.

Our Board is responsible for granting awards to nonemployee directors.

Terms of Awards.    The Compensation Committee determines the terms and conditions of each award granted to participants, including the vesting terms applicable to RSUs, as well as the restrictions applicable to shares underlying awards of restricted stock and the dates these restrictions lapse and the award vests. When an award vests, we may deliver to the participant a certificate for the number of shares or arrange for the recording of the participant’s ownership of the shares on a book entry recordkeeping system maintained on our behalf.

The Compensation Committee may condition the vesting of any award of RSUs or restricted shares upon the satisfaction of performance targets or goals as described below. The Compensation Committee is authorized to establish Company-wide, division-wide or individual goals, which may be quantitative performance standards or qualitative performance standards. The quantitative performance standards may include financial measurements, such as revenue, income, expense, operating cash flow, free cash flow, numbers of customers of or subscribers for various services and products offered by us or one of our divisions, customer service measurements and other objective financial or service-based standards relevant to our business as may be established by the Compensation Committee. The qualitative performance standards may include, but are not limited to, customer satisfaction, management effectiveness, workforce diversity and other qualitative performance standards relevant to our business. For each calendar year, any annual performance goal or goals will be established by the Compensation Committee by no later than the 90th day of the year. Any performance goals that are not annual will be established within the first quarter of the start of the applicable performance period. After the close of the calendar year, the Compensation Committee will determine whether the performance goal or goals have been satisfied. For a further discussion of our performance goals, see “Executive Compensation — Compensation Discussion and Analysis” below.

Our 2002 Non-Employee Director Compensation Plan provides that on each November 20, our Board will grant an award of RSUs to each nonemployee director having a fair market value of $125,000 on the date of grant. Nonemployee directors are also eligible to receive awards of RSUs upon commencement of service with us. These awards will have a fair market value ranging from $31,250 to $125,000 on the date of grant, depending on the date the nonemployee director commences service with us. Each award of RSUs is fully vested on the grant date.

Termination of Employment.    Except as otherwise provided by a retirement policy or in an applicable award or employment or other agreement, upon termination of employment, all awards that are then still subject to restrictions or that have not vested will be forfeited. Please see “Executive Compensation — Potential Payments upon Termination or Change in Control” for information on our retirement policy applicable to our named executive officers as it relates to the continued vesting of awards following retirement.

Deferral.    Each recipient of an award who qualifies under the terms of the plan has the right to defer and re-defer to a specified date the receipt of shares that may, subject to an award, vest in the future. Upon vesting, deferred shares are credited to a bookkeeping account. An award recipient who has elected to defer the receipt of shares may also make a “diversification election” of up to 40% of such shares, or such greater percentage if authorized by the Compensation Committee or any officer or committee of two or more officers to whom the committee has delegated such authority. The effect of making a diversification election is to cause a designated portion of the bookkeeping account to be treated as if it were invested in an interest-bearing account. For diversification elections made after December 31, 2009, the annual interest rate on amounts diversified is equal to that in our 2005 deferred compensation plan, which is currently 12%.

Withholding.    Unless otherwise determined by the Compensation Committee, tax liabilities incurred by employees in connection with the grant of an award or upon its vesting or settlement will be satisfied by our withholding a portion of the shares subject to the award that have a fair market value approximately equal to the minimum amount of taxes required to be withheld by us under applicable law. Subject to certain conditions specified in the plan, a recipient of an award may elect to have taxes withheld in excess of the minimum amount required to be withheld or may satisfy his or her tax withholding in cash.

Adjustments.    The aggregate number of shares under the plan, the class of shares as to which awards may be granted and the number of shares covered by each outstanding award are subject to adjustment in the event of a stock dividend, recapitalization or certain other corporate transactions.

Terminating Events.    In the event of our liquidation or a change in control of our company effected through a transaction or series of transactions in which an unaffiliated third party acquires share ownership such that the party has the ability to direct the management of our company, as determined by our Board in its sole discretion, the Compensation Committee may provide that upon consummation of such an event, any outstanding awards will vest in full or in part or that all RSUs or restricted stock that have been previously deferred will be transferred to the recipient.

Amendment or Termination.    The plan may be amended by our Board or the Compensation Committee and may be terminated by our Board at any time, provided that no award will be affected by any amendment or termination without the written consent of its recipient. Shareholder approval will be obtained for a plan amendment if it is determined to be required by or advisable under applicable law, regulation or NASDAQ Global Select Market rules.

New Plan Benefits.    Future grants of awards of RSUs or restricted stock, if any, that will be made to eligible employees are subject to the discretion of the Compensation Committee and, therefore, are not determinable at this time. The following table reflects awards of RSUs granted in 2010.

2010 Restricted Stock Unit Grants under our 2002 Restricted Stock Plan

Name and Position	Number of Shares Underlying Units
Brian L. Roberts Chairman of the Board, President and Chief Executive Officer	314,700
Michael J. Angelakis Executive Vice President and Chief Financial Officer	360,335
Stephen B. Burke Executive Vice President, Comcast and President and Chief Executive Officer, NBCUniversal	590,770
David L. Cohen Executive Vice President	195,175
Arthur R. Block Senior Vice President, General Counsel and Secretary	38,500
All executive officers as a group	1,876,880
All nonemployee directors as a group	61,270
Company employees other than executive officers, as a group	8,865,125

Federal Income Taxation

The following discussion is a summary of the material U.S. federal income tax consequences of RSUs granted under the plan.

The grant of an award of RSUs will not be a taxable event. The recipient of the award generally will recognize ordinary compensation income in each year in which the units vest in an amount equal to the fair market value of the shares of common stock received. A recipient’s basis for determining gain or loss on a subsequent disposition of these shares of common stock will be the amount the recipient must include in income when the units vest. Any gain or loss recognized on a disposition of the shares of common stock generally will be short-term or long-term capital gain or loss, depending on the length of time the recipient holds the shares.

A recipient who makes a proper election to defer the settlement of RSUs will not recognize income with respect to the units until the end of the deferral period. At the end of the deferral period, the recipient will recognize ordinary compensation income equal to the fair market value of the shares of common stock issued at that time.

Subject to Section 162(m) of the Code and our satisfaction of applicable reporting requirements, at the time income is recognized by a named executive officer who is a recipient of an RSU award, we will be entitled to a corresponding deduction. Under Section 162(m) of the Code, the deduction is available if, among other reasons, the compensation constitutes qualified performance-based compensation. One requirement to be qualified performance-based compensation is that the material terms of the performance goal or goals under which the compensation will be paid must be disclosed to and approved by our shareholders before the compensation is paid. In addition, if the Compensation Committee has authority to change the targets under a performance goal or goals after shareholder approval, the material terms of the performance goal or goals must be disclosed to and reapproved by shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholder approval was previously received. We received such re-approval on May 14, 2008, and are seeking such reapproval in this proxy statement. We expect to do so again periodically in the future.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF OUR 2002 RESTRICTED STOCK PLAN, AS AMENDED AND RESTATED.

PROPOSAL 5:    APPROVAL OF OUR 2003 STOCK OPTION PLAN,

AS AMENDED AND RESTATED

Our 2003 Stock Option Plan was adopted by our Board on February 26, 2003 and approved by our shareholders on May 7, 2003, and it was most recently approved by our shareholders on May 13, 2009. We have used a substantial portion of the current authorized share pool under the plan for existing awards. In addition, as the result of substantial growth in the size and scope of our business and increases in the number of eligible employees due most recently to the closing of the NBCUniversal Transaction, we anticipate that we will have significant additional needs for shares to make long-term incentive grants over the next several years. As a result, on February 22, 2011, the Compensation Committee approved an amendment to the plan to increase the number of shares available for issuance under the plan from 189,000,000 to 245,000,000, subject to shareholder approval. In addition, on February 22, 2011, the Compensation Committee approved an extension of the expiration date of the plan from May 12, 2019 to May 11, 2021, subject to shareholder approval.

Our Board believes that the increased number of shares available for issuance under the plan represents a reasonable amount of potential additional equity dilution and allows us to continue awarding equity incentives, which are an important component of our compensation program as discussed below in “Executive Compensation — Compensation Discussion and Analysis — Elements and Mix of Our Compensation Program — Equity Based Incentive Compensation.” We expect to seek shareholder approval in the future for additional shares to continue the program.

Key Aspects of our 2003 Stock Option Plan

The following sets forth key aspects of the plan. A summary of the material features of the plan is provided in “Description of our 2003 Stock Option Plan” below.

•	The plan is administered by our Compensation Committee, which is composed entirely of independent directors.

•

Taken together, the proposed increases to the number of shares available for issuance under the plan and our 2002 Restricted Stock Plan, both of which have been approved by our Compensation Committee, subject to shareholder approval, represent approximately 2.8% of CSO as of the close of business on December 31, 2010.

•

Taken together, the plan and our 2002 Restricted Stock Plan, as well as our 2002 Stock Option Plan and Broadband Adjustment Plan (under each of which shares remain outstanding but no additional shares may be granted), give rise to dilution of 9.1% of CSO as of December 31, 2010. Taken together, our run rate for 2010 (the percentage of CSO that were granted in 2010) was 1.5% of CSO as of December 31, 2010. As of the close of business on December 31, 2010, an aggregate of approximately 172,915,000 incentive and nonqualified stock options were outstanding under the plan, the 2002 Stock Option Plan and the Broadband Adjustment Plan, with a weighted average exercise price of $19.22 and a weighted average term of 5.5 years.

•	Approximately 10,200 employees received grants under the plan in 2010, including almost all exempt employees with an annual base salary of at least $74,400.

•

For grants in excess of 75,000 options, the award vests in installments over 9.5 years, generally vesting as follows: 30% on the second anniversary of the date of grant, 15% on each of the third through fifth anniversaries of the date of grant; 5% on each of the sixth through ninth anniversaries of the date of grant and 5% on the nine and one-half year anniversary of the date of grant. For grants of 75,000 or fewer options, the award vests in installments over five years, generally vesting as follows: 40% on the second anniversary of the date of grant and 20% on each of the third through fifth anniversaries of the date of grant.

•	No repricing of options is permitted without shareholder approval.

•	No discounted options may be granted under the plan.

•

The following shares may not again be made available for issuance under the plan: (i) shares not issued or delivered as a result of the net settlement of an outstanding option, (ii) shares used to pay the exercise price or withholding taxes related to an outstanding option, or (iii) shares repurchased on the open market with the proceeds of the option exercise price.

•

The per share cash payment amount for tandem cash rights provided under the plan is limited to not more than the fair market value of a share at the time of exercise over the fair market value of a share on the date of grant.

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We have a stock ownership policy for our executive officers and non-executive employee directors. This policy is designed to increase the executives’ ownership stakes in our company and align their interests with the interests of our shareholders. Information on our stock ownership policy can be found below in “Executive Compensation — Compensation Discussion and Analysis — Emphasis on Long-Term Stock Ownership — Stock Ownership Guidelines.”

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We have an incentive compensation recoupment policy that may require reimbursement by an executive officer or former executive officer of options granted under the plan on or after March 1, 2007 if it is determined by our Board that gross negligence, intentional misconduct or fraud by such executive officer or former executive officer caused or partially caused the restatement of all or a portion of our financial statements. Information on our incentive compensation recoupment policy can be found below in “Executive Compensation — Compensation Discussion and Analysis — Other Considerations — Recoupment Policy.”

In accordance with applicable NASDAQ Global Select Market rules, our Board is asking shareholders to approve the plan as so amended and restated. If the plan, as amended and restated, is not approved, we will not be able to make the proposed additional 56,000,000 shares available for issuance under the plan and the plan will expire on May 12, 2019, but the plan will otherwise remain in effect.

Description of our 2003 Stock Option Plan

The following is a summary of the material features of the plan, as amended and restated. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of our 2003 Stock Option Plan, which is attached to this proxy statement as Appendix C.

Types of Awards.    The plan provides for the grant of options to purchase shares. Options granted may be incentive stock options as defined under Section 422(b) of the Code (“ISOs”), although we have not issued any ISOs since 2003 and have no intention to do so. Options which do not qualify as ISOs and are referred to as nonqualified stock options (together with ISOs, “Options”) may also be granted under the plan. The plan also provides for the grant of tandem cash rights, which are rights to receive a cash payment of an amount per share determined by the Compensation Committee and specified in the Option document, in lieu of exercising a nonqualified stock option. The tandem cash right cash payment amount per share is limited to not more than the fair market value of a share at the time of exercise over the fair market value of a share on the date of grant. Although provided for under the plan, we have not granted, nor do we currently intend to grant, any such tandem cash rights under the plan. Individuals who receive Options are referred to as “Optionees.”

Eligibility.    Our employees and employees of our participating subsidiaries, as well as our nonemployee directors, are eligible to receive Options under the plan. Employees other than officers are eligible to receive tandem cash rights under the plan. ISOs may only be granted to employees of our company and our subsidiaries. Based on the Compensation Committee’s current grant guidelines, the number of employees, including our named executive officers, currently eligible to participate in the plan is approximately 10,700 and there are currently ten nonemployee directors. The maximum number of shares for which Options may be granted to any single individual in any calendar year is 15,000,000 shares, subject to adjustment in the event of certain corporate events.

Shares Subject to the Plan.    The aggregate number of shares that may be issued under the plan is currently 189,000,000 shares of Class A common stock, subject to adjustment in the event of certain corporate events. Under the amended plan, such number of shares is 245,000,000. As of the close of business on December 31, 2010, of this aggregate amount, approximately 138,640,000 shares had been issued or reserved for issuance under the plan. As of the close of business on December 31, 2010, approximately 50,360,000 Options remained available for grant under the plan. Under the amended plan, such number of available Options would be approximately 106,360,000. Shares deliverable under the plan may consist of either treasury shares or originally issued shares. If an Option granted under the plan expires or terminates without having been exercised in full, the shares subject to such Option will be available again for grant under the plan. Beginning on January 1, 2009, the following shares may not again be made available for issuance under the plan: (i) shares not issued or delivered as a result of the net settlement of an outstanding option, (ii) shares used to pay the exercise price or withholding taxes related to an outstanding option, or (iii) shares repurchased on the open market with the proceeds of the option exercise price. As of March 8, 2011, the fair market value of a share of Class A common stock was $25.56.

Term of the Plan.    Currently, the plan will terminate no later than May 12, 2019. Under the amended plan, the plan will terminate no later than May 11, 2021.

Administration.    The plan is administered by the Compensation Committee or any other committee or subcommittee designated by the Board, provided such committee or subcommittee is composed of two or more nonemployee members of the Board, each of whom is an “outside director” within the meaning of the Code. Currently, the Compensation Committee administers the plan. Under the plan, the Compensation Committee may delegate its authority to any person, persons or committee. The Compensation Committee has retained the authority to grant, amend, interpret and administer awards to our executive officers, but it has delegated to a committee consisting of the Chair of the Compensation Committee and David L. Cohen, our Executive Vice President, the authority to grant, amend, interpret and administer awards to (i) any other employee of Comcast or our subsidiaries (not including NBCUniversal and its subsidiaries) who holds a position of “President” (or higher rank) of a division, subsidiary or affiliate or who holds a position of “Executive Vice President” (or higher rank) and whose principal business location is at one of our division headquarters; and (ii) any other employee of NBCUniversal and its subsidiaries who is classified by NBCUniversal as a high-level executive and has “total target annual compensation” of $2 million or more. For this purpose, “total target annual compensation” includes an employee’s (x) annualized base salary, (y) target short-term incentive bonus and (z) the target grant value of cash and equity grants under a long-term incentive plan for the year in which the grant is made. In addition, the Compensation Committee has delegated to Mr. Cohen the authority to grant, amend, interpret and administer awards to all remaining eligible employees.

Our Board is responsible for granting awards to nonemployee directors.

The Compensation Committee has the authority to interpret the terms of the plan and make and amend rules relating to the plan. It also has the authority to select individuals to whom awards will be granted, to determine the terms and conditions of awards (other than the terms and conditions of Options granted to nonemployee directors, which terms will be determined by the Board) and to determine the number of shares issuable upon exercise of each Option. Under certain circumstances, the Compensation Committee may have the power to accelerate the exercise date of outstanding Options.

Exercise Price.    The exercise price for each Option will be determined by the Compensation Committee, but will not be less than 100% of the fair market value of a share on the date of grant for any Option. If an ISO is granted to a holder of more than 10% of the combined voting power of our company, the exercise price will be at least 110% of the fair market value of a share on the date of grant.

Method of Exercise.    Options will be exercisable in such manner as determined by the Compensation Committee. Payment of the exercise price for an Option may be made in cash; by certified check; by delivering or attesting to shares which meet the conditions specified in the plan; or, with respect to Options granted on or after February 28, 2007 and certain Options granted prior to February 28, 2007, by cashless exercise.

Limits on Exercisability.    No Option will be exercisable after the expiration of ten years from the date an Option is granted (five years with respect to an ISO held by an Optionee who is a 10% shareholder). Options will be exercisable at such times as determined by the Compensation Committee, but generally an Option will expire on the first to occur of: (i) 90 days after the date of a termination of employment for any reason other than disability, death or “Cause” (as defined in the plan); provided that the Compensation Committee may specify in the document governing the Option that an Option may be exercisable during a longer period after the Optionee ceases to be an employee, but in no event later than the expiration of the Option term specified in such document; (ii) one year after the date of termination of employment due to death or disability; or (iii) termination of employment for “Cause.” In the event of a termination for “Cause,” in addition to immediate termination of the Option, the Optionee, upon a determination by the Compensation Committee, will forfeit all shares resulting from the exercise of an Option for which we have not yet delivered stock, upon refund by us of the exercise price of the Option.

Cash Rights.    As described above, the plan provides that the Compensation Committee may, in its sole discretion, give an Optionee the right to receive a cash payment of an amount per share determined by the Compensation Committee and specified in the Option document, in lieu of exercising a nonqualified stock option. Such rights are subject to the same vesting, expiration and transferability terms as the Options to which they are attached. Tandem cash rights may only be granted in connection with Options and may not be exercised separately. Officers are not eligible to receive tandem cash rights under the plan.

Transferability.    In general, Options are not transferable by the Optionee except by will or by the laws of descent and distribution, and, during the lifetime of the Optionee, Options may be exercised only by the Optionee. However, the plan provides that the Compensation Committee may, in its discretion, provide that Options may be transferred to a Family Member (as defined in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933) of the Optionee, provided that such transfer is without consideration.

Termination of Employment.    Except as otherwise provided by a retirement policy or in an applicable award or employment or other agreement, upon termination of employment, all awards that are then still subject to restrictions or that have not vested will be forfeited. Please see “Executive Compensation — Potential Payments upon Termination or Change in Control” for information on our retirement policy applicable to our named executive officers as it relates to the continued vesting and exercisability of awards following retirement.

Withholding.    Unless otherwise determined by the Compensation Committee, generally any tax liabilities incurred by employees in connection with the exercise of a nonqualified stock option will be satisfied by our withholding a portion of the shares underlying the Option that have a fair market value approximately equal to the minimum amount of taxes required to be withheld by us under applicable law. Subject to certain conditions specified in the plan, an Optionee may elect to have taxes withheld in excess of the minimum amount required to be withheld or may satisfy his or her tax withholding in cash. Tax liabilities incurred in connection with the exercise of an ISO will be satisfied by the Optionee’s payment to us of an amount in cash equal to all taxes required to be withheld, unless otherwise determined by the Compensation Committee.

Adjustments.    If shares are exchanged for a different number or kind of shares of our company through merger, recapitalization, stock dividend, stock split or other similar capital adjustments, the Board will make such adjustments as it deems appropriate. The Board’s determination will be binding for all purposes of the plan. The Board or Compensation Committee may not reduce the exercise price of an outstanding Option without shareholder approval, except as described in this paragraph.

Terminating Events.    In the event of our liquidation or a change in control of our company effected through a transaction or series of transactions in which an unaffiliated third party acquires share ownership such that this party has the ability to direct the management of our company, as determined by the Board in its sole discretion, the Compensation Committee may provide that the Option will become exercisable in full or we may provide that an Optionee must exercise any then-exercisable Options or forfeit such Options.

Amendment or Termination.    The plan may be amended by our Board or the Compensation Committee and may be terminated by our Board at any time, provided that amendments to change the class of individuals eligible to receive ISOs, extend the expiration date of the plan, decrease the minimum exercise price of an ISO or increase the maximum number of shares for which Options may be granted (other than as a result of adjustments due to certain corporate events) are not effective unless shareholder approval is obtained within twelve months before or after such action. Shareholder approval will be obtained for a plan amendment if it is determined to be required by or advisable under applicable law, regulation or NASDAQ Global Select Market rules.

New Plan Benefits.    Future grants of Options, if any, that will be made to eligible employees are subject to the discretion of the Compensation Committee and, therefore, are not determinable at this time. The following table reflects awards of Options granted in 2010.

2010 Option Grants under our 2003 Stock Option Plan

Name and Position	Number of Options
Brian L. Roberts	1,158,000
Chairman of the Board, President and Chief Executive Officer
Michael J. Angelakis	705,400
Executive Vice President and Chief Financial Officer
Stephen B. Burke	933,000
Executive Vice President, Comcast and President and Chief Executive Officer, NBCUniversal
David L. Cohen	547,800
Executive Vice President
Arthur R. Block	141,800
Senior Vice President, General Counsel and Secretary
All executive officers as a group	4,079,200
All nonemployee directors as a group	—
Company employees other than executive officers, as a group	27,204,520

Federal Income Taxation

The following discussion is a summary of the material U.S. federal income tax consequences of Options granted under the plan.

Nonqualified Options.    The grant of a nonqualified option will not be a taxable event. The Optionee generally will recognize ordinary income upon exercise of the nonqualified Option, in an amount equal to the excess of the fair market value of the shares received at the time of exercise (including option shares withheld by us to satisfy tax withholding obligations) over the exercise price of the nonqualified Option, and we will be allowed a deduction in this amount.

Upon disposition of the shares received upon exercise, the Optionee will recognize long-term or short-term capital gain or loss, depending upon the length of time he or she held such shares. The amount of long-term or short-term capital gain or loss recognized by the Optionee upon disposition of the shares will be an amount equal to the difference between the amount realized on the disposition and the Optionee’s basis in the shares (which basis is ordinarily the fair market value of the shares on the date the Option was exercised).

Special tax rules may apply if an Optionee uses previously owned shares to pay the exercise price of an Option.

Incentive Stock Options.    Neither the grant nor the exercise of an ISO will be a taxable event, except that the alternative minimum tax may apply at the time of exercise. The Optionee will recognize long-term capital gain or loss on a disposition of shares acquired upon exercise of an ISO provided the Optionee does not dispose of such shares within two years from the date the ISO was granted and within one year after the shares were transferred to the Optionee. For purposes of determining such gain or loss, the Optionee’s basis in such shares will, in general, be the exercise price of such Option. If the Optionee satisfies both of the holding periods described above, then we will not be allowed a deduction by reason of the exercise of the ISO.

If the Optionee disposes of the shares acquired upon exercise before satisfying the holding period requirements discussed above (a “disqualifying disposition”), his or her gain recognized on the disqualifying disposition will be taxed as ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise and exercise price of such Option, and we will be entitled to a deduction in this amount. The gain (if any) in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the recipient held the shares.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF OUR 2003 STOCK OPTION PLAN, AS AMENDED AND RESTATED.

PROPOSAL 6:    ADVISORY VOTE ON EXECUTIVE COMPENSATION

The following proposal gives our shareholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as disclosed below under “Executive Compensation.” We are providing this vote as required by Section 14A of the Exchange Act. As more fully described in “Executive Compensation — Compensation Discussion and Analysis,” we seek to offer the types and amounts of compensation that will serve to attract, motivate and retain the most highly qualified executive officers and provide these officers with the opportunity to build a meaningful ownership stake in our company, consistent with our position in the business landscape, the great importance we place on the quality and consistency of our senior management in achieving results that build long-term shareholder value and the significance we attach to using compensation as a tool in talent management. Accordingly, we are asking our shareholders to vote “FOR” the adoption of the following resolution:

“RESOLVED, that the compensation paid to Comcast Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

While we intend to carefully consider the voting results of this proposal, the vote is advisory in nature and therefore not binding on us or our Board. Our Board and Compensation Committee value the opinions of all of our shareholders and will consider the outcome of this vote when making future compensation decisions for our named executive officers.

FOR THESE REASONS, OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 7:    ADVISORY VOTE ON FREQUENCY OF VOTE ON EXECUTIVE COMPENSATION

The following proposal gives our shareholders the opportunity to vote, on an advisory basis, on the frequency with which we include in our proxy statement an advisory vote to approve the compensation of our named executive officers. By voting on this proposal, shareholders may indicate whether they prefer that we seek an advisory vote every one, two or three years. Pursuant to Section 14A of the Exchange Act, we are required at least once every six years to hold an advisory shareholder vote to determine the frequency of the advisory shareholder vote on executive compensation.

After careful consideration of this proposal, our Board has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for us and therefore recommends a vote “EVERY THREE YEARS.” Our Board believes that a triennial vote more closely mirrors the long-term nature of our compensation program and will discourage short-term thinking and, as a result, a shareholder’s analysis of our performance and compensation practices would be more fully informed when viewed over a three-year period. Robert Greenfield, CEO of the Nasdaq OMX, argues that a vote on executive compensation should occur every three years, noting, “The key is making sure that the vote lines up with the trend towards encouraging paying for long-term performance and discouraging paying for the ‘arrow in flight.’” (‘Say on Pay’? Sure, But How Often?, Opinion Letter to the Wall Street Journal, January 19, 2011.) Moreover, allowing more time in between the advisory votes on executive compensation would provide a greater opportunity for our Board to engage in meaningful analysis of any compensation issues and consideration of any shareholder concerns.

You may cast your vote on your preferred voting frequency by selecting the option of holding an advisory vote on executive compensation “every one year,” “every two years,” or, as recommended by the Board, “every three years,” or you may “abstain.” Your vote is not intended to approve or disapprove the recommendation of the Board. Rather, we will consider the shareholders to have expressed a preference for the option that receives the most votes.

While we intend to carefully consider the voting results of this proposal, the vote is advisory in nature and therefore not binding on us or our Board. Our Board values the opinions of all of our shareholders and will consider the outcome of this vote when making future decisions on the frequency with which we will hold an advisory vote on executive compensation.

FOR THESE REASONS, OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE ADVISORY VOTE ON EXECUTIVE COMPENSATION BE CONDUCTED “EVERY THREE YEARS.”

SHAREHOLDER PROPOSALS

We received the following two shareholder proposals. The proponent of each proposal has represented to us that the proponent has continuously held at least $2,000 in market value of Class A common stock for at least one year and will continue to hold these securities through the date of the annual meeting of shareholders. To be voted upon at our 2011 annual meeting of shareholders, the proponent of a proposal, or a representative of the proponent qualified under Pennsylvania law, must attend the meeting to present the proposal.

For each of the shareholder proposals, other than adding a brief title for the proposal, we have included the proposal and shareholder’s supporting statement exactly as we received it. Following each proposal, we explain why our Board recommends a vote AGAINST the proposal.

PROPOSAL 8:    TO PROVIDE FOR CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS

The following proposal and supporting statement were submitted by Evelyn Y. Davis, 2600 Virginia Ave., N.W. Suite 215, Washington, DC 20037, who has advised us that she holds 500 shares of our Class A common stock.

RESOLVED: “That the stockholders of Comcast, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.”

REASONS: “Many states have mandatory cumulative voting, so do National Banks.”

“In addition, many corporations have adopted cumulative voting.”

“If you AGREE, please mark your proxy FOR this resolution.”

Company Response to Shareholder Proposal

We oppose this proposal because we do not believe cumulative voting is in the best interests of our company and our shareholders. The Governance and Directors Nominating Committee, which is responsible for identifying and recommending qualified individuals for director nomination, consists solely of independent nonmanagement directors. This ensures that the Board will continue to exercise independent judgment and remain accountable to all of our shareholders, rather than to a particular group. The current Board is committed to continuing its strong oversight of management and progressive corporate governance practices, which include such safeguards as an annually elected Board, a substantial majority of independent directors, a highly effective independent Presiding Director, key Board committees composed exclusively of independent directors and fully transparent corporate governance guidelines and committee charters.

Cumulative voting could impair the effective functioning of the Board by electing a director obligated to represent the interests of an individual or group of shareholders rather than all of our shareholders. For example, in the case of a contested election at a company with a 12-member board (which we will have effective as of the date of the annual meeting), a shareholder or group of shareholders holding just 8% of the voting interests in our company would be able to single-handedly elect a director by cumulating votes in favor of that director. A director elected by a particular minority shareholder or group could face a conflict between the fiduciary duty owed to shareholders as a whole and the allegiance the director will likely feel to the particular shareholder or group that elected him or her, particularly if the director has an affiliation with that shareholder or group. We are concerned that any director elected by such a limited constituency may have difficulty fulfilling his or her fiduciary duty of loyalty to us and all of our shareholders. Our Board believes that these potential conflicts might create factionalism and undermine the ability of Board members to work effectively for the best interests of all shareholders and not a selected few.

FOR THESE REASONS, OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THIS PROPOSAL.

PROPOSAL 9:    TO REQUIRE THAT THE CHAIRMAN OF THE BOARD NOT BE A CURRENT OR FORMER EXECUTIVE OFFICER

The following proposal and supporting statement were submitted by the AFL-CIO Reserve Fund, 815 Sixteenth Street, N.W., Washington, DC 20006, which has advised us that it holds 2,171 shares of our Class A common stock.

RESOLVED: That shareholders of Comcast Corporation (the “Company”) urge the Board of Directors (the “Board”) to take the steps necessary to amend the Company’s articles of incorporation to require that an independent director, who has not previously served as an executive officer of the Company, be its Chairman.

The policy should be implemented so as not to violate any contractual obligations. The policy should also specify the process for selecting a new independent Chairman if the current Chairman ceases to be independent between annual meetings of shareholders; or if no independent director is available and willing to serve as Chairman.

Supporting Statement

We believe it is the responsibility of the Board to protect shareholders’ long-term interests by providing independent oversight of management in directing the Company’s business and affairs. In our opinion, the designation of a presiding director is not an adequate substitution for an independent Chairman of the Board. We believe an independent Chairman can enhance investor confidence in our Company and strengthen the independent leadership of the Board.

The Company’s articles of incorporation personally name Brian Roberts as Chairman of the Board. We believe that this unique provision — combined with the Company’s dual class stock that provides Brian Roberts a non-dilutable one-third vote despite owning less than one percent of all of the Company’s outstanding voting shares — reduces management’s accountability to shareholders.

The Chairmen’s Forum, an organization of non-executive board chairmen, has called on North American public companies to voluntarily adopt independent chairmanship as the default model. An independent Chairman “curbs conflict of interest, promotes oversight of risk, manages the relationship between the board and the CEO, serves as a conduit for regular communication with shareowners, and is a logical next step in the development of an independent board.” (Millstein Center for Corporate Governance and Performance, Yale School of Management, Chairing the Board: The Case for Independent Leadership in Corporate North America, 2009.)

In our view, when the CEO serves as Chairman, this arrangement may hinder the ability of the Board to monitor the CEO’s performance and to provide the CEO with objective feedback and guidance. Andrew Grove, former Chairman and CEO of Intel Corporation, has stated: “The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he’s an employee, he needs a boss, and that boss is the board. The Chairman runs the board. How can the CEO be his own boss?” (Jeffrey E. Garten, Don’t Let the CEO Run the Board Too, Business Week, November 11, 2002).

We urge you to vote FOR this resolution.

Company Response to Shareholder Proposal

Our Board believes that we and our shareholders are best served by having Brian L. Roberts serve as Chairman and Chief Executive Officer. Our Board also believes that Board independence and oversight of management are effectively maintained through the Board’s current composition, our Board committees’ structure and composition and our Presiding Director, who is an independent director appointed annually by the Board after being recommended by the Governance and Directors Nominating Committee. Furthermore, having one individual perform the role of Chairman and Chief Executive Officer is both consistent with the practice of many major companies and not restricted or prohibited by current laws (including the Sarbanes-Oxley Act of 2002 and recently promulgated SEC regulations).

If all of our nominees for director are elected at the annual meeting of shareholders, only two of the twelve members of the Board will be our employees, and all of our Board committees, other than the Finance Committee, will consist entirely of independent directors. Therefore, there are ample outside directors to offer critical review of management plans. Moreover, our Presiding Director, among other things and as more fully described above under “Proposal 1: Election of Directors — About our Board and its Committees — Presiding Director,” presides over executive sessions of our independent directors and reviews and suggests topics for discussion and presentation at our Board meetings. Furthermore, Mr. Roberts has his performance evaluated annually by our Compensation Committee in accordance with its charter, as well as by our independent directors in an executive session in accordance with our corporate governance guidelines.

Our directors, including the Chairman, are also bound by fiduciary obligations under law to act in a manner that they believe to be in our best interests and the best interests of our shareholders. Separating the offices of Chairman and Chief Executive Officer would not serve to augment or diminish this fiduciary duty.

Rather, our Board believes that Mr. Roberts, in his capacities as Chairman and Chief Executive Officer, serves as a bridge between the Board and management and provides critical leadership for carrying out our strategic initiatives and confronting our challenges.

While our articles of incorporation no longer require that Mr. Roberts serve as our Chief Executive Officer and Chairman, our Board believes that permitting Mr. Roberts to continue to serve in both roles is in the best interests of our company. The Board does not believe it should be constrained by an inflexible, formal requirement that the offices of Chairman and Chief Executive Officer be separated. We and our shareholders are best served by maintaining the flexibility to have the same individual serve as Chairman and Chief Executive Officer, based on what is in the best interests of our company at a given point in time.

Our Board believes that the adoption of a policy requiring the election of a non-management Chairman of the Board would not enhance its independence or performance and is not in the best interests of our shareholders.

FOR THESE REASONS, OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THIS PROPOSAL.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This discussion and analysis describes our executive compensation philosophy, process, plans and practices, and gives the context for understanding and evaluating the more specific compensation information relating to 2010 contained in the tables and related disclosures that follow.

Executive Summary

We are a leading provider of video, high-speed Internet and phone services (“cable services”) to residential and business customers in the United States, offering a variety of entertainment, information and communications products and services. As of December 31, 2010, our cable systems served approximately 22.8 million video customers, 17.0 million high-speed Internet customers and 8.6 million phone customers and passed over 51 million homes and businesses in 39 states and the District of Columbia.

In January 2011, we formed a joint venture with General Electric Company, in which the businesses of NBC Universal and certain of our program and sports networks and entertainment-based Internet sites were contributed to a new subsidiary, NBCUniversal, that we control and manage (the “NBCUniversal Transaction”), materially expanding the number, size and complexity of the businesses we operate. NBCUniversal is a leading media and entertainment company that develops, produces and distributes entertainment, news, sports and other content to global audiences. Unless otherwise stated, all references herein to our businesses, operations and industries do not include the businesses, operations and industries of NBCUniversal, since we did not control NBCUniversal in 2010.

We operate our businesses in an intensely competitive, extensively regulated and rapidly changing and complex technological environment. Our strategy of differentiating our products and services requires us to continuously improve the quality and value of our offerings by consistently introducing new and advanced features, products and services. Our cable services customer base and market capitalization, as well as our annual capital expenditure and total debt levels, rank us among the largest companies in our industries and in the country. We sell our cable services primarily to consumers, exposing our revenues to the risks of decline in consumer spending and demand.

Our ability to attract and retain the highest caliber executive talent in the marketplace is a key to continuing our long-term track record of strong financial performance, particularly in light of these extraordinary challenges. We have been recognized within our industries as having one of the best and most stable senior management teams of any company over the years. Our compensation practices are a major factor in our success in attracting and retaining the talent necessary to achieve our goals.

Consistent with this view of our position in the business landscape, the great importance we place on the quality and consistency of our senior management in achieving results that build long-term shareholder value and the significance we attach to using compensation as a tool in talent management, we seek to offer those types and amounts of compensation that will serve to attract, motivate and retain the most highly qualified executive officers and key employees and provide these employees with the opportunity to build a meaningful ownership stake in our company.

Overview of Our Compensation Program Philosophy and Process

The Compensation Committee is responsible for approving the nature and amount of compensation paid to, and the employment and related agreements entered into with, our executive officers, and, for all of our employees, overseeing our cash bonus and equity-based plans, approving guidelines for grants of awards under these plans and determining and overseeing our compensation and benefits policies generally.

Each year the Compensation Committee reviews the nature and amounts of all elements of the named executive officers’ compensation, both separately and in the aggregate, using comprehensive tally sheets that include the current value of outstanding stock option and RSU awards (as compared to their grant date value) and deferred compensation account balances. The Compensation Committee also reviews compensation data from peer groups and surveys and takes into account our prior year performance (including as compared to the prior year performance of our peer groups). The Compensation Committee as well reviews each element of each named executive officer’s compensation for internal consistency. As described below under this caption, in 2010, the Compensation Committee continued its use of various analyses in reviewing its overall philosophy and making specific compensation determinations.

In determining individual compensation, the Compensation Committee assesses each named executive officer’s responsibilities and roles with respect to overall corporate policy-making, management, operations and administration, and the importance of retaining the named executive officer. The Compensation Committee also evaluates each named executive officer’s prior year performance, both in terms of his contribution to our performance and as compared to his individual performance goals (as to the latter item, each year the Compensation Committee agrees on specific factors to be used in evaluating Mr. Brian L. Roberts, our Chairman, President and Chief Executive Officer).

The Compensation Committee’s objectives in this process are to ensure that both total compensation and its individual components are strongly competitive with respect to the companies in our peer groups, there is a significant portion of total compensation that is performance based, there is an appropriate balance in performance-based compensation between short-term cash-based and long-term equity-based components, the compensation program aligns the interests of our executives with our shareholders and the program does not contain incentives to take inappropriate business risks.

Following these reviews and assessments, and with these goals in mind, the Compensation Committee determines what it believes to be an appropriate current year compensation package for each named executive officer. This process is subjective and involves the exercise of discretion and judgment. While the Compensation Committee considers the various quantitative data described in this discussion and analysis, it does not use a mathematical or other formula in which stated factors or their interrelationship are quantified and weighted (either in general or as to each named executive officer).

Also, from time to time, during the year the Compensation Committee may adjust the compensation of a named executive officer on account of extraordinary performance, unanticipated additional responsibilities, an employment agreement renewal or extension or other circumstances. From the beginning of negotiations in 2009 through closing in January 2011, the named executive officers devoted significant amounts of time with respect to the NBCUniversal Transaction, including with respect to transition planning and regulatory reviews. The Compensation Committee considers these efforts as being the type of extraordinary performance worthy of such compensation adjustments.

As has been the case for the last several years, in doing its work with respect to determining 2010 compensation, the Compensation Committee directed Mercer, the Company’s compensation consultant, with respect to the various compensation analyses it performed. Mercer, however, does not recommend or determine compensation levels or elements, performance targets or compensation plan design. Each year, the Compensation Committee reviews our various engagements of Mercer and its affiliates (and the related fees) to assure it of Mercer’s objectivity with respect to its work for the Compensation Committee. The Compensation Committee’s review addresses both: (i) the basis for selecting Mercer or any of its affiliates for a particular engagement; and (ii) the mechanisms in place at Mercer to ensure objectivity in performing its executive compensation consulting services. See “Proposal 1: Election of Directors — About our Board and its Committees — Committees of our Board — Compensation Committee” for information on Mercer’s services and fees in 2010.

In November 2008, the Compensation Committee directly engaged Independent Compensation Committee Adviser (“ICCA”) as an additional consultant to assist with respect to the Compensation Committee’s 2009 compensation deliberations. The Compensation Committee asked ICCA to review and comment on, and make any recommendations for changes to: (i) the peer groups used for comparing compensation and performance data; and (ii) the compensation program for the named executive officers, including by analyzing the congruence of the components of the program with the Compensation Committee’s philosophy and by suggesting additional analyses for Mercer to conduct. As a result of ICCA’s work, the Compensation Committee requested that Mercer perform a variety of supplemental analyses. These analyses were taken into account by the Compensation Committee in making its determinations with respect to the appropriate peer groups as well as the compensation program for the named executive officers for 2009 and 2010. The Compensation Committee will consider retaining an additional consultant from time to time as a means of periodically reviewing Mercer’s work to ensure that the Compensation Committee remains current in its understanding and evaluation of developments and trends in executive compensation. The Compensation Committee did not retain ICCA (or any other additional advisor) for 2010.

Mercer provided the following analyses for 2010: a peer group assessment; a proxy pay analysis (comparing named executive officer compensation to proxy statement data for executives holding comparable positions in our peer group companies); a compensation survey analysis (analyzing named executive officer compensation against that of executives holding comparable positions in broad groups of companies in non-customized published surveys); a pay mix analysis (analyzing components of pay compared to other components (e.g., fixed vs. variable, cash vs. equity-based, short-term vs. long-term), and how this mix has changed over time); an analysis of share dilution resulting from, and annual usage rates in, our equity-based compensation plans; a compensation sharing analysis (analyzing the portion of our cash flow that is used for named executive officer compensation); a historical performance analysis (comparing our performance relative to our peer group companies with respect to growth in operating cash flow, free cash flow, earnings per share and revenues); and a correlation to shareholder value analysis (evaluating the relationship of operating cash flow growth, free cash flow growth, earnings per share growth and revenue growth to total shareholder returns, as compared to our peer group companies).

Our Named Executive Officers for 2010

Our named executive officers for 2010 are Mr. Roberts, Mr. Michael J. Angelakis (our Executive Vice President and Chief Financial Officer), Mr. Stephen B. Burke (our Executive Vice President), Mr. David L. Cohen (our Executive Vice President) and Mr. Arthur R. Block (our Senior Vice President, General Counsel and Secretary). Mr. Burke was President of our Cable Division through March 2010, when he relinquished his day-to-day responsibilities in that role to dedicate his full time to his role as our Chief Operating Officer, in recognition of his leading the transition planning and post-closing integration efforts relating to the NBCUniversal Transaction, and having supervisory responsibility for operations of both the Cable Division and our former program networks. Following the closing of the NBCUniversal Transaction in January 2011, Mr. Burke, who remains our Executive Vice President, relinquished his role as our Chief Operating Officer to allow him to fulfill his new responsibilities as President and Chief Executive Officer of NBCUniversal.

Use of Compensation and Performance Data

As described above under “— Overview of Our Compensation Program Philosophy and Process,” the Compensation Committee uses data disclosed in SEC filings and contained in published surveys to inform its judgment, by comparing: (i) our compensation levels to those of named executive officers of our competitors for executive talent, customers and capital; and (ii) our financial performance to that of the same competitors.

We believe that these competitors are comprised of companies in, as well as outside, the cable and communications industries, resulting in a broader range of companies than those with which we are often compared by analysts and others for stock performance purposes (in which the focus is only on competition for capital). For example, the companies with which the Compensation Committee compares named executive officer compensation levels is a broader group than the companies included in the peer group index in the stock performance graph contained in our Annual Report on Form 10-K.

In 2010, the Compensation Committee reviewed its prior peer group determinations and confirmed its prior conclusion that three separate groups of companies each represented one or more meaningful aspects of our profile and that the use of three peer groups lends value to the Compensation Committee’s deliberations, especially since our lines of business did not materially change during 2009. In addition, the Compensation Committee believes that it would not be useful to consolidate the three peer groups into a single group because the practices and outcomes that are unique to each group would be lost. Accordingly, as in the last several years, the following peer groups were used in 2010 as sources for comparative compensation and performance data: (i) companies in the entertainment/media industry (CBS Corporation, News Corporation, Time Warner Inc., Viacom Inc. and The Walt Disney Company); (ii) companies in the transmission/distribution industry (AT&T Inc., DIRECTV, Qwest Communications International Inc., Sprint Nextel Corporation, Time Warner Inc. and Verizon Communications Inc.); and (iii) general industry companies having comparable revenues and total market capitalization (3M Company, Abbott Laboratories, American Express Company, Apple Inc., Bristol-Myers Squibb Company, Cisco Systems, Inc., The Coca-Cola Company, Eli Lilly & Company, Exelon Corporation, Google Inc., Intel Corporation, Kraft Foods Inc., McDonald’s Corporation, Merck & Co. Inc., MetLife, Inc., Occidental Petroleum Corporation, Oracle Corporation, Pepsico, Inc., Pfizer Inc., Schlumberger N.V., The Southern Company, Target Corporation, Time Warner Inc., U.S. Bancorp, United Parcel Service, Inc., United Technologies Corporation, The Walt Disney Company and Wyeth Pharmaceuticals). The peer group companies named above reflect changes from 2009 as a result of the annual review by Mercer of merger activity and other changes in size or lines of business.

Among the three peer groups, the Compensation Committee pays particular attention to the entertainment/media peer group because of its special relevance with respect to competition for executive talent. The business expertise of employees in that industry is highly correlated to our needs: our principal business is content distribution (meaning we are one of the world’s largest buyers and licensees of content). We also owned and managed several program and sports networks and entertainment-based Internet sites (now owned by NBCUniversal), and own one of the largest broadband Internet portals (meaning we are a substantial seller and licensor of content as well). It is also increasingly the case that traditional content providers in the entertainment/media industry are looking for new ways to distribute content, both directly to consumers through the Internet and indirectly through alliances with wireless companies and video distributors. Following the closing of the NBCUniversal Transaction, we are a much more significant direct participant in the entertainment/media industry as a major content producer and licensor. For all of these reasons, our executives are attractive candidates to entertainment/media companies, in addition to such companies’ executives being attractive to us.

Comparisons for Mr. Roberts were made to peer chief executive officers. Comparisons for Mr. Angelakis were made to peer chief financial officers and by ordinal rank (i.e., the position in the “Summary Compensation Table for 2010” beginning on page 54). Comparisons for Mr. Burke were made to peer chief operating officers and by ordinal rank. Comparisons for Mr. Cohen were made by ordinal rank and, where available, to peer chief administrative officers. Comparisons for Mr. Block were made to peer general counsels and by ordinal rank.

As a result of its strong belief in the importance of using compensation as a tool to attract and retain the best senior executives, in reviewing peer group data the Compensation Committee targets compensation to be competitive with the entertainment/media peer group and at the 75th percentile for the communications and general industry peer groups. In the Compensation Committee’s view, it is appropriate for a company that has as its goal a high level of performance relative to its peers to set high reference points for its executive compensation targets. The compensation we deliver varies among the groups, and the individual companies within a group, in its relationship to the reference points. Our named executive officers’ total compensation for 2010 met or exceeded the reference points in most cases, with the exception of Mr. Block. Because only half of the peer group companies have general counsels listed as one of their named executive officers, proxy statement data reflect the highest paid general counsels in the market. For this reason, the survey analysis described below is more reflective of overall general counsel pay and is the primary reference point for Mr. Block’s total compensation. Against this reference point, Mr. Block’s total compensation is in the upper quartile.

In addition to the three peer groups, for selected analyses — including validating the use of metrics in our cash bonus plan and assessing the alignment of our pay levels and financial performance — Mercer also analyzed our positioning against a cable/satellite peer group. This group consists of companies in the cable and satellite industry (Cablevision Systems Corporation, DISH Network Corporation, DIRECTV, Liberty Global, Inc., Mediacom Communications Corporation, Time Warner Cable Inc., Shaw Communications Inc. and Virgin Media Inc.) This group was used as a reference for performance comparisons because it reflects a core part of our businesses, even though for pay magnitude purposes it is not meaningful.

As a secondary means to inform its judgment, the Compensation Committee reviewed a Mercer compensation survey analysis in which base salary, total cash compensation (base salary plus target annual cash bonus) and total direct compensation (total cash compensation plus equity-based compensation) for each named executive officer were measured against published compensation survey data for functionally comparable positions among broad groups of companies of similar size to us. The Compensation Committee did not use this Mercer analysis, or any of the surveys included in this Mercer analysis, to benchmark our named executive officer compensation, but instead it used the analysis to understand the current compensation practices for comparable job functions of a broad view of companies across varied industry lines but with revenue sizes that are within a range close to ours. This analysis indicated that our named executive officers’ total compensation was relatively high, consistent with the Compensation Committee’s philosophy as stated above of correlating its goals of achieving high Company performance and attracting and retaining the highest quality executives with its executive compensation outcomes.

In determining total compensation levels for the named executive officers, the Compensation Committee also considered our prior year performance. Despite the continued weak economy and intensifying competition, in 2009 we delivered healthy growth in revenue and operating cash flow, added meaningful numbers of customers, generated substantial free cash flow and returned significant capital to shareholders through stock repurchases and a quarterly cash dividend. In addition, the Compensation Committee noted that we achieved these results while continuing the successful management of our balance sheet, allowing us liquidity and access to capital when needed during the year and avoiding any near or medium-term risk associated with debt repayment requirements.

Also, and importantly, in addition to the successful management of our cable services business as described above, our named executive officers successfully managed the many challenges of advancing the NBCUniversal Transaction from its signing in December 2009 to its closing in January 2011. As compensation decisions for 2010 were being made early in the year, the Compensation Committee took into account the significant additional efforts that had been begun by, and would be needed from, our named executive officers to develop and implement the strategies to accomplish transition planning, obtain the required regulatory approvals and close the transaction.

With respect to comparative financial performance, Mercer conducted an analysis of our performance relative to our peer groups using various financial metrics as well as total shareholder return, in each case over one year and longer periods of time. In general, the Compensation Committee’s expectation is that our performance as compared to our peers over time should be consistent with its strongly competitive compensation philosophy. Over the past several years, our operating cash flow growth has generally fallen in the top half of our peers, as has our revenue growth. For the most recent one-year period, performance with respect to free cash flow was in the top quartile of our peers. Comparisons could not readily be made for free cash flow growth for periods beyond one year (due to lack of data) or earnings per share growth (due to many years of negative earnings by various companies). The analysis indicated that while we allocate a relatively high portion of operating cash flow and free cash flow to pay named executive officers’ annual incentives and total compensation, it is directionally aligned with our performance relative to our peers.

The results of the peer group and compensation survey analyses, as well as the other analyses referred to above, are considered important by the Compensation Committee. However, the Compensation Committee does not make any determination of, or change to, compensation in reaction to market data alone, but rather uses this information as one of several considerations to inform its judgment and put its experience in context in determining compensation levels (and when to change compensation levels).

Elements and Mix of Our Compensation Program

Our executive compensation program for our named executive officers includes the following key components: cash base salary; annual (short-term) cash bonus (which generally is performance based because earning the bonus is contingent upon the achievement of performance goals); and long-term equity-based compensation in the form of stock options (which are performance based because stock options provide no value without future stock price appreciation) and RSUs (which generally are performance based both because the ultimate value of any shares acquired upon vesting depends on our stock price and because vesting of RSUs is dependent upon achievement of one or more performance goals). In addition, named executive officers are eligible to participate in our deferred compensation plan, as well as in employee benefit plans that are generally available to all employees. These elements are the same as, or similar to, those used by most of our peer group companies and many other public companies. Within this general marketplace-defined environment, we have our own perspective on the relative importance and value of each element.

We view the executive compensation program on a “portfolio” basis. The various elements work together to achieve our objectives. This chart illustrates our view of the portfolio:

Element	Fixed, Guaranteed	Short-Term, Performance Based	Long-Term, Performance Based	Retention; Retirement Planning
Base Salary	X
Annual Cash Bonus		X
Stock Options			X	X
RSUs			X	X
Deferred Compensation	X (except for Mr. Block)			X
Benefits	X			X

Each element of our compensation program is described in more detail as follows:

Base Salary.    This element of compensation is necessary to attract and retain any employee in any organization. As the basic fixed element of the compensation package, it serves as a baseline measure of an employee’s value. Base salary is annually guaranteed compensation received by a named executive officer in exchange for investing his career with us.

Each of our named executive officers had an employment agreement in effect during 2010. Mr. Roberts’ most recent employment agreement was entered into in June 2005 and expires on June 30, 2011. Messrs. Angelakis’, Burke’s and Block’s most recent employment agreements were entered into in December 2009 and expire on December 31, 2012, 2014 and 2014, respectively. Mr. Cohen’s most recent employment agreement was entered into in February 2011 and expires on December 31, 2015. Each employment agreement provides for an initial base salary and annual increases in base salary at the discretion of the Compensation Committee. The employment agreements do not permit base salary reductions, unless, in the case of Mr. Roberts, such reduction is pursuant to an overall plan to reduce the base salaries of all of our senior executive officers, and, in the case of Messrs. Angelakis, Burke, Cohen and Block, in connection with a generally applicable salary reduction program.

In establishing the initial base salary level at the time the agreements were signed, the Compensation Committee considered job responsibilities, job performance, seniority and market data on base salary levels from peer group companies and compensation surveys. The Compensation Committee also reviewed base salary based on internal comparisons of executives relative to their responsibilities. Increases in base salary during the term of the agreement are generally based on individual performance, the levels of achievement of our performance goals during the tenure of the executive and any increase in duties and responsibilities placed on the executive as a result of our continuing growth and acquisitions.

The named executive officers, other than Mr. Block, elected not to receive any base salary increase in 2010, and have elected to continue to not receive any base salary increase in 2011 (and through February 29, 2012), reflecting a willingness during this time period to forgo additional compensation on account of this element of non-performance-based compensation.

Cash Bonus Incentive Compensation.    Our cash bonus plan, which was approved by our shareholders at the 2010 annual meeting, provides a variable element to annual cash compensation. This element is needed to complete a competitive total annual cash compensation package. However, it is at risk for performance — 100% of the target bonus is not paid unless there is 100% achievement of the goals and no bonus is paid unless a minimum in each performance goal is achieved. This plan puts a significant amount of annual cash compensation at risk and supports our objective that our named executive officers balance achieving satisfactory or better current year (short-term) results with long-term value creation.

The target bonus under our cash bonus plan in 2010 for each of the named executive officers was based on the Compensation Committee’s assessment of the optimal mix of base salary and annual cash bonus compensation. In addition, each named executive officer’s employment agreement provides for a minimum target bonus. In 2010, such target bonus, as a percentage of base salary, was as follows: Mr. Roberts, 300%; Mr. Angelakis, 300%; Mr. Burke, 300%; Mr. Cohen, 125%; and Mr. Block, 100%. For more detail on these bonuses, including the target amounts thereof, see the “Grants in 2010 of Plan-Based Awards” table on page 57. The differences in target bonus percentages are the result of the Compensation Committee’s determination of each named executive officer’s total compensation and its judgment as to how to optimally allocate that total among the various elements thereof.

In prior years, annual cash bonus plan achievement for the named executive officers was based solely on the attainment of quantitative goals: consolidated operating cash flow growth, consolidated free cash flow and consolidated revenue. For 2010, the Compensation Committee revised this approach to allow it to use its discretion to determine a portion of the amount earned based on its evaluation of the level of achievement of a qualitative goal. Under this revised design, it established a threshold quantitative performance goal as a condition for any bonus payment to occur — the consolidated free cash flow for 2010 exceeding that for 2009. If that goal were met, then up to 177.5% of the target bonus of each named executive officer could be earned, based on the level of achievement of the specified quantitative and qualitative goals, as follows. Up to 75% of each named executive officer’s target bonus was payable based on the level of consolidated operating cash flow growth for 2010; up to 41.25% of the target bonus was payable based on the level of consolidated free cash flow for 2010; up to 11.25% of the target bonus was payable based on the level of consolidated revenue for 2010; and up to 50% of the target bonus was payable based on the Compensation Committee’s determination of the level of achievement of the named executive officers in contributing to the success of the acquisition of a controlling interest in NBCUniversal and the related transition planning activities and regulatory review and approval processes. The qualitative goal permitted the Compensation Committee to assess and reward the executives most responsible for the success of this major transaction, which was a critical strategic goal for us. Neither our Board nor the Compensation Committee has the discretion to award cash bonus compensation to our named executive officers under any cash bonus grant subject to quantitative performance goals absent attainment of the goals.

At budgeted levels of achievement of the quantitative factors, the named executive officers would earn 85% of their target bonus, and with a 30% achievement level for the qualitative factor (30% of 50% = 15%), they would earn 100% of their target bonus. A more detailed description of the potential achievement levels for the quantitative goals is provided below.

For consolidated operating cash flow growth: if we achieved $13.4 billion or less (representing 97.7% or less of 2009 consolidated operating cash flow), the named executive officer would receive no bonus on account of the potential 75% portion of the bonus attributable to this performance goal; if we achieved from greater than $13.4 billion to $14.0 billion (representing greater than 97.7% of 2009 consolidated operating cash flow to an increase of 2.1%), the named executive officer would receive from 27% to 60% of such potential bonus (determined based on incremental increases in consolidated operating cash flow of $100 million); if we achieved from greater than $14.0 billion to $14.119 billion (representing an increase of greater than 2.1% to 3%), the named executive officer would receive 67% of such potential bonus; and if we achieved greater than $14.119 billion (representing an increase of greater than 3%), the named executive officer would receive greater than 67% of such potential bonus up to a maximum of 100% (determined based on incremental increases in consolidated operating cash flow of approximately $100 million) if we achieved greater than $14.5 billion (representing a greater than 5.7% increase).

For achievement of consolidated free cash flow: if we achieved $4.4 billion or less, the named executive officer would receive no bonus on account of the potential 41.25% portion of the bonus attributable to this performance goal; if we achieved greater than $4.4 billion to $5.0 billion, the named executive officer would receive from 27% to 60% of such potential bonus (determined based on incremental increases in consolidated free cash flow of $100 million); if we achieved greater than $5.0 billion to $5.1 billion, the named executive officer would receive 67% of such potential bonus; and if we achieved greater than $5.1 billion, the named executive officer would receive greater than 67% of such potential bonus up to a maximum of 100% at greater than $5.5 billion (determined based on incremental increases in consolidated free cash flow of $100 million).

For achievement of consolidated revenue: if we achieved $35.7 billion or less, the named executive officer would receive no bonus on account of the potential 11.25% portion of the bonus attributable to this performance goal; if we achieved greater than $35.7 billion to $36.9 billion, the named executive officer would receive from 27% to 60% of such potential bonus (determined based on incremental increases in consolidated revenue of $200 million); if we achieved greater than $36.9 billion to $37.2 billion, the named executive officer would receive 67% of such potential bonus; and if we achieved greater than $37.2 billion, the named executive officer would receive greater than 67% of such potential bonus up to a maximum of 100% at greater than $38.0 billion (determined based on incremental increases in consolidated revenue of $200 million). In each case, the bonus percentage achieved is the percentage applicable to the range within which the actual achievement fell.

The importance of operating cash flow and free cash flow performance goals is described below under “— Emphasis on Performance.” The Compensation Committee also considers consolidated revenue an important performance goal in that it focuses on the overall growth of our businesses from all sources (e.g., sales of existing and new products and services and acquisitions of new customers). The correlation to the shareholder value analysis prepared by Mercer indicated a strong correlation between each of the performance goals and total shareholder return when viewed over a five-year period; the correlation is materially higher over a five-year period than a one-year period. Additionally, the correlations were stronger for the entertainment/media industry, general industry and cable/satellite peer groups than for the transmission/distribution peer group. In sum, the analysis showed each of the performance goals to be suitable compensation metrics, especially over long-term horizons.

The threshold goal of a year-over-year increase in consolidated free cash flow was achieved. Actual 2010 achievement of 100% of the potential 75% bonus for operating cash flow growth (based on approximately $14.6 billion), 86.8% of the potential 41.25% bonus for free cash flow (based on approximately $5.39 billion) and 93.3% of the potential 11.25% bonus for revenue (based on approximately $37.94 billion), resulted in the named executive officers being entitled to receive 121.3% of their respective target amounts on account of the quantitative goals. This percentage is calculated as follows: (100% x 75% = 75%) + (86.8% x 41.25% = 35.8%) + (93.3% x 11.25% = 10.5%) = 121.3%. The Compensation Committee determined that 80% of the potential 50% bonus was achieved with respect to the qualitative goal described above, meaning that the named executive officers were entitled to receive 40% of their respective target amounts on account of this goal (calculated as follows: 80% x 50%). Based on the actual 2010 achievement of the quantitative and qualitative goals, the named executive officers were entitled to receive in total 161.3% of their target amounts (calculated as follows: 121.3% + 40%). However, putting this achievement level in the context of lower levels of annual cash bonus achievement in 2010 by operating management (whose cash bonuses are based in large part on business unit operating metrics rather than consolidated financial performance), prior to their fully-earned bonuses being determined, the named executive officers advised the Compensation Committee of their recommendation that they not receive full payment of their bonuses, and, as such, they were granted 130% of their target amounts.

In addition, in December 2010, Mr. Cohen received a cash bonus of $1 million and a grant of $1 million in immediately vested RSUs in recognition of his 2010 performance, especially his efforts in connection with the NBCUniversal Transaction. Neither the payment of the cash bonus nor the vesting of the RSUs was conditioned on the achievement of any quantitative performance goals.

Equity-Based Incentive Compensation.    Our equity-based long-term incentive compensation program is the compensation link between the named executive officers’ decision making and the long-term outcomes of those decisions. The stock options granted to our named executive officers during the last several years generally vest over a nine year and six month period, as follows: 30% on the second anniversary of the date of grant, 15% on each of the third through fifth anniversaries, 5% on each of the sixth through ninth anniversaries and 5% on the nine year and six month anniversary. RSUs granted to our named executive officers during the last several years generally vest 15% after 13 months from the date of grant, an additional 15% on each of the second, third and fourth anniversaries of the date of grant and 40% on the fifth anniversary. These vesting schedules, which require a relatively long holding period before a meaningful portion of the equity-based compensation can be realized, allow time to see the results of the decisions of the named executive officers, and the market time to react to the results, as well as provide a greater potential retention value.

The Compensation Committee believes that a strong reliance on long-term equity-based compensation is advantageous because this type of compensation fosters a long-term commitment by executive employees and motivates them to improve the long-term market performance of our stock. In our annual award program in March 2010, the Compensation Committee again employed a diversified approach to this component in that we granted both stock options and RSUs, whereby each type of award represented approximately 50% of the total equity award by grant date value, as determined on a Black-Scholes basis in the case of stock options and using the closing price of a share of our Class A common stock in the case of RSUs.

RSUs in combination with stock options promote our goal of retention, as well as provide a direct and predictable alignment to share price. Because each RSU is equal in value to a share of our Class A common stock, the units have value, subject to the satisfaction of vesting requirements, when the stock price is flat or even declining. On the other hand, stock options only have value when the stock price increases. This combination of equity-based awards is appropriate in the view of the Compensation Committee because: (i) it provides some level of incentive even during periods of general market or industry decline, when good or better performance may not be reflected in our stock price; and (ii) it supports our culture of entrepreneurship and its focus on shareholder value creation while providing a strong retention vehicle.

Our equity-based awards granted to our named executive officers in March 2010 were part of our annual award program, in which all eligible employees receive grants. We also make RSU awards to eligible employees in connection with significant employment events such as hiring, promotion and entering into an employment agreement. As described above under “— Cash Bonus Incentive Compensation,” in December 2010, Mr. Cohen received a grant of $1 million in immediately vested RSUs.

Primarily to conform to Internal Revenue Service (“IRS”) requirements relating to the deductibility of compensation, beginning in 2005, the Compensation Committee added a performance condition to RSUs granted to our named executive officers. Shares under RSUs granted in 2005 through 2007 vest in their first scheduled year of vesting only if the performance goals have been achieved with respect to the prior year. Shares under RSUs granted in 2008 and subsequent years vest in their first scheduled year of vesting if the performance goals have been achieved with respect to any prior year. In all of the RSU grants, any shares which did not vest in their first scheduled year of vesting because of the failure of the required prior achievement of performance goals are “carried over” to the next year’s scheduled vesting date (if any such date remains under the grant) for potential vesting at that time. If vesting does not occur on the final potential vesting date, any unvested shares are forfeited.

For RSUs granted in 2005 through 2008, the Compensation Committee established the following performance goals: if we achieved a 5% to 6.9% year-over-year increase in consolidated operating cash flow, the named executive officer would receive 67% of the service vested portion of the award; and if we achieved a 7% or greater increase, the named executive officer would receive 100% of the service vested portion of the award. For RSUs granted as part of our March 2009 annual award program, the Compensation Committee changed the performance goal to consolidated free cash flow (but did not change the two-tier vesting structure or percentage amounts). For RSUs granted as part of our March 2010 annual award program, the Compensation Committee changed the performance goal to any year-over-year increase in free cash flow (in which event the named executive officers would receive 100% of the service vested portion of the award). The Compensation Committee revised the performance goals in the 2009 and 2010 RSUs to reflect its intention that the goals meet IRS requirements for deductibility while at the same time appropriately reflecting reduced operating cash flow and free cash flow performance expectations compared to prior years in light of the competitive and economic environment. Neither our Board nor the Compensation Committee has the discretion to vest these RSUs absent attainment of the applicable goal.

The consolidated operating cash flow growth goal necessary to achieve 100% vesting was achieved in each year from 2005 through 2008. However, the growth needed to achieve the 67% vesting level with respect to the grants made in 2005 through 2007 was not achieved in 2009, and the growth needed to achieve the 100% vesting level with respect to the grants made in 2006 and 2007 was not achieved in 2010. Accordingly, the named executive officers (other than Mr. Block, who was not a named executive officer prior to 2009 and, therefore, whose RSUs did not contain a performance condition prior to 2009) did not receive any shares that were otherwise scheduled to vest in 2010 with respect to those RSUs (and shares scheduled to vest in 2010 under the RSUs granted in 2005 were permanently lost), and will not receive 33% of the shares that are otherwise scheduled to vest in 2011 with respect to RSUs granted in 2006 and 2007 (and 33% of the shares scheduled to vest in 2011 under the RSUs granted in 2006 will be permanently lost). The value of the shares scheduled to vest in 2010 and 2011 under the RSUs granted in 2005 through 2007 had full vesting occurred (calculated using the closing price of the Class A common stock on December 31, 2010) would have been approximately $7.19 million for Mr. Roberts (of which approximately $3.39 million will be permanently lost), approximately $620,000 for Mr. Angelakis, approximately $5.20 million for Mr. Burke (of which approximately $2.16 million will be permanently lost) and approximately $4.48 million for Mr. Cohen (of which approximately $2.71 million will be permanently lost).

In general, the total value of equity-based compensation is based on a proportional relationship to the expected cash compensation of each named executive officer, taking into account awards made at the same time to other executives, as well as the value of equity-based compensation awarded to comparable named executive officers at peer companies. The value of 2010 equity-based compensation (using grant date values), expressed as a percentage of 2010 base salary, taking account of awards made only in the March 2010 annual award program, was 401% for Mr. Roberts, 406% for Mr. Angelakis, 403% for Mr. Burke, 397% for Mr. Cohen and 153% for Mr. Block. The value of 2010 equity-based compensation, expressed as a percentage of the value of 2009 equity-based compensation, taking account of awards made only in the annual award program, was 103% for each named executive officer (the grant date value of equity-based compensation in our annual award program has not materially increased over the last several years).

Deferred Compensation.    We maintain a deferred compensation plan that allows employees with a base salary of $200,000 or greater, including the named executive officers, to defer the receipt of cash compensation (i.e., base salary and annual bonus), as described below under “Nonqualified Deferred Compensation in and as of 2010 Fiscal Year-End.” In addition, the employment agreements of Messrs. Roberts, Angelakis, Burke and Cohen provide for specified amounts to be credited to the named executive officer’s deferred compensation plan account, in each case as described below under “Agreements with Our Named Executive Officers.” The contractually required credits were agreed upon as a result of arm’s-length negotiations with the named executive officers and viewed by the Compensation Committee as a reasonable component part of overall compensation, especially from a retention perspective. The Compensation Committee reviewed each named executive officer’s plan balance at December 31, 2009 and annually reviews the embedded and projected costs of this plan.

Other than the deferred compensation plan (and a tax-qualified defined contribution (i.e., 401(k)) plan), we do not offer any pension or other defined benefit-type plan to the named executive officers. In lieu of a defined benefit-type plan, which is found among several of our peer group companies, our deferred compensation plan provides a simple, transparent, tax-efficient vehicle for long-term value accumulation. The plan is one of our primary tools to attract and retain our named executive officers. In a similar manner to a traditional defined benefit executive retirement plan, the plan’s retention incentive gets stronger as the plan balance grows. In addition, the crediting rate is materially reduced following a termination of employment.

Also, our restricted stock plan permits recipients of awards to defer delivery of shares to a later date, without any guaranteed return on the vesting date value. In other words, any deferred shares, when later delivered, would have a value equal to the market value of our stock at that time. In addition, the plan permits recipients who have deferred delivery to elect to diversify any or all of the value of their deferred account into a cash equivalent account, which currently has an annual rate of return equivalent to that applicable under the deferred compensation plan. As of December 31, 2010, Mr. Burke was the only named executive officer who had elected to defer delivery of shares under any RSU awards. Mr. Burke has elected to defer delivery of RSUs with respect to 685,300 shares until January 2, 2014. Of these 685,300 shares, Mr. Burke has elected to diversify 348,030 shares into the cash equivalent account effective July 18, 2011, and 337,270 shares into the cash equivalent account effective January 4, 2012.

Insurance Benefits.    We do not provide premium payments or reimbursements or tax payments to our named executive officers under any life, disability or other insurance policies.

Perquisites.    Our named executive officers are required to reimburse us for any benefits that would otherwise be considered perquisites. Accordingly, we do not provide Company-paid perquisites or tax gross-ups to our named executive officers for perquisites.

Payments in Connection with a Change in Control.    We generally do not have any benefits that are “triggered” automatically as a result of a “change in control” (a “single trigger”) or the occurrence of one or more specified events (a “double trigger”) that may follow a change in control, such as termination of employment without cause. Instead, our Board will determine whether it is appropriate to accelerate the vesting of stock options and/or RSUs, as applicable, or provide other benefits in connection with a change in control. There has been no determination of any guiding principles or factors that our Board may in the future use in determining the propriety of accelerating the vesting of stock options and/or RSUs, or providing other benefits, in connection with a change in control.

Mr. Roberts’ employment agreement provides that if his employment is terminated following a change in control, that termination will be treated as a termination without cause for the purpose of determining his benefits in those circumstances under his employment agreement. The Compensation Committee approved this provision as a fair and reasonable protection for our Chief Executive Officer in the event of a change in control.

Payments in Connection with a Termination of Employment.    Payments to our named executive officers upon a termination of employment are described below under “Potential Payments upon Termination or Change in Control.” These compensation arrangements are contained in each named executive officer’s employment or other agreements and are not a factor in the Compensation Committee’s determination of current year compensation elements. These arrangements were arrived at as a result of arm’s-length negotiations in connection with entering into each such agreement, based on the Compensation Committee’s decision that it was appropriate to provide more favorable arrangements than those offered to non-executive employees upon termination of employment.

Emphasis on Performance

The Compensation Committee’s emphasis on performance within the named executive officer compensation program is evidenced by the characteristics of several of its elements. Most obvious are the financial goals that are related to earning the annual cash bonus and the vesting of RSUs. In addition, the realized value of RSUs is directly tied to our stock price. Further, the entire value of stock options is based on appreciation in our stock price. This combination of internally measured (financial performance) and externally measured (stock price) performance provides both short-term and long-term performance components in the compensation structure of our named executive officers.

The Compensation Committee believes that the compensation program’s emphasis on performance, especially the equity-based compensation, aligns the compensation structure with the risks inherent in our businesses, in that the achievement (or lack of achievement) of our operating, investing and capital goals would be expected to be reflected in the market price of our stock. At the same time, the Compensation Committee reviews the nature and mix of compensation elements, as well as compensation plan design and award terms, to ensure that our compensation program aligns the interests of our executives with those of our shareholders, so as to avoid inadvertent incentives for the named executive officers to take inappropriate business risks by making decisions that may be in their best interests but not in the best interests of our shareholders. In conducting this review, the Compensation Committee takes into consideration specific business risks identified through our enterprise risk management process.

As described above under “— Elements and Mix of Our Compensation Program, — Cash Bonus Incentive Compensation, and, — Equity-Based Incentive Compensation,” in 2010 the Compensation Committee selected consolidated free cash flow growth as the threshold performance goal for achievement of the annual cash bonuses of our named executive officers and as the sole performance goal for vesting of their performance vested RSUs, and consolidated operating cash flow growth, free cash flow and revenue as performance goals related to the annual cash bonuses. The peer group analyses described above under “— Overview of Our Compensation Program Philosophy and Process” indicate that overall, both with respect to the mix of cash vs. equity-based and the types of equity-based vehicles used, our “pay at risk” practices are within the range of peer group practices. This is the case even after taking into account the additional fixed compensation resulting from contractually committed contributions to the deferred compensation plan for our named executive officers other than Mr. Block. (It should be noted that unlike the treatment given traditional defined benefit executive retirement plans of peer companies, deferred compensation contributions are considered as guaranteed payments in our comparisons.)

Total performance-based compensation in 2010 (using the grant date value of stock options and RSUs) was a significant percentage of the named executive officers’ total compensation (71% for Mr. Roberts, 71% for Mr. Angelakis, 68% for Mr. Burke, 59% for Mr. Cohen and 60% for Mr. Block).

Consolidated operating cash flow, which is a non-GAAP financial measure, is defined as operating income before depreciation and amortization, excluding impairment charges related to fixed and intangible assets and gains or losses on sale of assets, if any. As such, it eliminates the significant level of noncash depreciation and amortization expense that results from the capital intensive nature of our businesses and intangible assets recognized in business combinations, and is unaffected by our capital structure or investment activities. Our Board uses this metric in evaluating our consolidated operating performance, and management uses this metric to allocate resources and capital to our operating segments. We believe that operating cash flow is useful to investors as a basis for comparing our operating performance with other companies in our industries, although our measure of operating cash flow may not be directly comparable to similar measures used by other companies.

Consolidated free cash flow, which is a non-GAAP financial measure, is defined as “Net Cash Provided by Operating Activities” (as stated in our Consolidated Statement of Cash Flows), reduced by capital expenditures and cash paid for intangible assets, and adjusted for any payments and receipts related to certain nonoperating items, net of estimated tax benefits (such as income taxes on investment sales, and nonrecurring payments related to income tax and litigation contingencies of acquired companies). Free cash flow is used as an indicator of our ability to service and repay debt, make investments and return capital to investors through stock repurchases and dividends. It is also valued by investors as a measure that can be used to compare our performance with other companies.

For these reasons, the Compensation Committee views these quantitative metrics as meaningful measures of our performance that can be affected by the decision making of our named executive officers. The Compensation Committee believes that measuring performance for our named executive officers using the same consolidated financial metrics (rather than individual performance goals tied to specific operating targets) is appropriate given the overall responsibility of the senior management team to deliver our most important performance goals for the year.

The Compensation Committee does not determine compensation levels, or condition incentive-based compensation award achievement, based directly on our stock price performance, because it believes that it is not equitable to condition performance rewards based on an external quantitative metric that management cannot directly control and to do so could lead to an undesirable focus on short-term results. However, as stated above, the Compensation Committee does review data comparing shareholder return performance to that of our peer group companies and does consider this information in setting compensation levels each year. In addition, because a material portion of compensation for each named executive officer is in the form of a stock-based vehicle, a significant portion of each named executive officer’s compensation is inherently tied to stock price movement and the achievement of shareholder value.

Emphasis on Long-Term Stock Ownership

Vesting of Equity-Based Incentive Compensation.    As described above under “Elements and Mix of Our Compensation Program — Equity-Based Incentive Compensation,” the Compensation Committee seeks to achieve the long-term objectives of equity compensation in part by generally extending the vesting period for options and RSUs over a longer time period than is the case with most other large public companies. The Compensation Committee believes that these longer time-frame (and in the case of RSUs, back-end loaded) vesting schedules focus the named executive officers over the long term on the creation of shareholder value.

Stock Ownership Guidelines.    We have a stock ownership policy for members of our senior management, including our named executive officers. Under the current guidelines established by the Compensation Committee, Mr. Roberts is expected to own our stock in an amount equal to at least five times base salary. The other named executive officers are expected to own our stock in amounts ranging from one and a half to three times base salary. This policy is designed to increase the named executive officers’ ownership stakes and align their interests with the interests of shareholders. “Ownership” for purposes of this policy is defined to include stock owned directly or indirectly by the named executive officer and shares credited to the named executive officer under our employee stock purchase plan, which must be held for 180 days from the date credited. In addition, 60% of each of the following types of ownership also counts: shares owned under our 401(k) plan, deferred vested shares under our restricted stock plan, the amount of the stock fund under our deferred compensation plan and the difference between the market price and exercise price of vested stock options. In determining compliance, the Compensation Committee may take into account any noncompliance that occurs solely or primarily as a result of a decline in the market price of our stock. All of our named executive officers are in compliance with the requirements of our stock ownership policy as of December 31, 2010. In the event a subject employee is not in compliance, he or she is prohibited from selling our stock (unless a hardship exemption is granted).

Policies Regarding Hedging.    Our policy prohibits any named executive officer from buying or selling any of our securities or options or derivatives with respect to our securities without obtaining prior approval from our General Counsel. This seeks to assure that the named executive officers will not trade in our securities at a time when they are in possession of inside information. We do not have a policy that specifically prohibits our named executive officers from hedging the economic risk of stock ownership. However, federal securities laws generally prohibit our named executive officers from selling “short” our stock.

Tax and Accounting Considerations

The Compensation Committee periodically reviews our compensation practices for purposes of obtaining the maximum tax deductibility of compensation paid, consistent with our employment agreements and related contractual commitments. For example, as described above under “— Elements and Mix of Our Compensation Program — Equity-Based Incentive Compensation,” we include a performance condition in RSU awards to our named executive officers as a means of obtaining tax deductibility for their value. From time to time, the Compensation Committee has awarded, and may in the future award, compensation that is not fully deductible if it determines that such award is consistent with its philosophy and is in our and our shareholders’ best interests. Our employment agreements with our named executive officers seek to ensure that any compensation that could be characterized as nonqualified deferred compensation complies with Section 409A of the Internal Revenue Code.

The Compensation Committee also considers the accounting treatment of compensation elements in determining types and levels of compensation for our named executive officers.

Other Considerations

The Compensation Committee has historically viewed material increases in the size and scope of our operations as a basis for materially increasing compensation levels, making additional cash bonus awards and RSU grants and changing future performance goals for our incentive compensation plan awards. This occurred in 2002 following our AT&T Broadband acquisition, which almost tripled the size of our cable operations, making us the nation’s largest video services provider. This has also occurred on account of the NBCUniversal Transaction.

The Compensation Committee reviews, but does not give significant weight to, aggregate amounts realized or realizable from prior years’ compensation when making decisions regarding current compensation (what some commentators call an “accumulated wealth analysis”). As stated above, the Compensation Committee believes that in order to maintain the best group of executives to lead us, we need to provide a compensation package each year that is strongly competitive with the marketplace. High-quality executive talent with the experience and capabilities sought by us is scarce. The Compensation Committee is strongly of the view that it is an unnecessary risk to shareholder value to not provide a competitive level of compensation to our named executive officers each year. It believes that value realized on prior years’ compensation from stock appreciation is the reward for the named executive officer’s work over that period and the achievement of our long-term goals. To reduce current year compensation below competitive levels because a named executive officer has realized gains based on achievement of prior-year goals or a desired increase in shareholder value is seen by the Compensation Committee as counterproductive.

The Compensation Committee is aware that our Chairman and Chief Executive Officer, Mr. Brian L. Roberts, is a son of our founder and director, Mr. Ralph J. Roberts, and is our shareholder with the greatest beneficial voting power. The Compensation Committee maintains an objective stance toward Mr. Brian L. Roberts’ compensation. The Compensation Committee uses the same methods, tools and processes to determine Mr. Roberts’ compensation as it does for our other named executive officers.

Recoupment Policy.    In 2007, upon the recommendation of the Compensation Committee and the Governance and Directors Nominating Committee, our Board adopted an incentive compensation recoupment policy. It provides that if it is determined by our Board that gross negligence, intentional misconduct or fraud by one of our executive officers or former executive officers caused or partially caused the restatement of all or a portion of our financial statements, the Board, in its sole discretion, may, to the extent permitted by law and our benefit plans, policies and agreements, and to the extent it determines in its sole judgment that it is in our best interests to do so, require repayment of all or a portion of any annual cash bonus, vested RSU or other incentive-based compensation paid to such executive officer or former executive officer (and/or effect the cancellation of unvested RSUs) if: (i) the amount or vesting of the incentive-based compensation was calculated based upon, or contingent on, the achievement of financial or operating results that were the subject of or affected by the restatement; and (ii) the amount or vesting of the incentive-based compensation would have been less had the financial statements been correct.

Compensation Committee Report

We, the members of the Compensation Committee of the Board of Directors, have reviewed and discussed with management the Compensation Discussion and Analysis. Based on this review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee

Dr. Judith Rodin (Chair)

S. Decker Anstrom

Joseph J. Collins

Michael I. Sovern

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or was during 2010 an employee, or is or ever has been an officer, of our company. None of our executive officers has served during 2010 as a director or a member of the compensation committee of another company, one of whose executive officers serves as a member of our Board or Compensation Committee.

Summary Compensation Table for 2010

The following table sets forth specified information regarding the compensation for 2010, 2009 and 2008 of our Chairman of the Board, President and Chief Executive Officer (Mr. Brian L. Roberts), our Executive Vice President and Chief Financial Officer (Mr. Michael J. Angelakis) and our next three most highly compensated executive officers (Messrs. Stephen B. Burke, David L. Cohen and Arthur R. Block). We refer to these individuals as our named executive officers, as described above in “Compensation Discussion and Analysis — Our Named Executive Officers for 2010.”

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)(8)
Brian L. Roberts	2010	$2,800,761	$ —	$5,308,989	$5,917,380	$10,922,968	$2,903,094	$3,205,767	$31,058,959
Chairman of the Board,	2009	2,908,483	—	5,257,200	5,656,300	8,234,238	2,252,434	2,937,712	27,246,367
President and Chief Executive Officer	2008	2,769,365	881,027	5,006,640	5,203,440	7,394,204	1,557,048	3,428,639	26,240,363

Michael J. Angelakis	2010	1,682,448	1,500,000	6,151,365	3,604,594	6,561,546	1,708,745	1,701,344	22,910,042
Executive Vice President	2009	1,747,157	1,500,000	6,151,691	3,408,600	4,946,396	1,229,276	2,571,012	21,554,132
and Chief Financial Officer	2008	1,663,588	—	3,003,984	3,122,064	4,441,779	790,250	1,447,388	14,469,053

Stephen B. Burke	2010	2,243,264	3,000,000	10,111,316	4,767,630	8,748,729	3,474,387	2,396,752	34,742,078
Executive Vice President of Comcast and President	2009 2008	2,329,543 2,218,117	3,000,000 —	10,079,183 4,005,312	4,544,800 4,162,752	6,595,196 5,922,372	3,024,679 4,113,931	4,414,654 2,182,067	33,988,055 22,604,551
and Chief Executive Officer of NBCUniversal(9)

David L. Cohen	2010	1,337,994	1,000,000	3,511,946	2,799,258	2,174,240	837,911	1,035,229	12,696,578
Executive Vice	2009	1,389,455	—	2,493,800	2,667,600	1,639,043	657,627	991,854	9,839,379
President	2008	1,322,995	—	2,332,804	2,423,520	1,471,832	532,802	906,508	8,990,461

Arthur R. Block	2010	900,000	—	649,495	724,598	1,170,000	781,649	10,000	4,235,742
Senior Vice President,	2009	846,036	—	2,452,295	1,388,789	799,696	650,077	14,700	6,151,593
General Counsel and Secretary	2008	771,769	40,025	614,946	641,520	686,875	482,578	13,800	3,251,513

(1)	Each of Messrs. Roberts, Angelakis, Burke and Cohen has requested that he not receive an increase in his annual base salary through February 29, 2012, as more fully described above in “Compensation Discussion and Analysis — Elements and Mix of Our Compensation Program — Base Salary.” This will result in a three-year freeze in base salary, as each of them had previously requested that he not receive an increase in his annual base salary from January 1, 2009 through February 28, 2011. The difference in the amounts in this column for such executives between 2010 and 2009 is due to there being 26 biweekly pay periods in 2010, as compared to 27 biweekly pay periods in 2009. The difference in the amounts in this column for such executives between 2009 and 2008 is due to there being 27 biweekly pay periods in 2009, as compared to 26 biweekly pay periods in 2008, and there being a lower base salary rate in effect for the first two months of 2008.

(2)	For each of Messrs. Angelakis and Burke, the amount in this column for 2010 represents a cash bonus paid in 2010 in connection with his entering into a new employment agreement in 2009. If either executive terminates his employment without good reason or we terminate his employment with cause before July 2, 2011, he must reimburse us for 50% of the amount of the bonus.

For Mr. Cohen, the amount in this column represents an additional cash bonus paid in 2010 for his services to us, as further described above in “Compensation Discussion and Analysis.”

(3)	The amounts in this column represent the aggregate grant date fair value of performance-based RSUs granted to each of the named executive officers in the respective year, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (FASB ASC Topic 718). These amounts, which do not correspond to the actual value that may be realized by the named executive officers, were calculated using the valuation assumptions discussed in the “Share-Based Compensation” footnote to the financial statements in our Annual Report on Form 10-K for the respective year-end. The amounts were determined by multiplying the Class A common stock closing price on the date of grant by the number of shares subject to the grant and, as the RSUs are subject to performance conditions as defined in the Glossary to FASB ASC Topic 718, in accordance with the SEC’s rules relating to executive compensation disclosure, taking into account the probable outcome of the RSUs’ performance conditions as of the date of grant and excluding the effect of estimated forfeitures. The amounts were also discounted for the lack of dividends during the vesting period. For Mr. Cohen, the amount in this column for 2010 also includes the aggregate grant date fair value of RSUs granted to him in 2010 that vested upon grant, in accordance with FASB ASC Topic 718, calculated using the valuation assumptions discussed in the “Share-Based Compensation” footnote to the financial statements in our Annual Report on Form 10-K for 2010 and determined by multiplying the Class A common stock closing price on the date of grant by the number of shares subject to the grant. See the “Grants in 2010 of Plan-Based Awards” table on page 57 for information, including grant date, on RSUs granted in 2010.

In accordance with the SEC’s rules relating to executive compensation disclosure, the amounts in this column for 2008 have been restated from the amounts disclosed in the Summary Compensation Table for 2008 (which provided disclosure in accordance with the SEC’s rules relating to executive compensation disclosure applicable at the time the proxy statement for our 2009 Annual Meeting of Shareholders was filed) to reflect the aggregate grant date fair value of RSUs granted to each of the named executive officers in 2008, in accordance with FASB ASC Topic 718 and the assumptions described above.

(4)	The amounts in this column represent the aggregate grant date fair value of stock options granted to each of the named executive officers in the respective year, in accordance with FASB ASC Topic 718. Under the SEC’s rules relating to executive compensation disclosure, the amounts shown exclude the impact of estimated forfeitures. These amounts, which do not correspond to the actual value that may be realized by the named executive officers, were calculated using the Black-Scholes option-pricing model, based upon the following valuation assumptions: for the options granted on March 26, 2010, an expected volatility of approximately 28%, an expected term to exercise of seven years, an interest rate of approximately 3.4% and a dividend yield of approximately 2.1%. For information on the valuation assumptions with respect to grants made before 2010, refer to the “Share-Based Compensation” footnote to the financial statements in our Annual Report on Form 10-K for the respective year-end. See the “Grants in 2010 of Plan-Based Awards” table on page 57 for information, including grant date, on options granted in 2010.

In accordance with the SEC’s rules relating to executive compensation disclosure, the amounts in this column for 2008 have been restated from the amounts disclosed in the Summary Compensation Table for 2008 (which provided disclosure in accordance with the SEC’s rules relating to executive compensation disclosure applicable at the time the proxy statement for our 2009 Annual Meeting of Shareholders was filed) to reflect the aggregate grant date fair value of stock options granted to each of the named executive officers in 2008, in accordance with FASB ASC Topic 718 and the assumptions described above.

(5)

The amounts in this column represent annual performance-based bonuses earned by our named executive officers under our 2006 Cash Bonus Plan. The grant of these bonuses is also disclosed under the “Grants in 2010 of Plan-Based Awards” table on page 57. Based on achievement of specified metrics in 2010, our named executive officers were entitled to receive 161% of their respective target bonus amounts for the year; however, prior to their fully-earned bonuses being determined, the named executive officers advised the Compensation Committee of their recommendation that they not receive full payment of their bonuses, and, as such, were granted 130% of their target amounts, as discussed more fully above in “Compensation Discussion and Analysis — Elements and Mix of Our Compensation Program — Cash Bonus Incentive Compensation.” Similarly, for 2009 and 2008, our named executive officers (except with respect to

Mr. Block for 2008), were entitled to receive 109% and 98%, respectively, of their target bonus amounts for the year based on achievement of specified metrics, but advised the Compensation Committee of their recommendation that they only receive 98% and 89%, respectively, of their target amounts.

(6)	The amounts in this column represent the dollar value of interest earned on compensation deferred under our deferred compensation plans in excess of 120% of the long-term applicable federal rate (the current interest crediting rate on deferred compensation is 12%).

(7)	The amounts in this column include: (a) Company contributions to our retirement-investment plan accounts in the amount of $10,000 for each of the named executive officers; (b) Company contributions to our deferred compensation plans (Mr. Roberts, $3,000,000; Mr. Angelakis, $1,500,000; Mr. Burke, $2,000,000; and Mr. Cohen, $911,630); and (c) amounts on account of personal use of Company-provided aircraft (Mr. Roberts, $195,767; Mr. Angelakis, $191,344; Mr. Burke, $386,752; and Mr. Cohen, $113,599). For security reasons, Company policy requires Messrs. Roberts and Burke to use Company-provided aircraft for business and personal travel, although the named executive officers are required to pay us for personal use of Company-provided aircraft in amounts determined by Company policy.

The amounts reflected for each named executive officer in respect of personal use of Company-provided aircraft indicate the extent to which the incremental cost of such use exceeds the amount paid to us by the named executive officer as stated above. The aggregate incremental cost for a personal flight taken on a charter plane is the cost of the flight as charged to us by the charter company. The aggregate incremental cost for a personal flight on a Company plane includes all variable costs for the year, such as fuel, maintenance and other trip expenses, to arrive at a variable cost per hour that we then multiply by the number of hours the named executive officer used the aircraft for personal travel (including the hours for repositioning flights). This methodology excludes fixed costs, as these costs do not change based on usage.

For all other benefits that would otherwise be considered perquisites, as more fully described above in “Compensation Discussion and Analysis — Elements and Mix of Our Compensation Program — Perquisites,” our named executive officers are required to pay us in full (and have paid us in full) for such benefits.

(8)	In accordance with the SEC’s rules relating to executive compensation disclosure, the amounts in this column for 2008 have been restated from the amounts disclosed in the Summary Compensation Table for 2008 (which provided disclosure in accordance with the SEC’s rules relating to executive compensation disclosure applicable at the time the proxy statement for our 2009 Annual Meeting of Shareholders was filed) to reflect the aggregate grant date fair value of RSUs and stock options granted to each of the named executive officers in 2008, in accordance with FASB ASC Topic 718 and the assumptions described above in footnotes (3) and (4) to this table.

(9)	Mr. Burke relinquished his role as President of Comcast Cable in March 2010 to dedicate his full time to his role as our Chief Operating Officer. On January 28, 2011, in connection with the closing of the NBCUniversal Transaction, Mr. Burke relinquished his role as our Chief Operating Officer in order to take on the role of President and Chief Executive Officer of NBCUniversal.

Grants in 2010 of Plan-Based Awards

The following table provides information about equity and non-equity awards granted to our named executive officers in 2010, as follows: (1) the grant date for equity awards (column (a)) and the date the Board or Compensation Committee took action to grant the equity awards, if different from the grant date; (2) the estimated future payouts under non-equity incentive plan awards (columns (b), (c) and (d)); (3) the estimated future payouts under equity incentive plan awards, which consist of performance-based RSUs (columns (e), (f) and (g)); (4) all stock awards that were not performance-based RSUs (column (h)); (5) all option awards, which consist of the number of shares underlying stock options (column (i)); (6) the exercise price of the stock option awards, which reflects the closing price of our Class A common stock on the date of grant (column (j)); and (7) the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718 (column (k)).

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock (#) (h)(3)	All Other Option Awards: Number of Securities Underlying Options (#) (i)(4)	Exercise or Base Price of Option Awards ($/Sh) (j)	Grant Date Fair Value of Stock and Option Awards ($) (k)(5)
Name	Grant Date (a)	Approval Date if Different from Grant Date	Threshold ($) (b)	Target ($) (c)	Maximum ($) (d)	Threshold (#) (e)	Target (#) (f)	Maximum (#) (g)
Brian L. Roberts	—	—	$2,856,776	$8,402,283	$14,914,052
	3/26/2010	—				314,700	314,700	314,700				$5,308,989
	3/26/2010	—								1,158,000	$18.34	5,917,380
Michael J. Angelakis	—	—	1,716,097	5,047,344	8,959,036
	3/26/2010	—				191,700	191,700	191,700				3,233,979
	3/26/2010	—								705,400	18.34	3,604,594
	6/04/2010	12/16/2009				168,635	168,635	168,635				2,917,386
Stephen B. Burke	—	—	2,288,129	6,729,792	11,945,381
	3/26/2010	—				253,500	253,500	253,500				4,276,545
	3/26/2010	—								933,000	18.34	4,767,630
	6/04/2010	12/16/2009				337,270	337,270	337,270				5,834,771
David L. Cohen	—	—	568,647	1,672,493	2,968,674
	3/26/2010	—				148,900	148,900	148,900				2,511,943
	3/26/2010	—								547,800	18.34	2,799,258
	12/15/2010	—							46,275			1,000,003
Arthur R. Block	—	—	306,000	900,000	1,597,500
	3/26/2010	—				38,500	38,500	38,500				649,495
	3/26/2010	—								141,800	18.34	724,598

(1)	Represents annual performance-based bonus awards granted under our 2006 Cash Bonus Plan. The actual amounts earned with respect to these bonuses for 2010 are included in the “Summary Compensation Table for 2010” on page 54 under the “Non-Equity Incentive Plan Compensation” column (see footnote (5) to the “Summary Compensation Table for 2010”). As described above in “Compensation Discussion and Analysis — Elements and Mix of Our Compensation Program — Cash Bonus Incentive Compensation,” based on 2010 achievement of specified performance metrics, the named executive officers were entitled to receive 161% of their respective target amounts for their 2010 bonus. However, putting this achievement level in the context of lower levels of annual cash bonus achievement in 2010 by certain operating management (whose cash bonuses are based in large part on business unit operating metrics rather than consolidated financial performance), prior to their bonuses being determined, the named executive officers advised the Compensation Committee of their recommendation that they not receive full payment of their bonuses, and, as such, were granted 130% of their target amounts.

(2)	The amounts in this column represent shares of our Class A common stock underlying performance-based RSUs granted under our 2002 Restricted Stock Plan. Subject to achieving increases in consolidated free cash flow, as described above in “Compensation Discussion and Analysis — Elements and Mix of Our Compensation Program — Equity-Based Incentive Compensation,” shares subject to these RSUs will vest as follows: RSUs granted on March 26, 2010 vest at the rate of 15% on the 13-month anniversary of the date of grant (April 26, 2011), 15% on each of the second, third and fourth anniversaries of the date of grant

(March 26, 2012, 2013 and 2014) and 40% on the fifth anniversary of the date of grant (March 26, 2015) and RSUs granted to Messrs. Angelakis and Burke on June 4, 2010 vest 100% on the 13-month anniversary of the date of grant (July 4, 2011).

(3)	The amounts in this column represent shares of our Class A common stock granted under our 2002 Restricted Stock Plan. These shares vested on the date of grant.

(4)	The amounts in this column represent shares of our Class A common stock underlying stock options granted under our 2003 Stock Option Plan. These options become exercisable as follows: 30% of the shares covered thereby become exercisable on the second anniversary of the date of grant (March 26, 2012), 15% on each of the third, fourth and fifth anniversaries of the date of grant (March 26, 2013, 2014 and 2015), 5% on each of the sixth through ninth anniversaries of the date of grant (March 26, 2016, 2017, 2018 and 2019) and 5% on the nine and one-half year anniversary of the date of grant (September 26, 2019).

(5)	The amounts in this column represent the grant date fair value of RSUs and stock options computed in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by the named executive officers. The grant date fair value of RSUs was determined as described in footnote (3) to the “Summary Compensation Table for 2010” beginning on page 54. Amounts with respect to stock options were calculated using the Black-Scholes option-pricing model, based upon the assumptions set forth in footnote (4) to the “Summary Compensation Table for 2010” beginning on page 54.

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table provides information on the holdings of stock option and stock awards by our named executive officers as of December 31, 2010. This table includes unexercised vested and unvested stock options (see columns (a), (b), (c) and (d)), unvested RSUs (see columns (e) and (f)) and unvested performance-based RSUs (see columns (g) and (h)). The vesting schedules for these grants are disclosed in the footnotes to this table. The market value of stock awards is based on the closing market price of a share of our Class A common stock as of December 31, 2010, or $21.97. The performance-based RSUs are subject to achieving specified increases in consolidated operating cash flow or free cash flow, as described in further detail above in “Compensation Discussion and Analysis — Elements and Mix of our Compensation Program — Equity-Based Incentive Compensation.”

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (a)	Number of Securities Underlying Unexercised Options (#) Unexercisable (b)	Option Exercise Price ($) (c)	Option Expiration Date (d)	Number of Shares or Units of Stock That Have Not Vested (#) (e)	Market Value of Shares or Units of Stock That Have Not Vested ($) (f)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (g)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (h)
Brian L. Roberts
							1,095,690(4)(7)(8)	$24,072,309
	1,120,944(1)	—	$24.6466	07/30/11
	1,125,000(1)	—	23.6600	01/24/12
	1,216,875(2)	208,125(2)(6)	18.0800	02/26/13
	960,000(2)	240,000(2)(6)	19.9200	03/09/14
	478,125(2)	159,375(2)(6)	22.6600	03/14/15
	453,600(2)	302,400(2)(6)	17.5000	03/09/16
	246,600(2)	301,400(2)(6)	25.4400	03/15/17
	240,900(2)	562,100(2)(6)	18.9800	03/27/18
	—	1,145,000(2)(6)	14.5400	03/26/19
	—	1,158,000(2)(6)	18.3400	03/25/20
Michael J. Angelakis
							920,168(4)(7)	20,216,091
	111,480(2)	136,255(2)(6)	25.9500	03/29/17
	144,540(2)	337,260(2)(6)	18.9800	03/27/18
	—	690,000(2)(6)	14.5400	03/26/19
	—	705,400(2)(6)	18.3400	03/25/20
Stephen B. Burke
							1,566,142(4)(7)(8)	34,408,140
	750,000(1)	—	24.6466	07/30/11
	750,000(1)	—	23.2666	01/07/12
	450,000(1)	—	23.6600	01/24/12
	451,875(1)	56,250(1)(6)	15.8933	10/28/12
	643,125(2)	106,875(2)(6)	18.0800	02/26/13
	480,000(2)	120,000(2)(6)	19.9200	03/09/14
	261,562(2)	87,188(2)(6)	22.6600	03/14/15
	362,880(2)	241,920(2)(6)	17.5000	03/09/16
	197,280(2)	241,120(2)(6)	25.4400	03/15/17
	192,720(2)	449,680(2)(6)	18.9800	03/27/18
	—	920,000(2)(6)	14.5400	03/26/19
	—	933,000(2)(6)	18.3400	03/25/20
David L. Cohen
							515,495(4)(7)(8)	11,325,425
	675,000(1)(5)	75,000(1)(6)	15.8933	07/01/12
	152,250(1)	12,750(1)(6)	15.8933	10/28/12
	515,625(2)	84,375(2)(6)	18.0800	02/26/13
	450,000(2)	112,500(2)(6)	19.9200	03/09/14
	225,000(2)	75,000(2)(6)	22.6600	03/14/15
	253,125(2)	84,375(2)(6)	17.9533	11/11/15
	211,500(2)	141,000(2)(6)	17.5000	03/09/16
	114,840(2)	140,360(2)(6)	25.4400	03/15/17
	112,200(2)	261,800(2)(6)	18.9800	03/27/18
	—	540,000(2)(6)	14.5400	03/26/19
	—	547,800(2)(6)	18.3400	03/25/20

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (a)	Number of Securities Underlying Unexercised Options (#) Unexercisable (b)	Option Exercise Price ($) (c)	Option Expiration Date (d)	Number of Shares or Units of Stock That Have Not Vested (#) (e)	Market Value of Shares or Units of Stock That Have Not Vested ($) (f)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (g)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (h)
Arthur R. Block
					63,130(3)(7)	$1,386,966
							197,010(4)(7)	4,328,310
	108,444(1)	4,056(1)(6)	24.6466	07/30/11
	187,500(1)	—	23.6600	01/24/12
	22,500(1)	—	13.0400	08/05/12
	138,750(1)	11,250(1)(6)	15.8933	10/28/12
	133,125(2)	16,875(2)(6)	18.0800	02/26/13
	120,000(2)	30,000(2)(6)	19.9200	03/09/14
	55,125(2)	18,375(2)(6)	22.6600	03/14/15
	40,950(2)	27,300(2)(6)	18.5066	01/20/16
	55,800(2)	37,200(2)(6)	17.5000	03/09/16
	30,330(2)	37,070(2)(6)	25.4400	03/15/17
	29,700(2)	69,300(2)(6)	18.9800	03/27/18
	—	141,000(2)(6)	14.5400	03/26/19
	—	130,860(2)(6)	17.2400	12/17/19
	—	141,800(2)(6)	18.3400	03/25/20

(1)	Represents shares of Class A Special common stock.

(2)	Represents shares of Class A common stock.

(3)	Represents awards of RSUs with respect to shares of Class A common stock.

(4)	Represents awards of performance-based RSUs with respect to shares of Class A common stock. Subject to achieving specified increases in consolidated operating cash flow or free cash flow, the awards vest as indicated in footnote (7) to this table.

(5)	Mr. Cohen assigned to a grantor trust a portion of this option representing 150,000 shares.

(6)	Vesting dates for each outstanding option award for the named executive officers are as follows:

Vesting Date	Exercise Price ($)	Number of Shares Underlying Vesting Awards
		Brian L. Roberts	Michael J. Angelakis	Stephen B. Burke	David L. Cohen	Arthur R. Block
2011
01/20/2011	$18.5066	—	—	—	—	10,237
01/30/2011	24.6466	—	—	—	—	4,056
02/26/2011	18.0800	69,375	—	35,625	28,125	5,625
03/09/2011	19.9200	60,000	—	30,000	28,125	7,500
03/10/2011	17.5000	113,400	—	90,720	52,875	13,950
03/14/2011	22.6600	31,875	—	17,438	15,000	3,675
03/16/2011	25.4400	82,200	—	65,760	38,280	10,110
03/27/2011	14.5400	343,500	207,000	276,000	162,000	42,300
03/28/2011	18.9800	120,450	72,270	96,360	56,100	14,850
03/30/2011	25.9500	—	37,161	—	—	—
07/01/2011	15.8933	—	—	—	37,500	—
10/28/2011	15.8933	—	—	28,125	6,375	5,625
11/11/2011	17.9533	—	—	—	16,875	—
12/18/2011	17.2400	—	—	—	—	39,258

Vesting Date	Exercise Price ($)	Number of Shares Underlying Vesting Awards
		Brian L. Roberts	Michael J. Angelakis	Stephen B. Burke	David L. Cohen	Arthur R. Block
2012
01/01/2012	15.8933	—	—	—	37,500	—
01/20/2012	18.5066	—	—	—	—	3,413
02/26/2012	18.0800	69,375	—	35,625	28,125	5,625
03/09/2012	19.9200	60,000	—	30,000	28,125	7,500
03/10/2012	17.5000	37,800	—	30,240	17,625	4,650
03/14/2012	22.6600	31,875	—	17,437	15,000	3,675
03/16/2012	25.4400	82,200	—	65,760	38,280	10,110
03/26/2012	18.3400	347,400	211,620	279,900	164,340	42,540
03/27/2012	14.5400	171,750	103,500	138,000	81,000	21,150
03/28/2012	18.9800	120,450	72,270	96,360	56,100	14,850
03/30/2012	25.9500	—	37,160	—	—	—
04/28/2012	15.8933	—	—	28,125	6,375	5,625
08/26/2012	18.0800	69,375	—	35,625	28,125	5,625
11/11/2012	17.9533	—	—	—	16,875	—
12/18/2012	17.2400	—	—	—	—	19,629
2013
01/20/2013	18.5066	—	—	—	—	3,412
03/09/2013	19.9200	60,000	—	30,000	28,125	7,500
03/10/2013	17.5000	37,800	—	30,240	17,625	4,650
03/14/2013	22.6600	31,875	—	17,438	15,000	3,675
03/16/2013	25.4400	27,400	—	21,920	12,760	3,370
03/26/2013	18.3400	173,700	105,810	139,950	82,170	21,270
03/27/2013	14.5400	171,750	103,500	138,000	81,000	21,150
03/28/2013	18.9800	120,450	72,270	96,360	56,100	14,850
03/30/2013	25.9500	—	12,387	—	—	—
09/09/2013	19.9200	60,000	—	30,000	28,125	7,500
11/11/2013	17.9533	—	—	—	16,875	—
12/18/2013	17.2400	—	—	—	—	19,629
2014
01/20/2014	18.5066	—	—	—	—	3,413
03/10/2014	17.5000	37,800	—	30,240	17,625	4,650
03/14/2014	22.6600	31,875	—	17,437	15,000	3,675
03/16/2014	25.4400	27,400	—	21,920	12,760	3,370
03/26/2014	18.3400	173,700	105,810	139,950	82,170	21,270
03/27/2014	14.5400	171,750	103,500	138,000	81,000	21,150
03/28/2014	18.9800	40,150	24,090	32,120	18,700	4,950
03/30/2014	25.9500	—	12,386	—	—	—
09/14/2014	22.6600	31,875	—	17,438	15,000	3,675
11/11/2014	17.9533	—	—	—	16,875	—
12/18/2014	17.2400	—	—	—	—	19,629
2015
01/20/2015	18.5066	—	—	—	—	3,412
03/10/2015	17.5000	37,800	—	30,240	17,625	4,650
03/16/2015	25.4400	27,400	—	21,920	12,760	3,370
03/26/2015	18.3400	173,700	105,810	139,950	82,170	21,270
03/27/2015	14.5400	57,250	34,500	46,000	27,000	7,050
03/28/2015	18.9800	40,150	24,090	32,120	18,700	4,950
03/30/2015	25.9500	—	12,387	—	—	—
05/11/2015	17.9533	—	—	—	16,875	—
07/20/2015	18.5066	—	—	—	—	3,413
09/10/2015	17.5000	37,800	—	30,240	17,625	4,650
12/18/2015	17.2400	—	—	—	—	6,543
2016
03/16/2016	25.4400	27,400	—	21,920	12,760	3,370
03/26/2016	18.3400	57,900	35,270	46,650	27,390	7,090
03/27/2016	14.5400	57,250	34,500	46,000	27,000	7,050
03/28/2016	18.9800	40,150	24,090	32,120	18,700	4,950
03/30/2016	25.9500	—	12,387	—	—	—
09/16/2016	25.4400	27,400	—	21,920	12,760	3,370
09/30/2016	25.9500	—	12,387	—	—	—
12/18/2016	17.2400	—	—	—	—	6,543

Vesting Date	Exercise Price ($)	Number of Shares Underlying Vesting Awards
		Brian L. Roberts	Michael J. Angelakis	Stephen B. Burke	David L. Cohen	Arthur R. Block
2017
03/26/2017	18.3400	57,900	35,270	46,650	27,390	7,090
03/27/2017	14.5400	57,250	34,500	46,000	27,000	7,050
03/28/2017	18.9800	40,150	24,090	32,120	18,700	4,950
09/28/2017	18.9800	40,150	24,090	32,120	18,700	4,950
12/18/2017	17.2400	—	—	—	—	6,543
2018
03/26/2018	18.3400	57,900	35,270	46,650	27,390	7,090
03/27/2018	14.5400	57,250	34,500	46,000	27,000	7,050
09/27/2018	14.5400	57,250	34,500	46,000	27,000	7,050
12/18/2018	17.2400	—	—	—	—	6,543
2019
03/26/2019	18.3400	57,900	35,270	46,650	27,390	7,090
06/18/2019	17.2400	—	—	—	—	6,543
09/26/2019	18.3400	57,900	35,270	46,650	27,390	7,090

(7)	Vesting dates for each outstanding RSU and performance-based RSU for the named executive officers are as follows:

Vesting Date	Award Type	Number of Shares Underlying Vesting Awards
		Brian L. Roberts	Michael J. Angelakis	Stephen B. Burke	David L. Cohen	Arthur R. Block
2011
01/18/2011	Performance RSU	—	174,015	348,030	—	14,724
01/20/2011	RSU	—	—	—	—	10,500
03/10/2011	Performance RSU	110,550	—	88,440	51,425	—
03/10/2011	RSU	—	—	—	—	14,820
03/16/2011	Performance RSU(a)	62,460	—	49,968	29,100	—
03/16/2011	RSU	—	—	—	—	3,840
03/20/2011	Performance RSU	—	—	—	—	3,540
03/27/2011	Performance RSU	58,500	36,000	47,250	27,750	7,110
03/28/2011	Performance RSU	41,400	24,840	33,120	19,290	—
03/28/2011	RSU	—	—	—	—	5,085
03/30/2011	Performance RSU(a)	—	28,242	—	—	—
04/26/2011	Performance RSU	47,205	28,755	38,025	22,335	5,775
07/04/2011	Performance RSU	—	168,635	337,270	—	—
2012
01/18/2012	Performance RSU	—	—	—	—	14,724
03/16/2012	Performance RSU	83,280	—	66,624	38,800	—
03/16/2012	RSU	—	—	—	—	10,240
03/20/2012	Performance RSU	—	—	—	—	3,540
03/26/2012	Performance RSU	47,205	28,755	38,025	22,335	5,775
03/27/2012	Performance RSU	58,500	36,000	47,250	27,750	7,110
03/28/2012	Performance RSU	41,400	24,840	33,120	19,290	—
03/28/2012	RSU	—	—	—	—	5,085
03/30/2012	Performance RSU	—	37,656	—	—	—
2013
01/18/2013	Performance RSU	—	—	—	—	14,724
03/20/2013	Performance RSU	—	—	—	—	3,540
03/26/2013	Performance RSU	47,205	28,755	38,025	22,335	5,775
03/27/2013	Performance RSU	58,500	36,000	47,250	27,750	7,110
03/28/2013	Performance RSU	110,400	66,240	88,320	51,440	—
03/28/2013	RSU	—	—	—	—	13,560
2014
01/18/2014	Performance RSU	—	—	—	—	14,724
03/20/2014	Performance RSU	—	—	—	—	9,440
03/26/2014	Performance RSU	47,205	28,755	38,025	22,335	5,775
03/27/2014	Performance RSU	156,000	96,000	126,000	74,000	18,960
2015
01/18/2015	Performance RSU	—	—	—	—	39,264
03/26/2015	Performance RSU	125,880	76,680	101,400	59,560	15,400

(a)	The performance conditions applicable to these RSUs, which were granted in 2007, were not achieved at target in 2010. Accordingly, only 67% of these RSUs will vest in 2011. The 33% of these RSUs that will not vest in 2011 will be carried forward as unvested RSUs and may vest in 2012 if performance goals are met in such year.

(8)	The performance conditions applicable to the following unvested performance-based RSUs granted in 2006 were not achieved in 2010: Mr. Roberts (55,275), Mr. Burke (44,220) and Mr. Cohen (25,713). Accordingly, as of December 31, 2010, these RSUs would not vest in 2011, were permanently forfeited and are not included as outstanding awards in this table.

Option Exercises and Stock Vested in 2010

The following table provides information, for each of our named executive officers, on the number of shares of Class A common stock resulting from the vesting of stock awards in the form of RSUs and the value realized before payment of any applicable withholding tax. None of our named executive officers exercised any stock options during 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Brian L. Roberts	—	—	99,900	$1,839,186
Michael J. Angelakis	—	—	60,840	1,120,126
Stephen B. Burke	—	—	80,370	1,479,656
David L. Cohen	—	—	93,315	1,866,046
Arthur R. Block	—	—	40,770	723,587

Nonqualified Deferred Compensation in and as of 2010 Fiscal Year-End

The table below provides information on the nonqualified deferred compensation of our named executive officers in and as of the end of 2010.(1)

Name	Executive Contributions in Last FY ($)(2)	Registrant Contributions in Last FY ($)(3)	Aggregate Earnings in Last FY ($)(4)	Aggregate Withdrawals/ Distributions ($)(5)	Aggregate Balance at Last FYE ($)(6)
Brian L. Roberts	$7,410,814	$3,000,000	$4,820,613	$ (3,000,000)	$45,824,409
Michael J. Angelakis	2,473,198	1,500,000	2,837,388	—	26,950,273
Stephen B. Burke	—	2,000,000	5,769,250	(20,393,291)	35,095,090
David L. Cohen	655,617	911,630	1,391,359	—	13,116,858
Arthur R. Block	949,696	—	1,297,935	—	12,339,452

(1)	Amounts in this table have been deferred under our deferred compensation plans. Eligible employees and directors may elect to participate in these plans. Employees may defer any cash compensation they receive, other than sales commissions or other similar payments, and nonemployee directors may defer any compensation they receive for services as a director, whether paid in stock or in cash. Amounts credited to each participant’s account will generally be deemed invested in an income fund, which is credited at the annual rate applicable at the time of the participant’s deferral (which is currently 12%) for so long as the individual is employed by, or is providing services to, us. Following such time, any amounts remaining deferred in the income fund are credited with interest at the prime rate plus 1%, unless the Compensation Committee provides for a different rate. Nonemployee directors who have elected to defer the receipt of shares as described in the “Director Compensation for 2010” table on page 71 will have these amounts initially deemed invested in our stock fund. Compensation earned on or before December 31, 2004 was required to be deferred for a minimum of one year, with any redeferral required to be for a minimum of two years. Compensation earned on or after January 1, 2005 is required to be deferred for a minimum of two years, with any redeferral required to be for a minimum of five years. In either case, the maximum deferral of the commencement of distributions associated with any individual election is ten years.

(2)	These amounts are reported as compensation in the “Summary Compensation Table for 2010” on page 54 under the columns “Salary” and “Non-Equity Incentive Plan Compensation.”

(3)	These amounts are reported as compensation in the “Summary Compensation Table for 2010” on page 54 under the column “All Other Compensation.”

(4)	The portion of these amounts that represents interest earned in excess of 120% of the long-term applicable federal rate is reported as compensation in the “Summary Compensation Table for 2010” on page 54 under the column “Change in Pension Value and Nonqualified Deferred Compensation Earnings.”

(5)	These amounts are distributions made pursuant to deferral elections made under the applicable deferred compensation plan.

(6)	All amounts contributed by a named executive officer and by us in prior years have been reported in the Summary Compensation Tables in our previously filed proxy statements in the year earned to the extent he was a named executive officer for purposes of the SEC’s executive compensation disclosure.

Agreements with Our Named Executive Officers

The following is a description of selected terms of the agreements that we have entered into with our named executive officers, as such terms relate to the compensation reported and described in this proxy statement.

Employment Agreement with Mr. Roberts

On June 30, 2010 and December 31, 2010, we entered into amendments to Mr. Roberts’ employment agreement. The June 30, 2010 amendment extended the term of his employment agreement to June 30, 2011. The December 31, 2010 amendment specified the amount of our contribution to our deferred compensation plans on Mr. Roberts’ behalf for 2011. The following describes Mr. Roberts’ employment agreement as so amended.

Base Salary.    The agreement provides for an annual base salary of $2,500,000 from the inception of the agreement through December 31, 2005. This amount is reviewed annually to determine whether an increase is appropriate for the subsequent calendar year in the term of the agreement. If increased, Mr. Roberts’ salary may not be reduced, except under an overall plan to reduce the compensation of all our senior executive officers. Notwithstanding the foregoing, Mr. Roberts has agreed not to receive an increase in base salary from January 1, 2009 through February 29, 2012.

Annual Bonus.    Mr. Roberts is eligible to receive an annual performance bonus, payable in cash, of a percentage of his base salary for the applicable year. During the term of the agreement, Mr. Roberts’ bonus opportunity, expressed as a percentage of base salary, will be established by the Compensation Committee; however, the applicable target bonus percentage will not be less than 300% if all performance targets are achieved.

Deferred Compensation.    The agreement entitles Mr. Roberts to an annual Company contribution to our deferred compensation plans for each of the calendar years during the term of the agreement. The amounts include $3,000,000 for 2010 and $3,150,000 for 2011.

Perquisites.    The agreement provides for Mr. Roberts to continue to receive those perquisites and fringe benefits in effect at the time of the agreement under our current plans and policies. Since 2006, our named executive officers have been required to pay us for any benefits that would otherwise be considered perquisites.

Employment Agreement with Mr. Angelakis

Base Salary.    Mr. Angelakis’ employment agreement, entered into on December 18, 2009, provides for an annual base salary of $1,682,448 from the inception of the agreement through February 28, 2010. This amount may be increased in connection with any salary increase program offered by us during the term of the agreement, on a basis consistent with that applicable to other employees at Mr. Angelakis’ level. Mr. Angelakis’ salary may not be reduced, other than as part of a salary reduction program effected by us during the term of the agreement, on a basis consistent with that applicable to other employees at Mr. Angelakis’ level. Notwithstanding the foregoing, Mr. Angelakis has agreed not to receive an increase in base salary from January 1, 2009 through February 29, 2012.

Annual Bonus.    Mr. Angelakis is eligible to receive an annual performance bonus, payable in cash, of a percentage of his base salary for the applicable year. During the term of the agreement, Mr. Angelakis’ applicable target bonus percentage will not be less than 300% if all performance targets are achieved.

Other Compensation.    Under the agreement, Mr. Angelakis received two cash bonuses, each of $1,500,000, and two restricted stock unit grants, each having a value of approximately $3,000,000. Vesting under each restricted stock unit grant occurs on the 13th month anniversary of the date of grant, subject generally to continued employment and a performance condition of a year-over-year increase in our free cash flow. One cash bonus and restricted stock unit grant was made following the effective date of the agreement and the other cash bonus and restricted stock unit grant were made on July 2, 2010 and June 4, 2010, respectively. If Mr. Angelakis terminates his employment without good reason or we terminate his employment with cause before July 2, 2011, he must reimburse us for 50% of the amount of the cash bonus granted on July 2, 2010.

Deferred Compensation.    The agreement entitles Mr. Angelakis to an annual Company contribution to our deferred compensation plans for each of the calendar years during the term of the agreement. The amounts are $1,500,000 for 2010; $1,575,000 for 2011; and $1,653,750 for 2012.

Employment Agreement with Mr. Burke

Base Salary.    Mr. Burke’s employment agreement, entered into on December 16, 2009, provides for an annual base salary of $2,243,264 from the inception of the agreement through February 28, 2010. This amount may be increased in connection with any salary increase program offered by us during the term of the agreement, on a basis consistent with that applicable to other employees at Mr. Burke’s level. Mr. Burke’s salary may not be reduced, other than as part of a salary reduction program effected by us during the term of the agreement, on a basis consistent with that applicable to other employees at Mr. Burke’s level. Notwithstanding the foregoing, Mr. Burke has agreed not to receive an increase in base salary from January 1, 2009 through February 29, 2012.

Annual Bonus.    Mr. Burke is eligible to receive an annual performance bonus, payable in cash, of a percentage of his base salary for the applicable year. During the term of the agreement, Mr. Burke’s applicable target bonus percentage will not be less than 300% if all performance targets are achieved.

Other Compensation.    Under the agreement, Mr. Burke received two cash bonuses, each of $3,000,000, and two restricted stock unit grants, each having a value of approximately $6,000,000. Vesting under each restricted stock unit grant occurs on the 13th month anniversary of the date of grant, subject generally to continued employment and a performance condition of a year-over-year increase in our free cash flow. One cash bonus and restricted stock unit grant was made following the effective date of the agreement and the other cash bonus and restricted stock unit grant were made on July 2, 2010 and June 4, 2010, respectively. If Mr. Burke terminates his employment without good reason or we terminate his employment with cause before July 2, 2011, he must reimburse us for 50% of the amount of the cash bonus granted on July 2, 2010.

Deferred Compensation.    The agreement entitles Mr. Burke to an annual Company contribution to our deferred compensation plans for each of the calendar years during the term of the agreement. The amounts are $2,000,000 for 2010; $2,100,000 for 2011; $2,205,000 for 2012; $2,315,250 for 2013; and $2,431,012 for 2014.

Employment Agreement with Mr. Cohen

On December 31, 2010, we entered into an amendment to Mr. Cohen’s employment agreement. The amendment extended the term of his employment agreement to December 31, 2011 and specified the amount of our contribution to our deferred compensation plans on Mr. Cohen’s behalf for 2011. On February 22, 2011, we entered into a new employment agreement with Mr. Cohen. The agreement secures Mr. Cohen’s employment with our company through December 31, 2015. The following describes Mr. Cohen’s new employment agreement.

Base Salary.    The agreement provides for Mr. Cohen’s base salary to remain at its current annual rate of $1,337,994 from the inception of the agreement through February 28, 2012. This amount may be increased in connection with any salary increase program offered by us during the term of the agreement, on a basis consistent with that applicable to other employees at Mr. Cohen’s level. Mr. Cohen’s salary may not be reduced, other than as part of a salary reduction program effected by us during the term of the agreement, on a basis consistent with that applicable to other employees at Mr. Cohen’s level. Notwithstanding the foregoing and the terms otherwise set forth in Mr. Cohen’s prior employment agreement, Mr. Cohen has agreed not to receive an increase in base salary from January 1, 2009 through February 29, 2012.

Annual Bonus.    Mr. Cohen is eligible to receive an annual performance bonus, payable in cash, of a percentage of his base salary for the applicable year. During the term of the agreement, Mr. Cohen’s applicable target bonus percentage will not be less than 200% if all performance targets are achieved. Under Mr. Cohen’s prior agreement, his applicable target bonus percentage was not less than 125% if all performance targets were achieved.

Other Compensation.    Under the agreement, Mr. Cohen received two cash bonuses, each of $1,500,000, and two restricted stock unit grants, each having a value of approximately $1,000,000. One cash bonus and restricted stock unit grant were made on March 11, 2011, and the other cash bonus and restricted stock unit grant will be made as soon as practicable following January 1, 2012. The restricted stock unit grants immediately vest upon their respective grant date.

Deferred Compensation.    The agreement entitles Mr. Cohen to an annual Company contribution to our deferred compensation plans for each of the calendar years during the term of the agreement. The amounts are $1,050,000 for 2012; $1,102,500 for 2013; $1,157,625 for 2014; and $1,215,506 for 2015. Under Mr. Cohen’s prior agreement, the amounts included $911,630 for 2010 and $1,000,000 for 2011.

Employment Agreement with Mr. Block

Base Salary.    Mr. Block’s employment agreement, entered into on December 16, 2009 and amended on January 26, 2010, provides for an annual base salary of $900,000 from the inception of the agreement through February 28, 2011. This amount may be increased in connection with any salary increase program offered by us during the term of the agreement, on a basis consistent with that applicable to other employees at Mr. Block’s level. Mr. Block’s salary may not be reduced, other than as part of a salary reduction program effected by us during the term of the agreement, on a basis consistent with that applicable to other employees at Mr. Block’s level.

Annual Bonus.    Mr. Block is eligible to receive an annual performance bonus, payable in cash, of a percentage of his base salary for the applicable year. During the term of the agreement, Mr. Block’s applicable target bonus percentage will not be less than 100% if all performance targets are achieved.

Other Compensation.    Under the agreement, Mr. Block received a stock option grant having a value of approximately $692,163 and a restricted stock unit grant having a value of approximately $1,692,163, with vesting generally subject to continued employment over a period of ten years in the case of the stock option grant and five years in the case of the restricted stock unit grant, and with vesting under the restricted stock unit grant additionally subject to a performance condition of a year-over-year increase in our free cash flow.

Noncompetition and Confidentiality

Each of our named executive officers is subject to noncompetition covenants. Under the agreements, each has agreed not to compete with us during his employment and, in the event his employment terminates other than by us without cause or by him with good reason, for one year after termination of his employment. If we have not renewed the executive’s employment agreement and he terminates his employment after the end of the initial term of the agreement (other than for good reason), we may elect to have the noncompetition provisions apply in exchange for providing him with one year’s base salary and bonus. Each of our named executive officers has also agreed not to solicit our employees or customers for one year after termination of his employment. Further, as Messrs. Cohen and Block are each attorneys, each may engage in the practice of law.

Each of our named executive officers is subject to confidentiality covenants. Each has agreed to maintain the confidentiality of our information and not to use such information, except for our benefit, at all times during and after his employment with us.

Potential Payments upon Termination or Change in Control

The table below describes the payments and benefits to which each of our named executive officers would have been entitled (i) had his employment terminated on December 31, 2010 (a) by us without cause or by him with good reason, (b) because of his death, (c) due to his disability or (d) upon his retirement or (ii) upon a change in control. In addition to the specific payments and benefits described below for each named executive officer, our named executive officers also would have been entitled to receive any benefits due under the terms of our benefit plans and programs, including our deferred compensation plans described in further detail in the “Nonqualified Deferred Compensation in and as of 2010 Fiscal Year-End” table on page 63. All amounts are estimates only, and actual amounts will vary depending upon the facts and circumstances applicable at the time of the triggering event.

Name	Base Salary Continuation ($)	Annual Cash Bonus Continuation ($)	Accrued Annual Cash Bonus ($)	Acceleration and Exercisability of Unvested Stock Options ($)(1)	Acceleration of Unvested RSUs ($)(1)		Deferred Compensation Contributions ($)	Health Benefit Continuation ($)	Total ($)
Brian L. Roberts
Without Cause/With Good Reason(2)	$ 5,601,522	$ 8,402,283	$8,402,283	$ —	$ —		$3,150,000	$ 25,248	$ 25,581,336
Death(3)	—	—	8,402,283	17,044,903	25,286,701		—	580,704	51,314,591
Disability(4)	14,003,805	42,011,415	8,402,283	17,044,903	25,286,701		3,150,000	—	109,899,107
Retirement(5)	—	—	—	—	—		—	—	—
Change in Control(6)	—	—	—	—	—		—	—	—
Michael J. Angelakis
Without Cause/With Good Reason(7)	3,364,896	5,047,344	5,047,344	1,754,097	9,910,074	(9)	—	25,248	25,149,003
Death(8)	420,612	—	5,047,344	8,695,709	20,216,091		—	—	34,379,756
Disability(8)	420,612	—	5,047,344	8,695,709	20,216,091		—	—	34,379,756
Retirement(5)	—	—	—	—	—		—	—	—
Change in Control(6)	—	—	—	—	—		—	—	—
Stephen B. Burke
Without Cause/With Good Reason(7)	4,486,528	6,729,792	6,729,792	3,082,678	20,332,071	(9)	—	25,248	41,386,109
Death(8)	560,816	—	6,729,792	13,586,624	35,379,653		—	—	56,256,885
Disability(8)	560,816	—	6,729,792	13,586,624	35,379,653		—	—	56,256,885
Retirement(5)	—	—	—	—	—		—	—	—
Change in Control(6)	—	—	—	—	—		—	—	—
David L. Cohen
Without Cause/With Good Reason(7)	2,675,988	1,672,493	1,672,493	2,058,315	3,080,194	(9)	—	25,248	11,184,731
Death(8)	334,499	—	1,672,493	8,742,959	11,890,340		—	—	22,640,291
Disability(8)	334,499	—	1,672,493	8,742,959	11,890,340		—	—	22,640,291
Retirement(5)	—	—	—	—	—		—	—	—
Change in Control(6)	—	—	—	—	—		—	—	—
Arthur R. Block
Without Cause/With Good Reason(7)	1,800,000	900,000	900,000	707,105	1,436,706		—	25,248	5,769,059
Death(8)	225,000	—	900,000	2,831,830	5,715,276		—	—	9,672,106
Disability(8)	225,000	—	900,000	2,831,830	5,715,276		—	—	9,672,106
Retirement(5)	—	—	—	—	—		—	—	—
Change in Control(6)	—	—	—	—	—		—	—	—

(1)	The value associated with the acceleration of equity compensation is based on the closing market price of a share of our Class A common stock and Class A Special common stock as of December 31, 2010, minus, in the case of stock options, the exercise price; there is no value associated with stock options that were not in-the-money as of December 31, 2010. On December 31, 2010, the closing market price of our Class A common stock was $21.97 and the closing market price of our Class A Special common stock was $20.81.

(2)	If we terminate Mr. Roberts’ employment without cause or he terminates it with good reason, he is entitled to payment of base salary (based on the highest base salary he received during the term) on a monthly basis and health benefits for 24 months after termination. He is also entitled to the payment of his annual cash bonus, prorated to reflect the number of days he was employed during the year of such termination (assuming full achievement of target performance), and another cash bonus (assuming full achievement of target performance and based on his highest participation levels during the term, which is 300%) for 12 months after termination. In addition, we will continue to provide the Company deferred compensation credits on the schedule set forth in his employment agreement. Under Mr. Roberts’ employment agreement, “cause” generally means willful engagement in misconduct that is materially injurious to our company, monetarily or otherwise (including fraud, misappropriation, embezzlement, self-dealing, dishonesty, misrepresentation and conviction of a crime of a felony), willful material violation of any material Company policy or our code of conduct, or willful material breach of any provision of his agreement, and “good reason” generally means assignment of any duties inconsistent in any material respect with his positions, education, skills and experience, any other action that results in a change in his positions and titles or a substantial diminution in his duties or a material breach of any provision of his agreement.

(3)	If Mr. Roberts’ employment is terminated by reason of his death, his unvested stock options and RSUs will vest in full and his options will remain exercisable for the remainder of their terms. In addition, his spouse or his or her estate is entitled to payment of his annual cash bonus, prorated to reflect the number of days he was employed during the year of his death (assuming full achievement of target performance), and his spouse is entitled to continued health benefits during her lifetime.

(4)	If Mr. Roberts’ employment is terminated by reason of his disability, we must continue to pay his base salary on a monthly basis for five years, pay his annual cash bonus, prorated to reflect the number of days he was employed during the year of his disability, and pay an annual cash bonus (assuming full achievement of target performance) on an annual basis for five years, and his unvested stock options and RSUs will vest in full and his options will remain exercisable for the remainder of their terms. In addition, we will continue to provide the Company deferred compensation credits on the schedule set forth in his employment agreement for so long as he is living.

(5)	None of our named executive officers would have been entitled to any retirement-related compensation had they retired on December 31, 2010, as none is 62 years of age. Our retirement policy provides that upon reaching the age of 62, certain of our senior executives, including our named executive officers, are entitled to (i) the continued vesting and exercisability of options granted after July 2010 for (x) 36 and 39 months, respectively, following the termination of employment if he or she has completed 10 years of service, (y) 60 and 63 months, respectively, following the termination of employment if he or she has completed 15 years of service and (z) 114 and 117 months, respectively, following the termination of employment if he or she has completed 20 years of service, provided that no option will be exercisable after the 10th anniversary of the date of grant; (ii) the continued vesting and exercisability of options granted from March 2005 through July 2010 for 36 and 39 months, respectively, following the termination of employment if he or she has completed 10 years of service; and (iii) the continued vesting of RSUs granted after July 2010 for 36 months following the termination of employment if he or she has completed 10 years of service, 48 months following the termination of employment if he or she has completed 15 years of service and 60 months following the termination of employment if he or she has completed 20 years of service.

(6)	Under Mr. Roberts’ employment agreement and Mr. Cohen’s prior employment agreement (which was in effect on December 31, 2010), if, in connection with a transaction, our Board determines that it is appropriate to accelerate the vesting of options and, in the case of Mr. Roberts, RSUs, we will provide notice of this decision at least ten business days before the anticipated closing date of the event. If so determined, all options held by them will become immediately exercisable in full, and all RSUs held by Mr. Roberts will immediately become fully vested. Until the day before the date of the transaction, they will be able to exercise all such options. If the transaction is not consummated, the options will be treated as not having been exercisable and the RSUs will be treated as not having vested. In addition, if we were to terminate Mr. Roberts’ employment following the transaction, it would be treated as a termination without cause and he would be entitled to the amounts set forth in the “Without Cause/With Good Reason” category, as described in footnote (2) to this table.

We believe it is likely that if our Board were to accelerate the vesting of the options and/or RSUs of Messrs. Roberts and Cohen, it would also determine that it would be appropriate to accelerate the options and/or RSUs of all of our named executive officers, including Messrs. Angelakis, Burke and Block. If our Board had decided to accelerate the vesting of such options or RSUs as of December 31, 2010, our named executive officers would have been entitled to the applicable amounts set forth in the “Acceleration and Exercisability of Unvested Stock Options” and “Acceleration of Unvested RSUs” columns as if their employment had been terminated due to their death or disability.

(7)	If we terminate any of such executives’ employment without cause or he terminates his employment with good reason, he is entitled to receive his then-current base salary (payable in accordance with our regular payroll practices in the case of Messrs. Angelakis, Burke and Block and, in the case of Mr. Cohen, on a monthly basis under his prior employment agreement (which was in effect on December 31, 2010) and in accordance with our regular payroll practices under his new employment agreement, which was effective February 22, 2011) and continued health benefits for a period of 24 months from the date of termination. He is also entitled to receive the current year’s annual cash bonus (assuming full achievement of target performance) and the following year’s target annual cash bonus (prorated to reflect the number of months he was employed during the year of termination and assuming full achievement of target performance). In addition, each such executive is entitled to continued vesting of his stock options and RSUs in accordance with their respective terms for 12 months following termination, and his vested stock options will remain exercisable for a period equal to the lesser of 15 months or the end of the stock option’s term in the case of Messrs. Angelakis, Burke and Block, and, in the case of Mr. Cohen, no longer than 12 months under his prior employment agreement (which was in effect on December 31, 2010) and in accordance with the same terms described above with regard to Messrs. Angelakis, Burke and Block under Mr. Cohen’s new agreement, which was effective February 22, 2011. For purposes of Mr. Cohen’s prior employment agreement, “cause” generally means fraud, misappropriation, embezzlement, gross negligence in the performance of duties, self-dealing, dishonesty, misrepresentation, conviction of a crime of a felony, material violation of any Company policy, material violation of our code of conduct or a material breach of his agreement, and “good reason” generally means assignment of any position or duties inconsistent in any material respect with his education, skills and experience, any other action by us that results in a substantial diminution in his position and duties or a material breach of any material provision of his agreement. For purposes of the employment agreements of Messrs. Angelakis, Burke and Block (and the new employment agreement of Mr. Cohen), “cause” generally means conviction of a felony or a crime involving moral turpitude, fraud, embezzlement or other misappropriation of funds with respect to our company, material misrepresentation with respect to our company, substantial failure to perform duties, gross negligence or misconduct in the performance of duties, material violation of our employee handbook, code of conduct or any other written Company policy or a material breach of his agreement, and “good reason” generally means a substantial demotion in his position or a material breach of any material provision of his agreement.

(8)	If any of such executive’s employment terminates due to his death or disability, he or his estate will receive three months of base salary and payment of his annual cash bonus, prorated to reflect the number of days he was employed during the year of such termination (assuming full achievement of target performance). In addition, full vesting of such executive’s stock options and RSUs will occur and his stock options will remain exercisable for the remainder of their terms.

(9)	The performance conditions applicable to the following unvested performance-based RSUs granted in 2006 were not achieved in 2010: Mr. Burke (44,220) and Mr. Cohen (25,713). Accordingly, as of December 31, 2010, these RSUs would not vest in 2011 and were permanently forfeited, and their value is not included in this table. In addition, the performance conditions applicable to the following unvested performance-based RSUs granted in 2007 were not achieved in 2010: Mr. Angelakis (9,414), Mr. Burke (16,656) and Mr. Cohen (9,700). Even though these RSUs are eligible to be carried forward as unvested RSUs that could vest in 2012 if performance goals are met, as of December 31, 2010, these RSUs would not vest in 2011. Accordingly, because Messrs. Angelakis, Burke and Cohen’s continued vesting period following a termination without cause or with good reason is only 12 months, these RSUs could not have vested in 2011 and their value is not included in this table.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity plan information as of December 31, 2010.

Plan Category	Number of Securities To Be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a) (c)
Equity compensation plans approved by security holders(1)
Class A common stock(2)	183,140,293	$18.74	76,914,475
Class A Special common stock	22,514,508	22.82	—
Equity compensation plans not approved by security holders	—		—

Total(2)	205,654,801		76,914,475

(1)	Includes the following plans: our 2003 Stock Option Plan, 2002 Stock Option Plan, 2002 Restricted Stock Plan (under which RSUs and performance-based RSUs have been granted), 2002 Employee Stock Purchase Plan and 2002 Deferred Stock Option Plan. Also includes our 2002 Deferred Compensation Plan and 2005 Deferred Compensation Plan (under which shares of Class A and Class A Special common stock have been credited to participants’ accounts). The weighted-average exercise price in column (b) takes into account only stock options under our 2002 and 2003 Stock Option Plans. The number of shares available for issuance in column (c) includes the following number of shares of Class A common stock: 50,360,261 shares available for issuance under our 2003 Stock Option Plan; 20,446,229 shares available for issuance under our 2002 Restricted Stock Plan; 733,427 shares that were issued in connection with the fourth quarter 2010 purchase period under our 2002 Employee Stock Purchase Plan; and 5,374,558 shares available for issuance under our 2002 Employee Stock Purchase Plan.

(2)	Includes stock options assumed in connection with our AT&T Broadband acquisition in November 2002, which were granted under the AT&T Broadband Corp. Adjustment Plan. As of December 31, 2010, these assumed stock options were outstanding with respect to 11,210,177 shares of Class A common stock and had a weighted average exercise price of $20.70 per share.

DIRECTOR COMPENSATION FOR 2010

The following table sets forth specified information regarding the 2010 compensation of our nonemployee directors. Our employee directors, Messrs. Brian L. Roberts, Ralph J. Roberts and Brodsky, do not receive any compensation for their services as directors. For a description of our nonemployee director compensation program, see “Proposal 1: Election of Directors — Director Compensation — Board and Committee Fees and Equity Awards” above.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	Total ($)
S. Decker Anstrom	$120,000	$125,000	—	$ 92,738	$337,738
Kenneth J. Bacon	97,500	125,000	—	63,547	286,047
Sheldon M. Bonovitz	82,000	125,000	—	321,354	528,354
Edward D. Breen	95,000	125,000	—	31,373	251,373
Joseph J. Collins	122,500	125,000	—	55,838	303,338
J. Michael Cook	122,000	125,000	—	88,632	335,632
Gerald L. Hassell	99,500	125,000	—	11,995	236,495
Jeffrey A. Honickman	127,500	125,000	—	40,571	293,071
Dr. Judith Rodin	127,500	125,000	—	86,983	339,483
Michael I. Sovern	115,000	125,000	—	95,218	335,218

(1)	This column represents all cash retainers and meeting fees earned by our nonemployee directors with respect to their service in 2010, regardless of whether such fees were deferred as described below. Messrs. Anstrom, Breen, Collins, Hassell and Honickman have elected to receive 50% of their annual retainer in the form of equity. In 2010, they each earned (and deferred) share units with respect to 1,577 shares of Class A common stock.

(2)	The amounts in this column represent the aggregate grant date fair value of shares of Class A common stock granted in 2010, in accordance with FASB ASC Topic 718. The amounts in this column were calculated using the valuation assumptions discussed in the “Share-Based Compensation” footnote to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010. The amounts were determined by multiplying the Class A common stock closing price on the date of grant by the number of shares subject to the grant. All nonemployee director annual equity awards were deferred, except in the case of Mr. Breen.

As of December 31, 2010, each of our nonemployee directors had the following outstanding stock awards in the form of share units with respect to shares of Class A common stock, all of which were deferred: Mr. Anstrom: 39,293 as a result of annual equity awards and 11,671 as a result of annual retainers; Mr. Bacon: 39,293 as a result of annual equity awards; Mr. Bonovitz: 5,886 as a result of annual equity awards; Mr. Breen: 27,854 as a result of annual equity awards and 8,337 as a result of annual retainers; Mr. Collins: 39,293 as a result of annual equity awards and 8,628 as a result of annual retainers; Mr. Cook: 39,293 as a result of annual equity awards and 5,564 as a result of annual retainers; Mr. Hassell: 27,827 as a result of annual equity awards and 4,541 as a result of annual retainers; Mr. Honickman: 39,398 as a result of annual equity awards and 7,681 as a result of annual retainers; Dr. Rodin: 39,293 as a result of annual equity awards and 7,209 as a result of annual retainers; and Mr. Sovern: 39,293 as a result of annual equity awards. The number of share units held by each nonemployee director as indicated in this paragraph includes share units held by such nonemployee director arising from the accrual of dividend equivalents on deferred share units.

(3)	None of our nonemployee directors was granted stock option awards in 2010. As of December 31, 2010, our nonemployee directors had outstanding option awards with respect to the following shares of Class A common stock: Mr. Anstrom: 33,750 shares; Mr. Bacon: 33,750 shares; Mr. Bonovitz: 33,750 shares; Mr. Breen: 5,625 shares; Mr. Collins: 14,062 shares; Mr. Cook: 43,930 shares; Dr. Rodin: 33,750 shares; and Mr. Sovern: 43,932 shares. As of December 31, 2010, Messrs. Hassell and Honickman did not have any outstanding option awards.

(4)	Annual retainer and other meeting fees received by our nonemployee directors may be deferred in whole or in part under our deferred compensation plans. The amounts in this column represent the dollar value of interest earned on deferred compensation in excess of 120% of the long-term applicable federal rate (the current interest crediting rate on deferred compensation is 12%).

RELATED PARTY TRANSACTION POLICY AND CERTAIN TRANSACTIONS

We review all transactions, except for certain de minimis transactions as set forth in our related party transactions policy, involving us in which any of our directors, director nominees, significant shareholders and executive officers and their immediate family members are participants to determine whether such person has a direct or indirect material interest in the transaction. All directors, director nominees and executive officers are required to promptly notify our General Counsel or our Executive Vice President with supervisory responsibility for our General Counsel of any proposed transaction involving us in which such person has a direct or indirect material interest. Such proposed transaction is then reviewed by either the independent members of our Board as a whole, the Governance and Directors Nominating Committee or the Audit Committee to determine whether the proposed transaction is a related party transaction under our policy. In reviewing any related party transaction, the independent members of the Board as a whole, the Governance and Directors Nominating Committee or the Audit Committee will determine whether or not to approve or ratify the transaction based on all relevant facts and circumstances, including the following:

•	the materiality and character of the related person’s interest in the transaction;

•	the commercial reasonableness of the terms of the transaction;

•	the benefit and perceived benefit, or lack thereof, to our company;

•	the opportunity costs of alternate transactions; and

•	the actual or apparent conflict of interest of the related person.

After such review, the reviewing body approves or ratifies the transaction only if it determines that the transaction is in, or not inconsistent with, the best interests of our company and our shareholders. Our related party transaction policy is posted under the “Governance” section of our website at www.cmcsa.com or www.cmcsk.com.

Mr. Ralph J. Roberts, one of our directors, is our Founder, Chairman Emeritus of the Board and an employee. From January 1, 2010 through December 31, 2010, although Mr. Roberts only received $1 as a salary and did not receive any bonus from us, he received a total of approximately $26,530,000 in compensation (which primarily includes the reimbursement of premiums on split-dollar life insurance policies, the aggregate amount of payments to cover certain tax liabilities, the dollar value of incremental compensation in connection with equity-based awards and the dollar value of interest earned on compensation previously deferred under our deferred compensation plans, calculated in the same manner as set forth in footnote 6 to the “Summary Compensation Table for 2010” beginning on page 54). He participates in our retirement, health and welfare benefit plans on the same basis as other similarly situated employees. In addition, if his employment terminates under specified circumstances, he will receive specified payments and benefits pursuant to his employment agreement.

Mr. Brodsky, one of our directors, is our non-executive Vice Chairman and an employee. From January 1, 2010 through December 31, 2010, Mr. Brodsky received a total of approximately $6,214,000 in compensation (which primarily includes the dollar value of interest earned on compensation deferred under our deferred compensation plans, calculated in the same manner as set forth in footnote 6 to the “Summary Compensation Table for 2010” beginning on page 54). He participates in our retirement, health and welfare benefit plans on the same basis as other similarly situated employees. In addition, if his employment terminates under specified circumstances, he will receive specified payments and benefits pursuant to his employment agreement. Debra G. Brodsky, a daughter of Mr. Brodsky, is one of our employees. From January 1, 2010 through December 31, 2010, she received approximately $248,000 in compensation. She also participates in our retirement, health and welfare benefit plans on the same basis as other similarly situated employees. Mr. Brodsky has no supervisory authority over Ms. Brodsky and has no role in setting her compensation.

Mr. Hassell, one of our directors, is President of BNYM. BNYM participates in syndicated loans made to us. These loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to BNYM and did not involve more than the normal risk of collectability or present other unfavorable features. In addition, pursuant to a contract with BNYM, we paid fees to BNYM for subscriber refund and escheatment processing of approximately $1,705,000 in 2010. Mr. Hassell was not directly involved in the negotiation of these transactions, and he is not involved in any aspect of any commercial relationship between us and BNYM.

Mr. Mestre, a nominee for director, is Co-Vice Chairman of Evercore Partners Inc. In 2010, we paid Evercore Partners a fee of $1,517,000 for financial advisory services.

SHAREHOLDER PROPOSALS FOR NEXT YEAR

Any shareholder proposals intended to be presented at our 2012 annual meeting of shareholders and considered for inclusion in our proxy materials must be received by December 2, 2011 and must comply with the procedures of Rule 14a-8 under the Exchange Act. Shareholder proposals failing to comply with the procedures of Rule 14a-8 under the Exchange Act will be excluded. If the date of our 2012 annual meeting is more than 30 days from May 11, 2012, we may publicly announce a different submission deadline from that set forth above, in compliance with SEC rules.

Any shareholder proposals (other than those proposals seeking to nominate directors) that are intended to be presented at the annual meeting of shareholders in 2012 and not included in our proxy materials must comply with the advance notice provision in Section 2.09 of our by-laws. If we call the 2012 annual meeting of shareholders for a date between April 11, 2012 and June 10, 2012, we must receive notice of the proposal on or after February 11, 2012 and on or before March 12, 2012. If we call the 2012 annual meeting of shareholders for any other date, we must receive notice of the proposal by the close of business on the tenth day following the day we mailed notice of, or announced publicly, the date of the meeting, whichever occurs first. If notice is not received by March 12, 2012 (or the tenth day following the day we mail notice of, or announce publicly, the date of our 2012 annual meeting of shareholders, if such meeting is not called for a date between April 11, 2012 and June 10, 2012), the shareholder proposals will be deemed “untimely.”

Shareholders who wish to nominate directors for election must comply with the procedures described under “About our Board and its Committees” beginning on page 12.

All shareholder proposals should be directed to Arthur R. Block, Secretary, Comcast Corporation, at our address listed on page 3.

SOLICITATION OF PROXIES

We pay the cost of this proxy solicitation. Pursuant to SEC rules, we are making this proxy statement and our Annual Report on Form 10-K available to our shareholders electronically via the Internet. In addition to soliciting proxies by Internet and mail, we expect that a number of our employees will solicit shareholders personally and by telephone. None of these employees will receive any additional or special compensation for doing this. We have retained D.F. King & Co., Inc. to assist in the solicitation of proxies for aggregate fees of approximately $28,500 plus reasonable out-of-pocket costs and expenses. We will, on request, reimburse banks, brokerage firms and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners of our common stock and obtaining their voting instructions.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT ON FORM 10-K

Shareholders can access this proxy statement and our Annual Report on Form 10-K via the Internet at www.proxyvote.com by following the instructions outlined on the secure website. For future annual meetings of shareholders, shareholders can consent to accessing their proxy materials, including the Notice of Internet Availability of Proxy Materials, the proxy statement and the annual report, electronically in lieu of receiving them by mail. To receive materials electronically, you will need access to a computer and an e-mail account. You will have the opportunity to revoke your request for electronic delivery at any time without charge.

If you are a registered shareholder and you have not already done so, you can choose this electronic delivery option by following the instructions provided when voting via the Internet and provided on the proxy card. Your choice will remain in effect unless you revoke it by contacting our transfer agent, Wells Fargo Bank, National Association, at 1-888-883-8903 or P.O. Box 64854, St. Paul, MN 55164-0854. You may update your electronic address by contacting Wells Fargo.

If you hold your shares through a bank, brokerage firm or other nominee and you have not already done so, you can choose this electronic delivery option by contacting your nominee or by following the instructions provided when voting via the Internet. Your choice will remain in effect unless you revoke it by contacting your nominee. You may update your electronic address by contacting your nominee.

IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS

Under SEC rules, delivery of each Notice of Internet Availability of Proxy Materials or a single proxy statement and annual report, as applicable, in a single envelope to two or more shareholders sharing the same mailing address is permitted, under certain conditions. This procedure, called “householding,” is available if all of the following criteria are met:

•	you have the same address as other shareholders registered on our books;

•	you have the same last name as the other shareholders; and

•	your address is a residential address or post office box.

If you meet this criteria, you are eligible for householding and the following terms apply. If you are not eligible, please disregard this notice.

If I am a registered shareholder, what do I need to do to receive just one set of annual disclosure materials?

Notify our transfer agent, Wells Fargo, at 1-888-883-8903 or P.O. Box 64854, St. Paul, MN 55164-0854 to give your consent to householding. This consent is considered perpetual, which means you will continue to receive a single envelope containing each Notice of Internet Availability of Proxy Materials for the household or a single proxy statement and annual report, as applicable, in the future unless you notify Wells Fargo otherwise.

If I am a registered shareholder, what if I consent to have one set of materials mailed now, but change my mind later?

Notify Wells Fargo at 1-888-883-8903 or P.O. Box 64854, St. Paul, MN 55164-0854 to turn off the householding instructions for you. You will then be sent your Notice of Internet Availability of Proxy Materials in its own envelope or a separate proxy statement and annual report, as applicable, within 30 days of receipt of your instruction.

The reason I receive multiple sets of materials is because some of the stock belongs to my children. What happens when they move out and no longer live in my household?

When there is an address change for one of the members of the household, materials will be sent directly to the shareholder at his or her new address.

DIRECTIONS TO THE PENNSYLVANIA CONVENTION CENTER

From New Jersey via the Ben Franklin Bridge

Take NJ Turnpike (North or South) to Exit 4 (Philadelphia/Camden Exit). Take Rte. 73 North and follow it to Rte. 38 West. Take 38 West to the Benjamin Franklin Bridge, crossing into Philadelphia. Follow local traffic signs for Vine Street/PA Convention Center. Continue West on Vine Street for approximately six blocks and make a left turn onto 12th Street. The main entrances are located two blocks ahead at the corner of 12th and Arch Streets, along with most parking garages. Shareholders should enter through the 13th and Arch Street Entrance, which is located on Arch Street between 12th and 13th Streets. The meeting room is conveniently located within walking distance to the 13th and Arch Street Entrance. There will be signs directing shareholders to the meeting location.

From Interstate 76/Schuylkill Expressway

Take Rte. 76 East to Exit 344/I-676 East. Take I-676 East and exit at Broad Street/Rte. 611. You will be on Vine Street. Follow local signs for Vine Street/PA Convention Center. Continue East on Vine Street to 12th Street. Make a right turn onto 12th Street. The main entrances are located two blocks ahead at the corner of 12th and Arch Streets, along with most parking garages. Shareholders should enter through the 13th and Arch Street Entrance, which is located on Arch Street between 12th and 13th Streets. The meeting room is conveniently located within walking distance to the 13th and Arch Street Entrance. There will be signs directing shareholders to the meeting location.

From Interstate 95 North and South

Take I-95 (North or South) to Exit 22 (Central Philadelphia/I-676). Stay in the left lane of this exit. Follow signs for I-676 West to the first exit (Broad Street). This exit brings you to 15th Street. Get into left lane and follow the sign for 611/Broad Street and make a left turn onto Vine Street. Follow signs for Vine Street/PA Convention Center. Continue East on Vine Street to 12th Street. Make a right turn onto 12th Street. The main entrances are located two blocks ahead at the corner of 12th and Arch Streets, along with most parking garages. Shareholders should enter through the 13th and Arch Street Entrance, which is located on Arch Street between 12th and 13th Streets. The meeting room is conveniently located within walking distance to the 13th and Arch Street Entrance. There will be signs directing shareholders to the meeting location.

Public Transportation

SEPTA (Southeastern Pennsylvania Transportation Authority). The Regional Rail lines connect directly to the Convention Center, which is connected to the Market-East/Pennsylvania Convention Center Station. Elevators are available. Please follow signs to the Pennsylvania Convention Center. Once inside the Convention Center, there will be signs directing shareholders to the meeting location.

Parking Information

Several parking garages are available within blocks of the Convention Center and are indicated on the map above. The main entrances are located at the corner of 12th and Arch Streets. Shareholders should enter through the 13th and Arch Street Entrance, which is located on Arch Street between 12th and 13th Streets. The meeting room is conveniently located within walking distance to the 13th and Arch Street Entrance. There will be signs directing shareholders to the meeting location.

Appendix A

COMCAST-NBCUNIVERSAL

2011 EMPLOYEE STOCK PURCHASE PLAN

1.	Purpose.

COMCAST CORPORATION, a Pennsylvania corporation, hereby amends and restates the Comcast-NBCUniversal 2011 Employee Stock Purchase Plan (the “Plan”), effective as of the Effective Date, as defined below. The Plan is intended to encourage and facilitate the purchase of shares of common stock of Comcast Corporation by Eligible Employees of the Joint Venture and any Participating Companies, thereby providing such Eligible Employees with a personal stake in the Company and a long-range inducement to remain in the employ of the Joint Venture and Participating Companies. It is the intention of the Company that the Plan not qualify as an “employee stock purchase plan” within the meaning of section 423 of the Code.

2.	Definitions.

(a) “Account” means a bookkeeping account established by the Committee on behalf of a Participant to hold Payroll Deductions.

(b) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control,” including its correlative terms “controlled by” and “under common control with,” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(c) “Board” means the Board of Directors of the Company.

(d) “Brokerage Account” means the brokerage account established under the Plan by the Company for each Participant, to which Shares purchased under the Plan shall be credited.

(e) “Change of Control” means any transaction or series of transactions as a result of which any Person who was a Third Party immediately before such transaction or series of transactions owns then-outstanding securities of the Company such that such Person has the ability to direct the management of the Company, as determined by the Board in its discretion. The Board may also determine that a Change of Control shall occur upon the completion of one or more proposed transactions. The Board’s determination shall be final and binding.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means the Compensation Committee of the Board or its delegate.

(h) “Company” means Comcast Corporation, a Pennsylvania corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.

(i) “Compensation” means an Eligible Employee’s wages as reported on Form W-2 (i.e., wages as defined in section 3401(a) of the Code and all other payments of compensation for which the Participating Company is required to furnish the employee a written statement under sections 6041(d) and 6051(a)(3) of the Code) from a Participating Company, reduced by reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation, and welfare benefits, but including salary reduction contributions and elective contributions that are not includible in gross income under sections 125 or 402(a)(8) of the Code.

(j) “Effective Date” means the effective date referenced in Paragraph 15.

(k) “Election Form” means the written or electronic form acceptable to the Committee which an Eligible Employee shall use to make an election to purchase Shares through Payroll Deductions pursuant to the Plan.

(l) “Eligible Employee” means an Employee who is not an Ineligible Employee.

(m) “Eligible Employer” means the Joint Venture and any Subsidiary of the Joint Venture other than:

(1)	a Subsidiary that is organized under the laws of a jurisdiction outside of the United States of America, other than a Subsidiary referenced pursuant to Section 2(p)(3); or

(2)	except as otherwise provided by the Committee, a Subsidiary that is a “Participating Company” as defined in the Comcast Corporation 2002 Employee Stock Purchase Plan.

(n) “Employee” means any Employee who is employed by a Participating Company and designated on the books and records of such Participating Company as an employee, provided that the term “Employee” shall not include:

(1)	an individual covered by a collective bargaining agreement, unless such agreement specifically provides for participation hereunder;

(2)	except as otherwise provided by Paragraph 2(p)(3), an individual who is not on a United States employee payroll of a Participating Company or an individual with respect to whom the Participating Company does not report such individual’s compensation as wages on Form W-2;

(3)	an individual who has entered into an agreement with a Participating Company which excludes such individual from participation in employee benefit plans of a Participating Company (whether or not such individual is treated or classified as an employee for certain specified purposes that do not include eligibility to participate in the Plan); and

(4)	an individual who is not classified by the Participating Company as an employee, even if such individual is retroactively re-characterized as an employee by a third party or a Participating Company.

(o) “Fair Market Value” means the closing price per Share on the principal national securities exchange on which the Shares are listed or admitted to trading or, if not listed or traded on any such exchange, on the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or if not listed or traded on any such exchange or system, the fair market value as reasonably determined by the Board or the Committee, which determination shall be conclusive.

(p) “Ineligible Employee” means an Employee who, as of an Offering Commencement Date:

(1)	has been continuously employed by a Participating Company on a full-time basis for less than 90 days;

(2)	has been continuously employed by a Participating Company on a part-time basis for less than one year;

(3)	except as otherwise provided by the Committee, an employee who is (i) employed by a Subsidiary that is organized under the laws of a jurisdiction outside of the United States of America or (ii) whose principal work location is outside of the United States; or

(4)	is an individual whose employment is classified by the Participating Company to which such individual is employed as an internship, or as “temporary” or “intermittent,” all in accordance with uniformly applied personnel policies; or

For purposes of this Paragraph 2(p), an Employee is employed on a part-time basis if the Employee customarily works less than 20 hours per week. For purposes of this Paragraph 2(p), an Employee is employed on a full-time basis if the Employee customarily works 20 or more hours per week.

(q) “Joint Venture” means NBCUniversal, LLC, a Delaware limited liability company.

(r) “Offering” means an offering of Shares by the Company to Eligible Employees pursuant to the Plan.

(s) “Offering Commencement Date” means the first day of each January 1, April 1, July 1 and October 1 beginning on or after the Effective Date, until the Plan Termination Date, provided that the first Offering Commencement Date shall be July 1, 2011.

(t) “Offering Period” means the period extending from an Offering Commencement Date through the following Offering Termination Date.

(u) “Offering Termination Date” means the last day of each March, June, September and December following an Offering Commencement Date, or such other Offering Termination Date established in connection with a Terminating Event.

(v) “Participant” means an Eligible Employee who has timely delivered an Election Form to the Committee in accordance with procedures established by the Committee.

(w) “Participating Company” means all Eligible Employers except such Eligible Employers as may be designated for exclusion by the Board or the Committee from time to time. Notwithstanding the foregoing, the Board or the Committee may delegate its authority to exclude an Eligible Employer from being a Participating Company under this Paragraph 2(w) to an officer of the Company or committee of two or more officers of the Company.

(x) “Payroll Deductions” means amounts withheld from a Participant’s Compensation pursuant to the Plan, as described in Paragraph 5.

(y) “Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.

(z) “Plan” means the Comcast-NBCUniversal 2011 Employee Stock Purchase Plan, as set forth in this document, and as may be amended from time to time.

(aa) “Plan Termination Date” means the earliest of:

(1)	the Offering Termination Date for the Offering in which the maximum number of Shares specified in Paragraph 9 have been issued pursuant to the Plan; or

(2)	the date as of which the Board or the Committee chooses to terminate the Plan as provided in Paragraph 14.

(bb) “Purchase Price” means 85 percent of the lesser of: (1) the Fair Market Value per Share on the Offering Commencement Date, or if such date is not a trading day, then on the next trading day thereafter or (2) the Fair Market Value per Share on the Offering Termination Date, or if such date is not a trading day, then on the trading day immediately preceding the Offering Termination Date.

(cc) “Shares” means shares of Comcast Corporation Class A Common Stock, par value $0.01.

(dd) “Subsidiary” means any Affiliate of the Joint Venture that is controlled by the Joint Venture.

(ee) “Successor-in-Interest” means the Participant’s executor or administrator, or such other person or entity to which the Participant’s rights under the Plan shall have passed by will or the laws of descent and distribution.

(ff) “Terminating Event” means any of the following events:

(1)	the liquidation of the Company; or

(2)	a Change of Control.

(gg) “Third Party” means any Person, together with such Person’s Affiliates, provided that the term “Third Party” shall not include the Company or an Affiliate of the Company.

(hh) “Termination Form” means the written or electronic form acceptable to the Committee which an Employee shall use to discontinue participation during an Offering Period pursuant to Paragraph 7(b).

3.	Eligibility and Participation.

(a) Eligibility.    Each Eligible Employee shall be eligible to participate in the Plan.

(b) Commencement of Participation.    An Eligible Employee shall become a Participant by completing an Election Form and filing it with the Committee on or before the 15th day of the month immediately preceding the Offering Commencement Date for the first Offering to which such Election Form applies. Payroll Deductions for a Participant shall commence on the first payroll period ending after the applicable Offering Commencement Date when his or her authorization for Payroll Deductions becomes effective, and shall end on the Plan Termination Date, unless sooner terminated by the Participant pursuant to Paragraph 7(b).

4.	Shares Per Offering.

The Plan shall be implemented by a series of Offerings that shall commence after Offerings have been authorized by the Board or the Committee, and terminate on the Plan Termination Date. Offerings shall be made with respect to Compensation accumulated during each Offering Period for the period commencing with the first day of the first Offering Period (when such Offering Period is authorized by the Board or the Committee) and ending with the Plan Termination Date. Shares available for any Offering shall be the difference between the maximum number of Shares that may be issued under the Plan, as determined pursuant to Paragraph 9(a), for all of the Offerings, less the actual number of Shares purchased by Participants pursuant to prior Offerings, provided that the maximum number of Shares subject to purchase by any Participant for any Offering Period shall not exceed 1,500. If the total number of Shares subject to purchase under the Plan on any Offering Termination Date exceeds the maximum number of Shares available, the Board or the Committee shall make a pro rata allocation of Shares available for delivery and distribution in as nearly a uniform manner as practicable, and as it shall determine to be fair and equitable, and the unapplied Account balances shall be returned to Participants as soon as practicable following the Offering Termination Date.

5.	Payroll Deductions.

(a) Amount of Payroll Deductions.    On the Election Form, an Eligible Employee may elect to have Payroll Deductions of not more than 15 percent of Compensation earned for each payroll period ending within the Offering Period, subject to the limitation that the maximum amount of Payroll Deductions for any Eligible Employee for any calendar year (including, for this purpose, any payroll deductions for such calendar year pursuant to the Comcast Corporation 2002 Employee Stock Purchase Plan, if any) shall not exceed $12,500, or, with respect to Participants whose compensation is denominated in currency other than United States dollars, if any, the equivalent amount as denominated in such local currency, as determined by the Committee.

(b) Participants’ Accounts.    All Payroll Deductions with respect to a Participant pursuant to Paragraph 5(a) shall be credited to the Participant’s Account under the Plan.

(c) Changes in Payroll Deductions.    A Participant may discontinue Payroll Deductions during an Offering Period by providing a Termination Form to the Committee at any time before the Offering Termination Date applicable to any Offering. No other change can be made during an Offering, including, but not limited to, changes in the amount of Payroll Deductions for such Offering. A Participant may change the amount of Payroll Deductions for subsequent Offerings by giving written notice (or notice in another form pursuant to procedures established by the Committee) of such change to the Committee on or before the 15th day of the month immediately preceding the Offering Commencement Date for the Offering for which such change is effective.

6.	Purchase of Shares.

(a) In General.    On each Offering Termination Date, each Participant shall be deemed to have purchased a number of whole Shares equal to the quotient obtained by dividing the balance credited to the Participant’s Account as of the Offering Termination Date, by the Purchase Price, rounded to the next lowest whole Share. Shares deemed purchased by a Participant under the Plan (net of Shares withheld under Paragraph 11) shall be credited to the Participant’s Brokerage Account as soon as practicable following the Offering Termination Date.

(b) Terminating Events.    The Company shall give Participants at least 30 days’ notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a Terminating Event. The 20th day following the issuance of such notice by the Company (or such earlier date as the Board or the Committee may reasonably determine) shall constitute the Offering Termination Date for any outstanding Offering.

(c) Fractional Shares and Minimum Number of Shares.    Fractional Shares shall not be issued under the Plan. Amounts credited to an Account remaining after the application of such Account to the purchase of Shares under the Plan shall, to the extent not applied to pay withholding taxes under Paragraph 11, be credited to the Participant’s Account for the next succeeding Offering, or, at the Participant’s election, returned to the Participant as soon as practicable following the Offering Termination Date, without interest.

(d) Transferability of Rights to Purchase Shares.    No right to purchase Shares pursuant to the Plan shall be transferable other than by will or by the laws of descent and distribution, and no such right to purchase Shares pursuant to the Plan shall be exercisable during the Participant’s lifetime other than by the Participant.

7.	Termination of Participation.

(a) Account.    Except as provided in Paragraph 7(c), no amounts shall be distributed from Participants’ Accounts during an Offering Period.

(b) Suspension of Participation.    A Participant may discontinue Payroll Deductions during an Offering Period by providing a Termination Form to the Committee at any time before the Offering Termination Date applicable to any Offering, provided that a Participant’s Payroll Deductions shall be discontinued to the extent required in connection with a Participant’s hardship withdrawal under the rules of the NBCUniversal Capital Accumulation Plan or any other plan, program or arrangement pursuant to which discontinuance of contributions to the Plan may be required in connection with a Participant’s hardship withdrawal. All amounts credited to such Participant’s Account shall be applied to the purchase of Shares pursuant to Paragraph 6. A Participant who discontinues Payroll Deductions during an Offering Period, including a discontinuation of Payroll Deductions resulting from a hardship withdrawal, shall not be eligible to participate in the Offering next following the date on which the Participant delivers the Termination Form to the Committee.

(c) Termination of Employment.    Upon termination of a Participant’s employment for any reason, all amounts credited to such Participant’s Account shall be returned to the Participant, or, following the Participant’s death, to the Participant’s Successor-in-Interest.

8.	Interest.

No interest shall be paid or allowed with respect to Payroll Deductions paid into the Plan or credited to any Participant’s Account.

9.	Shares.

(a) Maximum Number of Shares; Adjustments.    Subject to adjustment as provided in this Paragraph 9, not more than 2.6 million Shares in the aggregate may be issued pursuant to the Plan pursuant to Offerings under the Plan. Shares delivered pursuant to the Plan may, at the Company’s option, be either treasury Shares or Shares originally issued for such purpose. In the event that Shares are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up or other substitution of securities of the Company, the Board or the Committee shall make appropriate equitable anti-dilution adjustments to the number and class of shares of stock available for issuance under the Plan, to the number and class of shares of stock subject to outstanding Offerings and to the Purchase Price. Any reference to the Purchase Price in the Plan and in any related documents shall be a reference to the Purchase Price as so adjusted. Any reference to the term “Shares” in the Plan and in any related documents shall be a reference to the appropriate number and class of shares of stock available for issuance under the Plan, as adjusted pursuant to this Paragraph 9. The Board’s or the Committee’s adjustment shall be effective and binding for all purposes of this Plan. All Shares issued pursuant to the Plan shall be validly issued, fully paid and nonassessable.

(b) Participant’s Interest in Shares.    A Participant shall have no interest in Shares offered under the Plan until Shares are credited to the Participant’s Brokerage Account.

(c) Crediting of Shares to Brokerage Account.    Shares purchased under the Plan shall be credited to the Participant’s Brokerage Account as soon as practicable following the Offering Termination Date.

(d) Restrictions on Purchase.    The Board or the Committee may, in its discretion, require as conditions to the purchase of any Shares under the Plan such conditions as it may deem necessary to assure that such purchase of Shares is in compliance with applicable securities laws.

(e) Restrictions on Sale of Shares.    The Board or the Committee may, in its discretion, require as conditions to the sale of any Shares credited to Participants’ Brokerage Accounts under the Plan (i) such conditions as it may deem necessary to assure that such sale of Shares is in compliance with applicable securities laws and (ii) a minimum holding period (not to exceed one year) following the purchase of Shares before Shares credited to Participants’ Brokerage Accounts may be sold or otherwise transferred, provided that such holding period, if any, shall not apply to Shares applied to pay withholding taxes pursuant to Paragraph 11 or to Shares credited to the Brokerage Account of a Participant who has terminated employment on account of death or disability.

10.	Expenses.

The Participating Companies shall pay all fees and expenses incurred (excluding individual Federal, state, local or other taxes) in connection with the Plan. No charge or deduction for any such expenses will be made to a Participant upon the termination of his or her participation under the Plan or upon the distribution of certificates representing Shares purchased with his or her Payroll Deductions.

11.	Taxes.

The Participating Companies shall have the right to withhold from each Participant’s Compensation an amount equal to all federal, state, city or other taxes as the Participating Companies shall determine are required to be withheld by them in connection with the purchase of Shares under the Plan and in connection with the sale of Shares acquired under the Plan. The Company’s obligation to make any delivery or transfer of Shares shall be conditioned on the Participant’s compliance, to the Company’s satisfaction, with any withholding requirement.

Any tax liabilities incurred in connection with a Participant’s participation in the Plan may, to the extent such liabilities cannot be satisfied in full by withholding cash payable in connection with a taxable event, be satisfied by withholding a portion of the Shares otherwise creditable under the Plan having a Fair Market Value approximately equal to the minimum amount of taxes required to be withheld under applicable law.

12.	Plan and Contributions Not to Affect Employment.

The Plan shall not confer upon any Eligible Employee any right to continue in the employ of the Participating Companies.

13.	Administration.

The Plan shall be administered by the Committee. The Board and the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable in administering the Plan, with or without the advice of counsel. The Committee may delegate its administrative duties, subject to its review and supervision, to the appropriate officers and employees of the Company. The determinations of the Board and the Committee on the matters referred to in this Paragraph 13 shall be conclusive and binding.

14.	Amendment and Termination.

The Board or the Committee may terminate the Plan at any time and may amend the Plan from time to time in any respect; provided, however, that upon any termination of the Plan, all Shares or Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan shall be distributed to the Participants, provided further, that no amendment to the Plan shall affect the right of any Participant to receive his or her proportionate interest in the Shares or his or her Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan, provided further that the Company may seek shareholder approval of the Plan or any amendment to the Plan if such approval is determined to be required by or advisable under the regulations of the Securities and Exchange Commission or the Internal Revenue Service, the rules of any stock exchange or system on which the Shares are listed or other applicable law or regulation, and provided further that the Board or the Committee may condition the effectiveness of any Election Form on such shareholder approval.

15.	Effective Date.

The Plan as amended and restated shall be effective as of February 23, 2011, the date the Plan was adopted by the Committee, provided that the first Offering Period shall not commence until July 1, 2011.

16.	Government and Other Regulations.

(a) In General.    The purchase of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.

(b) Securities Law.    The Committee shall have the power to make each Offering under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including Rule 16b-3 (or any similar rule) promulgated by the Securities and Exchange Commission thereunder.

17.	Non-Alienation.

No Participant shall be permitted to assign, alienate, sell, transfer, pledge or otherwise encumber his right to purchase Shares under the Plan prior to time that Shares are credited to the Participant’s Brokerage Account. Any attempt at assignment, alienation, sale, transfer, pledge or other encumbrance shall be void and of no effect.

18.	Notices.

Any notice required or permitted hereunder shall be sufficiently given only if delivered personally, telecopied, or sent by first class mail, postage prepaid, and addressed:

If to the Company:

Comcast Corporation

One Comcast Center

1701 JFK Boulevard

Philadelphia, PA 19103

Fax: 215-286-7794

Attention: General Counsel

Or any other address provided pursuant to notice provided by the Committee.

If to the Participant:

At the address on file with the Participating Company from time to time, or to such other address as either party may hereafter designate in writing (or via such other means of communication permitted by the Committee) by notice similarly given by one party to the other.

19.	Successors.

The Plan shall be binding upon and inure to the benefit of any successors or assigns of the Company.

20.	Severability.

If any part of this Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of this Plan which shall continue in full force and effect.

21.	Acceptance.

The election by any Eligible Employee to participate in this Plan constitutes his or her acceptance of the terms of the Plan and his or her agreement to be bound hereby.

22.	Applicable Law.

This Plan shall be construed in accordance with the laws of the Commonwealth of Pennsylvania, to the extent not preempted by applicable Federal law.

Executed as of the 18th day of March, 2011.

COMCAST CORPORATION

BY:	/s/ David L. Cohen

ATTEST:	/s/ Arthur R. Block

Appendix B

COMCAST CORPORATION

2002 RESTRICTED STOCK PLAN

(As Amended And Restated, Effective February 22, 2011)

1.	BACKGROUND AND PURPOSE

(a) Amendment and Restatement of Plan.    COMCAST CORPORATION, a Pennsylvania corporation, hereby amends and restates the Comcast Corporation 2002 Restricted Stock Plan (the “Plan”), effective February 22, 2011. The purpose of the Plan is to promote the ability of Comcast Corporation to recruit and retain employees and enhance the growth and profitability of Comcast Corporation by providing the incentive of long-term awards for continued employment and the attainment of performance objectives.

(b) Purpose of the Amendment; Credits Affected.    The Plan was previously amended and restated, effective January 1, 2005 in order (i) to preserve the favorable tax treatment available to amounts deferred pursuant to the Plan before January 1, 2005 and the earnings credited in respect of such amounts (each a “Grandfathered Amount”) in light of the enactment of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) as part of the American Jobs Creation Act of 2004, and the issuance of various Notices, Announcements, Proposed Regulations and Final Regulations thereunder (collectively, “Section 409A”), and (ii) with respect to all other amounts eligible to be deferred under the Plan, to comply with the requirements of Section 409A. Grandfathered Amounts will continue to be subject to the terms and conditions of the Plan as in effect prior to January 1, 2005. All amounts eligible to be deferred under the Plan other than Grandfathered Amounts will be subject to the terms of this amendment and restatement of the Plan and Section 409A.

(c) Reservation of Right to Amend to Comply with Section 409A.    In addition to the powers reserved to the Board and the Committee under Paragraph 14 of the Plan, the Board and the Committee reserve the right to amend the Plan, either retroactively or prospectively, in whatever respect is required to achieve and maintain compliance with the requirements of the Section 409A.

(d) Deferral Provisions of Plan Unfunded and Limited to Select Group of Management or Highly Compensated Employees.    Deferral Eligible Grantees and Non-Employee Directors may elect to defer the receipt of Restricted Stock and Restricted Stock Units as provided in Paragraph 8. The deferral provisions of Paragraph 8 and the other provisions of the Plan relating to the deferral of Restricted Stock and Restricted Stock Units are unfunded and maintained primarily for the purpose of providing a select group of management or highly compensated employees the opportunity to defer the receipt of compensation otherwise payable to such eligible employees in accordance with the terms of the Plan.

2.	DEFINITIONS

(a) [RESERVED]

(b) “Account” means unfunded bookkeeping accounts established pursuant to Paragraph 8(h) and maintained by the Committee in the names of the respective Grantees (i) to which Deferred Stock Units, dividend equivalents and earnings on dividend equivalents shall be credited with respect to the portion of the Account allocated to the Company Stock Fund and (ii) to which an amount equal to the Fair Market Value of Deferred Stock Units with respect to which a Diversification Election has been made and interest thereon are deemed credited, reduced by distributions in accordance with the Plan.

(c) “Active Grantee” means each Grantee who is actively employed by a Participating Company.

(d) “Affiliate” means, with respect to any Person, any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control,” including its correlative terms “controlled by” and “under common control with,” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(e) “Annual Rate of Pay” means, as of any date, an employee’s annualized base pay rate. An employee’s Annual Rate of Pay shall not include sales commissions or other similar payments or awards.

(f) “Applicable Interest Rate” means:

(i)	Except as otherwise provided in Paragraph 2(f)(ii),

(A)	the Applicable Interest Rate with respect to amounts credited to the Income Fund that are attributable to Diversification Elections and Special Diversification Elections made before January 1, 2010 shall be the interest rate that, when compounded annually pursuant to rules established by the Committee from time to time, is mathematically equivalent to 8% per annum, compounded annually, or such other interest rate established by the Committee from time to time, provided that

(B)	the Applicable Interest Rate with respect to amounts credited to the Income Fund that are attributable to Diversification Elections and Special Diversification Elections made after December 31, 2009 shall be the “Applicable Interest Rate” under the Comcast Corporation 2005 Deferred Compensation Plan as in effect for active participants in such Plan from time to time.

The effective date of any reduction in the Applicable Interest Rate shall not precede the later of: (A) the 30th day following the date of the Committee’s action to establish a reduced rate; or (B) the lapse of 24 full calendar months from the date of the most recent adjustment of the Applicable Interest Rate by the Committee.

(ii)	Effective for the period extending from a Grantee’s employment termination date to the date the Grantee’s Account is distributed in full, the Committee, in its sole and absolute discretion, may designate the term “Applicable Interest Rate” for such Grantee’s Account to mean the lesser of: (A) the rate in effect under Paragraph 2(f)(i) or (B) the interest rate that, when compounded annually pursuant to rules established by the Committee from time to time, is mathematically equivalent to the Prime Rate plus one percent, compounded annually as of the last day of the calendar year. Notwithstanding the foregoing, the Committee may delegate its authority to determine the Applicable Interest Rate under this Paragraph 2(f)(ii) to an officer of the Company or committee of two or more officers of the Company.

(g) “AT&T Broadband Transaction” means the acquisition of AT&T Broadband Corp. (now known as Comcast Cable Communications, LLC) by the Company.

(h) “Award” means an award of Restricted Stock or Restricted Stock Units granted under the Plan.

(i) “Board” means the Board of Directors of the Company.

(j) “Change of Control” means:

(i)

For all purposes of the Plan other than Paragraph 8, any transaction or series of transactions as a result of which any Person who was a Third Party immediately before such transaction or series of transactions owns then-outstanding securities of the Company such that such Person has the ability to direct the management of the Company, as determined by the Board in its discretion. The Board may also determine that a Change of Control shall occur upon the completion of one or more proposed transactions. The Board’s determination shall be final and binding.

(ii)	For purposes of Paragraph 8, any transaction or series of transactions that constitutes a change in the ownership or effective control or a change in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A.

(k) “Code” means the Internal Revenue Code of 1986, as amended.

(l) “Comcast Plan” means any restricted stock, restricted stock unit, stock bonus, stock option or other compensation plan, program or arrangement established or maintained by the Company or an Affiliate, including but not limited to this Plan, the Comcast Corporation 2003 Stock Option Plan, the Comcast Corporation 2002 Stock Option Plan, the Comcast Corporation 1996 Stock Option Plan, Comcast Corporation 1987 Stock Option Plan and the Comcast Corporation 2002 Deferred Stock Option Plan.

(m) “Committee” means the Compensation Committee of the Board, provided that all references to the Committee shall be treated as references to the Committee’s delegate with respect to any Award granted within the scope of the delegate’s authority pursuant to Paragraph 5(f).

(n) “Common Stock” means Class A Common Stock, par value $0.01, of the Company.

(o) “Company” means Comcast Corporation, a Pennsylvania corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.

(p) “Company Stock Fund” means a hypothetical investment fund pursuant to which Deferred Stock Units are credited with respect to a portion of an Award subject to an Election, and thereafter until (i) the date of distribution or (ii) the effective date of a Diversification Election, to the extent a Diversification Election applies to such Deferred Stock Units, as applicable. The portion of a Grantee’s Account deemed invested in the Company Stock Fund shall be treated as if such portion of the Account were invested in hypothetical shares of Common Stock or Special Common Stock otherwise deliverable as Shares upon the Vesting Date associated with Restricted Stock or Restricted Stock Units, and all dividends and other distributions paid with respect to Common Stock or Special Common Stock were credited to the Income Fund, held uninvested in cash and credited with interest at the Applicable Interest Rate as of the next succeeding December 31 (to the extent the Account continues to be deemed credited in the form of Deferred Stock Units through such December 31).

(q) “Date of Grant” means the date on which an Award is granted.

(r) “Deceased Grantee” means:

(i)	A Grantee whose employment by a Participating Company is terminated by death; or

(ii)	A Grantee who dies following termination of employment by a Participating Company.

(s) “Deferral Eligible Employee” means:

(i)	An Eligible Employee whose Annual Rate of Pay is $200,000 or more as of both: (A) the date on which an Initial Election is filed with the Committee; and (B) the first day of the calendar year in which such Initial Election filed.

(ii)	An Eligible Employee whose Annual Rate of Pay is $125,000 as of each of: (A) June 30, 2002; (B) the date on which an Initial Election is filed with the Committee; and (C) the first day of each calendar year beginning after December 31, 2002.

(iii)	Each New Key Employee.

(iv)	Each other employee of a Participating Company who is designated by the Committee, in its sole and absolute discretion, as a Deferral Eligible Employee.

Notwithstanding anything in this Paragraph 2(s) to the contrary, except as otherwise provided by the Committee or its delegate, no Grantee who is an employee of NBCUniversal, LLC, a Delaware limited liability company, and its subsidiaries (collectively, “NBCUniversal”) shall be a Deferral Eligible Employee with respect to any Award granted to such Grantee on or after January 29, 2011.

(t) “Deferred Stock Units” means the number of hypothetical Shares subject to an Election.

(u) “Disability” means:

(i)	A Grantee’s substantial inability to perform Grantee’s employment duties due to partial or total disability or incapacity resulting from a mental or physical illness, injury or other health-related cause for a period of 12 consecutive months or for a cumulative period of 52 weeks in any two calendar year period; or

(ii)	If different from the definition in Paragraph 2(u)(i) above, “Disability” as it may be defined in such Grantee’s employment agreement between the Grantee and the Company or an Affiliate, if any.

(v) “Disabled Grantee” means:

(i)	A Grantee whose employment by a Participating Company is terminated by reason of Disability;

(ii)	The duly-appointed legal guardian of an individual described in Paragraph 2(v)(i) acting on behalf of such individual.

(w) “Diversification Election” means a Grantee’s election to have a portion of the Grantee’s Account credited in the form of Deferred Stock Units and attributable to any grant of Restricted Stock or Restricted Stock Units deemed liquidated and credited thereafter under the Income Fund, as provided in Paragraph 8(k).

(x) “Election” means, as applicable, an Initial Election or a Subsequent Election.

(y) “Eligible Employee” means an employee of a Participating Company, as determined by the Committee.

(z) “Fair Market Value” means:

(i)	If Shares are listed on a stock exchange, Fair Market Value shall be determined based on the last reported sale price of a Share on the principal exchange on which Shares are listed on the date of determination, or if such date is not a trading day, the next trading date.

(ii)	If Shares are not so listed, but trades of Shares are reported on the Nasdaq National Market, Fair Market Value shall be determined based on the last quoted sale price of a Share on the Nasdaq National Market on the date of determination, or if such date is not a trading day, the next trading date.

(iii)	If Shares are not so listed nor trades of Shares so reported, Fair Market Value shall be determined by the Committee in good faith.

(aa) “Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

(bb) “Grandfathered Amount” means amounts described in Paragraph 1(b) that were deferred under the Plan and that were earned and vested before January 1, 2005.

(cc) “Grantee” means an Eligible Employee or Non-Employee Director who is granted an Award.

(dd) “Hardship” means an “unforeseeable emergency,” as defined in Section 409A. The Committee shall determine whether the circumstances of the Grantee constitute an unforeseeable emergency and thus a Hardship within the meaning of this Paragraph 2(dd). Following a uniform procedure, the Committee’s determination shall consider any facts or conditions deemed necessary or advisable by the Committee, and the Grantee shall be required to submit any evidence of the Grantee’s circumstances that the Committee requires. The determination as to whether the Grantee’s circumstances are a case of Hardship shall be based on the facts of each case; provided however, that all determinations as to Hardship shall be uniformly and consistently made according to the provisions of this Paragraph 2(dd) for all Grantees in similar circumstances.

(ee) “Income Fund” means a hypothetical investment fund pursuant to which an amount equal to the Fair Market Value of Deferred Stock Units subject to a Diversification Election is credited as of the effective date of such Diversification Election and as to which interest is credited thereafter until the date of distribution at the Applicable Interest Rate. In addition, the Income Fund shall also be deemed to hold dividend equivalents and earnings on dividend equivalents credited to a Grantee’s Account as described in Section 2(b) and Section 2(p). Notwithstanding any other provision of the Plan to the contrary, for purposes of determining the time and form of payment of amounts credited to the Income Fund, the rules of the Comcast Corporation 2005 Deferred Compensation Plan shall apply on the same basis as if such amounts were credited to a participant’s account under such Deferred Compensation Plan.

(ff) “Initial Election” means a written election on a form provided by the Committee, pursuant to which a Grantee: (i) elects, within the time or times specified in Paragraph 8(a), to defer the distribution date of Shares issuable with respect to Restricted Stock or Restricted Stock Units; and (ii) designates the distribution date of such Shares.

(gg) “New Key Employee” means each employee of a Participating Company who: (i) becomes an employee of a Participating Company and has an Annual Rate of Pay of $200,000 or more as of his employment commencement date; or (ii) has an Annual Rate of Pay that is increased to $200,000 or more and who, immediately preceding such increase, was not a Deferral Eligible Employee.

(hh) “Non-Employee Director” means an individual who is a member of the Board, and who is not an employee of the Company, including an individual who is a member of the Board and who previously was an employee of the Company.

(ii) “Normal Retirement” means a Grantee’s termination of employment that is treated by the Participating Company as a retirement under its employment policies and practices as in effect from time to time.

(jj) “Other Available Shares” means, as of any date, the sum of:

(i)	The total number of Shares owned by a Grantee or such Grantee’s Family Member that were not acquired by such Grantee or such Grantee’s Family Member pursuant to a Comcast Plan or otherwise in connection with the performance of services to the Company or an Affiliate; plus

(ii)	The excess, if any of:

(A)	The total number of Shares owned by a Grantee or such Grantee’s Family Member other than the Shares described in Paragraph 2(jj)(i); over

(B)	The sum of:

(1)	The number of such Shares owned by such Grantee or such Grantee’s Family Member for less than six months; plus

(2)	The number of such Shares owned by such Grantee or such Grantee’s Family Member that has, within the preceding six months, been the subject of a withholding certification pursuant to Paragraph 9(c)(ii) or any similar withholding certification under any other Comcast Plan; plus

(3)	The number of such Shares owned by such Grantee or such Grantee’s Family Member that has, within the preceding six months, been received in exchange for Shares surrendered as payment, in full or in part, or as to which ownership was attested to as payment, in full or in part, of the exercise price for an option to purchase any securities of the Company or an Affiliate of the Company, under any Comcast Plan, but only to the extent of the number of Shares surrendered or attested to; plus

(4)	The number of such Shares owned by such Grantee or such Grantee’s Family Member as to which evidence of ownership has, within the preceding six months, been provided to the Company in connection with the crediting of “Deferred Stock Units” to such Grantee’s Account under the Comcast Corporation 2002 Deferred Stock Option Plan (as in effect from time to time).

For purposes of this Paragraph 2(jj), a Share that is subject to an Election pursuant to Paragraph 8 or a deferral election pursuant to another Comcast Plan shall not be treated as owned by a Grantee until all conditions to the delivery of such Share have lapsed. The number of Other Available Shares shall be determined separately for Common Stock and Special Common Stock, provided that Shares of Common Stock or Special Common Stock that otherwise qualify as “Other Available Shares” under this Paragraph 2(jj), or any combination thereof, shall be permitted to support any attestation to ownership referenced in the Plan for any purpose for which attestation may be necessary or appropriate. For purposes of determining the number of Other Available Shares, the term “Shares” shall also include the securities held by a Grantee or such Grantee’s Family Member immediately before the consummation of the AT&T Broadband Transaction that became Shares as a result of the AT&T Broadband Transaction.

(kk) “Participating Company” means the Company and each of the Subsidiary Companies.

(ll) “Performance-Based Compensation” means “Performance-Based Compensation” within the meaning of Section 409A.

(mm) “Performance Period” means a period of at least 12 months during which a Grantee may earn Performance-Based Compensation.

(nn) “Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.

(oo) “Plan” means the Comcast Corporation 2002 Restricted Stock Plan, as set forth herein, and as amended from time to time.

(pp) “Prime Rate” means, for any calendar year, the interest rate that, when compounded daily pursuant to rules established by the Committee from time to time, is mathematically equivalent to the prime rate of interest (compounded annually) as published in the Eastern Edition of The Wall Street Journal on the last business day preceding the first day of such calendar year, and as adjusted as of the last business day preceding the first day of each calendar year beginning thereafter.

(qq) “Restricted Stock” means Shares subject to restrictions as set forth in an Award.

(rr) “Restricted Stock Unit” means a unit that entitles the Grantee, upon the Vesting Date set forth in an Award, to receive one Share.

(ss) “Retired Grantee” means a Grantee who has terminated employment pursuant to a Normal Retirement.

(tt) “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, as in effect from time to time.

(uu) “Section 16(b) Officer” means an officer of the Company who is subject to the short-swing profit recapture rules of section 16(b) of the 1934 Act.

(vv) “Share” or “Shares” means:

(i)	except as provided in Paragraph 2(vv)(ii), a share or shares of Common Stock.

(ii)	with respect to Awards granted before the consummation of the AT&T Broadband Transaction as to which a Vesting Date has not occurred, and for purposes of Paragraphs 2(jj) and 9(c), the term “Share” or “Shares” also means a share or shares of Special Common Stock.

(ww) “Special Common Stock” means Class A Special Common Stock, par value $0.01, of the Company.

(xx) “Special Diversification Election” means, with respect to each separate Award, a Diversification Election by a Grantee other than a Non-Employee Director to have more than 40 percent of the Deferred Stock Units credited to such Grantee’s Account in the Company Stock Fund liquidated and credited thereafter under the Income Fund, as provided in Paragraph 8(k)(i), if (and to the extent that) it is approved by the Committee or its delegate in accordance with Paragraph 8(k)(ii).

(yy) “Subsequent Election” means a written election on a form provided by the Committee, filed with the Committee in accordance with Paragraph 8(d), pursuant to which a Grantee: (i) elects, within the time or times specified in Paragraph 8(d), to further defer the distribution date of Shares issuable with respect to Restricted Stock or Restricted Stock Units; and (ii) designates the distribution date of such Shares.

(zz) “Subsidiary Companies” means all business entities that, at the time in question, are subsidiaries of the Company, within the meaning of section 424(f) of the Code.

(aaa) “Successor-in-Interest” means the estate or beneficiary to whom the right to payment under the Plan shall have passed by will or the laws of descent and distribution.

(bbb) “Terminating Event” means any of the following events:

(i)	the liquidation of the Company; or

(ii)	a Change of Control.

(ccc) “Third Party” means any Person, together with such Person’s Affiliates, provided that the term “Third Party” shall not include the Company or an Affiliate of the Company.

(ddd) “Vesting Date” means, as applicable: (i) the date on which the restrictions imposed on a Share of Restricted Stock lapse or (ii) the date on which the Grantee vests in a Restricted Stock Unit.

(eee) “1933 Act” means the Securities Act of 1933, as amended.

(fff) “1934 Act” means the Securities Exchange Act of 1934, as amended.

3.	RIGHTS TO BE GRANTED

Rights that may be granted under the Plan are:

(a) Rights to Restricted Stock which gives the Grantee ownership rights in the Shares subject to the Award, subject to a substantial risk of forfeiture, as set forth in Paragraph 7, and to deferred payment, as set forth in Paragraph 8; and

(b) Rights to Restricted Stock Units which give the Grantee the right to receive Shares upon a Vesting Date, as set forth in Paragraph 7, and to deferred payment, as set forth in Paragraph 8. The maximum number of Shares subject to Awards that may be granted to any single individual in any calendar year, adjusted as provided in Paragraph 10, shall be 2.0 million Shares.

4.	SHARES SUBJECT TO THE PLAN

(a) Subject to adjustment as provided in Paragraph 10, not more than 74 million Shares in the aggregate may be issued under the Plan pursuant to the grant of Awards, provided that subject to the approval of the Company’s shareholders at the Company’s Annual Meeting of Shareholders to be held in 2011, the number of Shares in the aggregate that may be issued under the Plan, pursuant to the grant of Options, subject to adjustment in accordance with Paragraph 10, shall be increased from 74 million to 96.5 million. The Shares issued under the Plan may, at the Company’s option, be either Shares held in treasury or Shares originally issued for such purpose.

(b) If (i) Restricted Stock or Restricted Stock Units are forfeited pursuant to the terms of an Award or (ii) with respect to Restricted Stock Units, the Company withholds Shares to satisfy its minimum tax withholding requirements as provided in Paragraph 9(c), other Awards may be granted covering the Shares that were forfeited, or covering the Shares so withheld to satisfy the Company’s minimum tax withholding requirements, as applicable.

5.	ADMINISTRATION OF THE PLAN

(a) Administration.    The Plan shall be administered by the Committee, provided that with respect to Awards to Non-Employee Directors, the rules of this Paragraph 5 shall apply so that all references in this Paragraph 5 to the Committee shall be treated as references to either the Board or the Committee acting alone.

(b) Grants.    Subject to the express terms and conditions set forth in the Plan, the Committee shall have the power, from time to time, to:

(i)	select those Employees and Non-Employee Directors to whom Awards shall be granted under the Plan, to determine the number of Shares and/or Restricted Stock Units, as applicable, to be granted pursuant to each Award, and, pursuant to the provisions of the Plan, to determine the terms and conditions of each Award, including the restrictions applicable to such Shares and the conditions upon which a Vesting Date shall occur; and

(ii)	interpret the Plan’s provisions, prescribe, amend and rescind rules and regulations for the Plan, and make all other determinations necessary or advisable for the administration of the Plan.

The determination of the Committee in all matters as stated above shall be conclusive.

(c) Meetings.    The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

(d) Exculpation.    No member of the Committee shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Awards thereunder unless (i) the member of the Committee has breached or failed to perform the duties of his office, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Paragraph 5(d) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute.

(e) Indemnification.    Service on the Committee shall constitute service as a member of the Board. Each member of the Committee shall be entitled without further act on his part to indemnity from the Company to the fullest extent provided by applicable law and the Company’ s Articles of Incorporation and By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Awards thereunder in which he may be involved by reason of his being or having been a member of the Committee, whether or not he continues to be such member of the Committee at the time of the action, suit or proceeding.

(f) Delegation of Authority.    The Committee may delegate its authority with respect to the grant, amendment, interpretation and administration of grants and awards of restricted stock and restricted stock units to a person, persons or committee, in its sole and absolute discretion. Actions taken by the Committee’s duly-authorized delegate shall have the same force and effect as actions taken by the Committee. Any delegation of authority pursuant to this Paragraph 5(f) shall continue in effect until the earliest of:

(i)	such time as the Committee shall, in its sole and absolute discretion, revoke such delegation of authority;

(ii)	in the case of delegation to a person that is conditioned on such person’s continued service as an employee of the Company or as a member of the Board, the date such delegate shall cease to serve in such capacity for any reason; or

(iii)	the delegate shall notify the Committee that he or she declines to continue to exercise such authority.

6.	ELIGIBILITY

Awards may be granted only to Eligible Employees and Non-Employee Directors.

7.	RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

The Committee may grant Awards in accordance with the Plan, provided that the Board or the Committee may grant Awards to Non-Employee Directors authorized by the Comcast Corporation 2002 Non-Employee Director Compensation Plan, or otherwise. With respect to Awards to Non-Employee Directors, the rules of this Paragraph 7 shall apply so that either the Board or the Committee acting alone shall have all of the authority otherwise reserved in this Paragraph 7 to the Committee.

The terms and conditions of Awards shall be set forth in writing as determined from time to time by the Committee, consistent, however, with the following:

(a) Time of Grant.    All Awards shall be granted on or before May 11, 2021.

(b) Terms of Awards.    The provisions of Awards need not be the same with respect to each Grantee. No cash or other consideration shall be required to be paid by the Grantee in exchange for an Award.

(c) Awards and Agreements.    Each Grantee shall be provided with an agreement specifying the terms of an Award. In addition, a certificate shall be issued to each Grantee in respect of Restricted Stock subject to an

Award. Such certificate shall be registered in the name of the Grantee and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The Company may require that the certificate evidencing such Restricted Stock be held by the Company until all restrictions on such Restricted Stock have lapsed.

(d) Restrictions.    Subject to the provisions of the Plan and the Award, the Committee may establish a period commencing with the Date of Grant during which the Grantee shall not be permitted to sell, transfer, pledge or assign Restricted Stock or Restricted Stock Units awarded under the Plan.

(e) Vesting/Lapse of Restrictions.    Subject to the provisions of the Plan and the Award, a Vesting Date for Restricted Stock or Restricted Stock Units subject to an Award shall occur at such time or times and on such terms and conditions as the Committee may determine and as are set forth in the Award; provided, however, that except as otherwise provided by the Committee, a Vesting Date shall occur only if the Grantee is an employee of a Participating Company as of such Vesting Date, and has been an employee of a Participating Company continuously from the Date of Grant. The Award may provide for Restricted Stock or Restricted Stock Units to vest in installments, as determined by the Committee. The Committee may, in its sole discretion, waive, in whole or in part, any remaining conditions to vesting with respect to such Grantee’s Restricted Stock or Restricted Stock Units, provided that for avoidance of doubt, such unilateral discretion shall not apply to any grant of rights that is designated as intended to satisfy the rules for performance-based compensation under section 162(m) of the Code. All references to Shares in Awards granted before the consummation of the AT&T Broadband Transaction as to which a Vesting Date has not occurred shall be deemed to be references to Special Common Stock.

(f) Rights of the Grantee.    Grantees may have such rights with respect to Shares subject to an Award as may be determined by the Committee and set forth in the Award, including the right to vote such Shares, and the right to receive dividends paid with respect to such Shares. A Grantee whose Award consists of Restricted Stock Units shall not have the right to vote or to receive dividend equivalents with respect to such Restricted Stock Units.

(g) Termination of Grantee’s Employment.    A transfer of an Eligible Employee between two employers, each of which is a Participating Company, shall not be deemed a termination of employment. In the event that a Grantee terminates employment with all Participating Companies, all Restricted Shares and/or Restricted Stock Units as to which a Vesting Date has not occurred shall be forfeited by the Grantee and deemed canceled by the Company.

(h) Delivery of Shares.    For purposes of the Plan, the Company may satisfy its obligation to deliver Shares issuable under the Plan either by (i) delivery of a physical certificate for Shares issuable under the Plan or (ii) arranging for the recording of Grantee’s ownership of Shares issuable under the Plan on a book entry recordkeeping system maintained on behalf of the Company. Except as otherwise provided by Paragraph 8, when a Vesting Date occurs with respect to all or a portion of an Award of Restricted Stock or Restricted Stock Units, the Company shall notify the Grantee that a Vesting Date has occurred, and shall deliver to the Grantee (or the Grantee’s Successor-in-Interest) Shares as to which a Vesting Date has occurred (or in the case of Restricted Stock Units, the number of Shares represented by such Restricted Stock Units) without any legend or restrictions (except those that may be imposed by the Committee, in its sole judgment, under Paragraph 9(a)). The right to payment of any fractional Shares that may have accrued shall be satisfied in cash, measured by the product of the fractional amount times the Fair Market Value of a Share at the Vesting Date, as determined by the Committee.

8.	DEFERRAL ELECTIONS

A Grantee may elect to defer the receipt of Shares that would otherwise be issuable with respect to Restricted Stock Units as to which a Vesting Date has not occurred, as provided by the Committee in the Award, consistent, however, with the following:

(a) Initial Election.

(i)	Election. Each Grantee who is a Non-Employee Director or a Deferral Eligible Employee shall have the right to defer the receipt of some or all of the Shares issuable with respect to Restricted Stock Units as to which a Vesting Date has not yet occurred, by filing an Initial Election to defer the receipt of such Shares on a form provided by the Committee for this purpose.

(ii)

Deadline for Initial Election.    No Initial Election to defer the receipt of Shares issuable with respect to Restricted Stock Units that are not Performance-Based Compensation shall be effective unless it is filed with the Committee on or before the 30th day following the Date of Grant and 12 or more months in advance of the applicable Vesting Date. No Initial Election to defer the receipt of Shares issuable with respect to Restricted Stock Units that are Performance-Based Compensation shall be effective unless it is filed with the Administrator at least six months before the end of the Performance Period during which such Performance-Based Compensation may be earned.

(b) Effect of Failure of Vesting Date to Occur.    An Election shall be null and void if a Vesting Date with respect to the Restricted Stock Units does not occur before the distribution date for Shares issuable with respect to such Restricted Stock Units identified in such Election.

(c) Deferral Period.    Except as otherwise provided in Paragraph 8(d), all Shares issuable with respect to Restricted Stock Units that are subject to an Election shall be delivered to the Grantee (or the Grantee’s Successor-in-Interest) without any legend or restrictions (except those that may be imposed by the Committee, in its sole judgment, under Paragraph 9(a)), on the distribution date for such Shares designated by the Grantee on the most recently filed Election. Except as otherwise specifically provided by the Plan, no distribution may be made earlier than January 2nd of the third calendar year beginning after the Vesting Date, nor later than January 2nd of the eleventh calendar year beginning after the Vesting Date. The distribution date may vary with each separate Election.

(d) Additional Elections.    Notwithstanding anything in this Paragraph 8(d) to the contrary, no Subsequent Election shall be effective until 12 months after the date on which such Subsequent Election is made.

(i)	Each Active Grantee who has previously made an Initial Election to receive a distribution of part or all of his or her Account, or who, pursuant to this Paragraph 8(d)(i) has made a Subsequent Election to defer the distribution date for Shares issuable with respect to Restricted Stock Units for an additional period from the originally-elected distribution date, may elect to defer the distribution date for a minimum of five and a maximum of ten additional years from the previously-elected distribution date, by filing a Subsequent Election with the Committee on or before the close of business at least one year before the date on which the distribution would otherwise be made.

(ii)	A Deceased Grantee’s Successor-in-Interest may elect to file a Subsequent Election to defer the distribution date for the Deceased Grantee’s Shares issuable with respect to Restricted Stock Units for five additional years from the date payment would otherwise be made. A Subsequent Election must be filed with the Committee at least one year before the date on which the distribution would otherwise be made, as reflected on the Deceased Grantee’s last Election.

(iii)	A Retired Grantee may elect to defer the distribution date of the Retired Grantee’s Shares issuable with respect to Restricted Stock Units for five additional years from the date payment would otherwise be made. A Subsequent Election must be filed with the Committee at least one year before the date on which the distribution would otherwise be made, as reflected on the Retired Grantee’s last Election.

(e) Discretion to Provide for Distribution in Full Upon or Following a Change of Control.    To the extent permitted by Section 409A, in connection with a Change of Control, and for the 12-month period following a Change of Control, the Committee may exercise its discretion to terminate the deferral provisions of the Plan and, notwithstanding any other provision of the Plan or the terms of any Initial Election or Subsequent Election, distribute the Account of each Grantee in full and thereby effect the revocation of any outstanding Initial Elections or Subsequent Elections.

(f) Hardship.    Notwithstanding the terms of an Initial Election or Subsequent Election, if, at the Grantee’s request, the Committee determines that the Grantee has incurred a Hardship, the Committee may, in its discretion, authorize the immediate distribution of all or any portion of the Grantee’s Account.

(g) Other Acceleration Events.    To the extent permitted by Section 409A, notwithstanding the terms of an Initial Election or Subsequent Election, distribution of all or part of a Grantee’s Account may be made:

(i)	To fulfill a domestic relations order (as defined in section 414(p)(1)(B) of the Code) to the extent permitted by Treasury Regulations section 1.409A-3(j)(4)(ii) or any successor provision of law).

(ii)	To the extent necessary to comply with laws relating to avoidance of conflicts of interest, as provided in Treasury Regulation section 1.409A-3(j)(4)(iii) (or any successor provision of law).

(iii)	To pay employment taxes to the extent permitted by Treasury Regulation section 1.409A-3(j)(4)(vi) (or any successor provision of law).

(iv)	In connection with the recognition of income as the result of a failure to comply with Section 409A, to the extent permitted by Treasury Regulation section 1.409A-3(j)(4)(vii) (or any successor provision of law).

(v)	To pay state, local or foreign taxes to the extent permitted by Treasury Regulation section 1.409A-3(j)(4)(xi) (or any successor provision of law).

(vi)	In satisfaction of a debt of a Grantee to a Participating Company where such debt is incurred in the ordinary course of the service relationship between the Grantee and the Participating Company, to the extent permitted by Treasury Regulation section 1.409A-3(j)(4)(xiii) (or any successor provision of law).

(vii)	In connection with a bona fide dispute as to a Grantee’s right to payment, to the extent permitted by Treasury Regulation section 1.409A-3(j)(4)(xiv) (or any successor provision of law).

(h) Book Accounts.    An Account shall be established for each Grantee who makes an Election. Deferred Stock Units shall be credited to the Account as of the date an Election becomes effective. Each Deferred Stock Unit will represent, as applicable, either a hypothetical share of Common Stock or a hypothetical share of Special Common Stock credited to the Account in lieu of delivery of the Shares to which the Election applies. To the extent an Account is deemed invested in the Income Fund, the Committee shall credit earnings with respect to such Account at the Applicable Interest Rate, as further provided in Paragraph 8(k).

(i) Plan-to-Plan Transfers.    The Administrator may delegate its authority to arrange for plan-to-plan transfers as described in this Paragraph 8(i) to an officer of the Company or committee of two or more officers of the Company.

(i)	The Administrator may, with a Grantee’s consent, make such arrangements as it may deem appropriate to transfer the Company’s obligation to pay benefits with respect to such Grantee which have not become payable under this Plan, to another employer, whether through a deferred compensation plan, program or arrangement sponsored by such other employer or otherwise, or to another deferred compensation plan, program or arrangement sponsored by the Company or an Affiliate. Following the completion of such transfer, with respect to the benefit transferred, the Grantee shall have no further right to payment under this Plan.

(ii)	The Administrator may, with a Grantee’s consent, make such arrangements as it may deem appropriate to assume another employer’s obligation to pay benefits with respect to such Grantee which have not become payable under the deferred compensation plan, program or arrangement under which such future right to payment arose, to the Plan, or to assume a future payment obligation of the Company or an Affiliate under another plan, program or arrangement sponsored by the Company or an Affiliate. Upon the completion of the Plan’s assumption of such payment obligation, the Administrator shall establish an Account for such Grantee, and the Account shall be subject to the rules of this Plan, as in effect from time to time.

(j) Crediting of Income, Gains and Losses on Accounts.    Except as otherwise provided in Paragraph 8(k), the value of a Grantee’s Account as of any date shall be determined as if it were invested in the Company Stock Fund.

(k)    Diversification Elections.

(i)	In General. A Diversification Election shall be available: (A) at any time that a Registration Statement filed under the 1933 Act (a “Registration Statement”) is effective with respect to the Plan; and (B) with respect to a Special Diversification Election, if and to the extent that the opportunity to make such a Special Diversification Election has been approved by the Committee or its delegate. No approval is required for a Diversification Election other than a Special Diversification Election.

(ii)	Committee Approval of Special Diversification Elections. The opportunity to make a Special Diversification Election and the extent to which a Special Diversification Election applies to Deferred Stock Units credited to the Company Stock Fund may be approved or rejected by the Committee or its delegate in its sole discretion. A Special Diversification Election shall only be effective if (and to the extent) approved by the Committee or its delegate.

(iii)	Timing and Manner of Making Diversification Elections. Each Grantee and, in the case of a Deceased Grantee, the Successor-in-Interest, may make a Diversification Election to convert up to 40 percent (or in the case of a Special Diversification Election, up to the approved percentage) of Deferred Stock Units attributable to such Award credited to the Company Stock Fund to the Income Fund. No deemed transfers shall be permitted from the Income Fund to the Company Stock Fund. Diversification Elections under this Paragraph 8(k)(iii) shall be prospectively effective on the later of: (A) the date designated by the Grantee on a Diversification Election filed with the Committee; or (B) the business day next following the lapse of six months from the date Deferred Stock Units subject to the Diversification Election are credited to the Grantee’s Account. In no event may a Diversification Election be effective earlier than the business day next following the lapse of six (6) months from the date Deferred Stock Units are credited to the Account following the lapse of restrictions with respect to an Award.

(iv)	Timing of Credits. Account balances subject to a Diversification Election under this Paragraph 8(k) shall be deemed transferred from the Company Stock Fund to the Income Fund immediately following the effective date of such Diversification Election. The value of amounts deemed invested in the Income Fund immediately following the effective date of a Diversification Election shall be based on hypothetical sales of Common Stock or Special Common Stock, as applicable, underlying the liquidated Deferred Stock Units at Fair Market Value as of the effective date of a Diversification Election.

(l) Grantees’ Status as General Creditors.    A Grantee’s right to delivery of Shares subject to an Election under this Paragraph 8, or to amounts deemed invested in the Income Fund pursuant to a Diversification Election, shall at all times represent the general obligation of the Company. The Grantee shall be a general creditor of the Company with respect to this obligation, and shall not have a secured or preferred position with respect to such obligation. Nothing contained in the Plan or an Award shall be deemed to create an escrow, trust, custodial account or fiduciary relationship of any kind. Nothing contained in the Plan or an Award shall be construed to eliminate any priority or preferred position of a Grantee in a bankruptcy matter with respect to claims for wages.

(m) Non-Assignability, Etc.    The right of a Grantee to receive Shares subject to an Election under this Paragraph 8, or to amounts deemed invested in the Income Fund pursuant to a Diversification Election, shall not be subject in any manner to attachment or other legal process for the debts of such Grantee; and no right to receive Shares or cash payments hereunder shall be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

(n) Required Suspension of Payment of Benefits.     Notwithstanding any provision of the Plan or any Grantee’s election as to the date or time of payment of any benefit payable under the Plan, To the extent compliance with the requirements of Treas. Reg. § 1.409A-3(i)(2) (or any successor provision) is necessary to avoid the application of an additional tax under Section 409A to payments due to the Grantee upon or following his separation from service, then notwithstanding any other provision of this Plan, any such payments that are otherwise due within six months following the Grantee’s separation from service will be deferred and paid to the Grantee in a lump sum immediately following that six month period.

9.	SECURITIES LAWS; TAXES

(a) Securities Laws.    The Committee shall have the power to make each grant of Awards under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the 1933 Act and the 1934 Act, including Rule 16b-3. Such conditions may include the delivery by the Grantee of an investment representation to the Company in connection with a Vesting Date occurring with respect to Shares subject to an Award, or the execution of an agreement by the Grantee to refrain from selling or otherwise disposing of the Shares acquired for a specified period of time or on specified terms.

(b) Taxes.     Subject to the rules of Paragraph 9(c), the Company shall be entitled, if necessary or desirable, to withhold the amount of any tax, charge or assessment attributable to the grant of any Award or the occurrence of a Vesting Date with respect to any Award, or distribution of all or any part of a Grantee’s Account. The Company shall not be required to deliver Shares pursuant to any Award or distribute a Grantee’s Account until it has been indemnified to its satisfaction for any such tax, charge or assessment.

(c) Payment of Tax Liabilities; Election to Withhold Shares or Pay Cash to Satisfy Tax Liability.

(i)	In connection with the grant of any Award, the occurrence of a Vesting Date under any Award or the distribution of a Grantee’s Account, the Company shall have the right to (A) require the Grantee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for Shares subject to such Award, or (B) take any action whatever that it deems necessary to protect its interests with respect to tax liabilities. The Company’s obligation to make any delivery or transfer of Shares shall be conditioned on the Grantee’s compliance, to the Company’s satisfaction, with any withholding requirement.

(ii)	Except as otherwise provided in this Paragraph 9(c)(ii), any tax liabilities incurred in connection with grant of any Award, the occurrence of a Vesting Date under any Award under the Plan or the distribution of a Grantee’s Account shall, to the extent such liabilities cannot be satisfied in full by withholding cash payable in connection with such event, be satisfied by the Company’s withholding a portion of the Shares subject to such Award having a Fair Market Value approximately equal to the minimum amount of taxes required to be withheld by the Company under applicable law, unless otherwise determined by the Committee with respect to any Grantee. Notwithstanding the foregoing, the Committee may permit a Grantee to elect one or both of the following: (A) to have taxes withheld in excess of the minimum amount required to be withheld by the Company under applicable law; provided that the Grantee certifies in writing to the Company at the time of such election that the Grantee owns Other Available Shares having a Fair Market Value that is at least equal to the Fair Market Value to be withheld by the Company in payment of withholding taxes in excess of such minimum amount; and (B) to pay to the Company in cash all or a portion of the taxes to be withheld in connection with such grant, Vesting Date or Account distribution. In all cases, the Shares so withheld by the Company shall have a Fair Market Value that does not exceed the amount of taxes to be withheld minus the cash payment, if any, made by the Grantee or withheld from an Account distribution. Any election pursuant to this Paragraph 9(c)(ii) must be in writing made prior to the date specified by the Committee, and in any event prior to the date the amount of tax to be withheld or paid is determined. An election pursuant to this Paragraph 9(c)(ii) may be made only by a Grantee or, in the event of the Grantee’s death, by the Grantee’s legal representative. Shares withheld pursuant to this Paragraph 9(c)(ii) shall be available for subsequent grants under the Plan. The Committee may add such other requirements and limitations regarding elections pursuant to this Paragraph 9(c)(ii) as it deems appropriate.

(iii)	If, under the terms of an Award, a Grantee’s rights with respect to Restricted Stock Units become free of a substantial risk of forfeiture as the result of the Grantee’s satisfaction of the age and service conditions for retirement eligibility, and, as a result thereof, employment tax liabilities arise, then, pursuant to Paragraph 8(g)(iii), Shares subject to such Award shall be withheld by the Company to the extent necessary to pay such employment tax liabilities (on a fully grossed-up basis to cover income and other withholding tax liabilities that may arise in connection with such an event), notwithstanding that such Shares may not yet have vested and become deliverable in accordance with the terms of the Award. Shares withheld pursuant to this Paragraph 9(c)(iii) shall be deemed allocated and offset against the number of Restricted Stock Units that may become subject to vesting under the terms of the Award on a basis pro rata to the Restricted Stock Units that give rise to the employment tax liabilities. With respect to any Grantee under the Plan who is subject to the short-swing profit recapture rules of section 16(b) of the 1934 Act, the requirement to withhold Shares pursuant to this Paragraph 9(c)(iii) is intended to permit such Grantees to obtain the benefit of section 16(b)(3)(e) of the 1934 Act.

10.	CHANGES IN CAPITALIZATION

The aggregate number of Shares and class of Shares as to which Awards may be granted and the number of Shares covered by each outstanding Award shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Shares and/or other outstanding equity security or a recapitalization or other capital adjustment (not including the issuance of Shares and/or other outstanding equity securities on the conversion of other securities of the Company which are convertible into Shares and/or other outstanding equity securities) affecting the Shares which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Paragraph 10 and any such determination by the Committee shall be final, binding and conclusive.

11.	TERMINATING EVENTS

The Committee shall give Grantees at least thirty (30) days’ notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a Terminating Event. The Committee may, in its discretion, provide in such notice that upon the consummation of such Terminating Event, any conditions to the occurrence of a Vesting Date with respect to an Award of Restricted Stock or Restricted Stock Units (other than Restricted Stock or Restricted Stock Units that have previously been forfeited) shall be eliminated, in full or in part. Further, the Committee may, in its discretion, provide in such notice that notwithstanding any other provision of the Plan or the terms of any Election made pursuant to Paragraph 8, upon the consummation of a Terminating Event, Shares issuable with respect to Restricted Stock or Restricted Stock Units subject to an Election made pursuant to Paragraph 8 shall be transferred to the Grantee, and all amounts credited to the Income Fund shall be paid to the Grantee.

12.	CLAIMS PROCEDURE

If an individual (hereinafter referred to as the “Applicant,” which reference shall include the legal representative, if any, of the individual) does not receive timely payment of benefits to which the Applicant believes he is entitled under Paragraph 8 of the Plan, the Applicant may make a claim for benefits in the manner hereinafter provided.

An Applicant may file a claim for benefits with the Committee on a form supplied by the Committee. If the Committee wholly or partially denies a claim, the Committee shall provide the Applicant with a written notice stating:

(a)	The specific reason or reasons for the denial;

(b)	Specific reference to pertinent Plan provisions on which the denial is based;

(c)	A description of any additional material or information necessary for Applicant to perfect the claim and an explanation of why such material or information is necessary; and

(d)	Appropriate information as to the steps to be taken in order to submit a claim for review.

Written notice of a denial of a claim shall be provided within 90 days of the receipt of the claim, provided that if special circumstances require an extension of time for processing the claim, the Committee may notify the Applicant in writing that an additional period of up to 90 days will be required to process the claim.

If the Applicant’s claim is denied, the Applicant shall have 60 days from the date of receipt of written notice of the denial of the claim to request a review of the denial of the claim by the Committee. Request for review of the denial of a claim must be submitted in writing. The Applicant shall have the right to review pertinent documents and submit issues and comments to the Committee in writing. The Committee shall provide a written decision within 60 days of its receipt of the Applicant’s request for review, provided that if special circumstances require an extension of time for processing the review of the Applicant’s claim, the Committee may notify the Applicant in writing that an additional period of up to 60 days shall be required to process the Applicant’s request for review.

It is intended that the claims procedures of this Plan be administered in accordance with the claims procedure regulations of the Department of Labor set forth in 29 CFR § 2560.503-1.

Claims for benefits under the Plan must be filed with the Committee at the following address:

Comcast Corporation

One Comcast Center, 52nd Floor

1701 John F. Kennedy Boulevard

Philadelphia, PA 19103-2838

Attention: General Counsel

13.	REPAYMENT

If it is determined by the Board that gross negligence, intentional misconduct or fraud by a Section 16(b) Officer or a former Section 16(b) Officer caused or partially caused the Company to have to restate all or a portion of its financial statements, the Board, in its sole discretion, may, to the extent permitted by law and to the extent it determines in its sole judgment that it is in the best interests of the Company to do so, require repayment of any Shares of Restricted Stock granted after February 28, 2007 or Shares delivered pursuant to the vesting of Restricted Stock Units granted after February 28, 2007 to such Section 16(b) Officer or former Section 16(b) Officer, or to effect the cancellation of unvested Restricted Stock or unvested Restricted Stock Units, if (i) the vesting of the Award was calculated based upon, or contingent on, the achievement of financial or operating results that were the subject of or affected by the restatement, and (ii) the extent of vesting of the Award would have been less had the financial statements been correct. In addition, to the extent that the receipt of an Award subject to repayment under this Paragraph 13 has been deferred pursuant to Paragraph 8 (or any other plan, program or arrangement that permits the deferral of receipt of an Award), such Award (and any earnings credited with respect thereto) shall be forfeited in lieu of repayment.

14.	AMENDMENT AND TERMINATION

The Plan may be terminated by the Board at any time. The Plan may be amended by the Board or the Committee at any time. No Award shall be affected by any such termination or amendment without the written consent of the Grantee.

15.	EFFECTIVE DATE AND TERM OF PLAN

This amendment and restatement of the Plan shall be effective February 22, 2011. The Plan shall expire on May 12, 2019, provided that subject to the approval of the Company’s shareholders at the Company’s Annual Meeting of Shareholders to be held in 2011, the Plan shall expire on May 11, 2021, unless sooner terminated by the Board.

16.	GOVERNING LAW

The Plan and all determinations made and actions taken pursuant to the Plan shall be governed in accordance with Pennsylvania law.

Executed as of the 22nd day of February, 2011.

COMCAST CORPORATION

BY:	/s/ David L. Cohen

ATTEST:	/s/ Arthur R. Block

Appendix C

COMCAST CORPORATION

2003 STOCK OPTION PLAN

(As Amended And Restated Effective February 22, 2011)

1.	BACKGROUND AND PURPOSE OF PLAN

(a) Background.    COMCAST CORPORATION, a Pennsylvania corporation hereby amends and restates the Comcast Corporation 2003 Stock Option Plan, (the “Plan”), effective February 22, 2011.

(b) Purpose.    The purpose of the Plan is to assist the Sponsor and its Affiliates in retaining valued employees, officers and directors by offering them a greater stake in the Sponsor’s success and a closer identity with it, and to aid in attracting individuals whose services would be helpful to the Sponsor and would contribute to its success.

2.	DEFINITIONS

(a) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control,” including its correlative terms “controlled by” and “under common control with,” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(b) “AT&T Broadband Transaction” means the acquisition of AT&T Broadband Corp. (now known as Comcast Cable Communications Holdings, Inc.) by the Sponsor.

(c) “Board” means the Board of Directors of the Sponsor.

(d) “Cash Right” means any right to receive cash in lieu of Shares granted under the Plan and described in Paragraph 3(a)(iii).

(e) “Cause” means (i) fraud; (ii) misappropriation; (iii) embezzlement; (iv) gross negligence in the performance of duties; (v) self-dealing; (vi) dishonesty; (vii) misrepresentation; (viii) conviction of a crime of a felony; (ix) material violation of any Company policy; (x) material violation of the Sponsor’s Code of Conduct or, (xi) in the case of an employee of a Company who is a party to an employment agreement with a Company, material breach of such agreement; provided that as to items (ix), (x) and (xi), if capable of being cured, such event or condition remains uncured following 30 days written notice thereof.

(f) “Change of Control” means any transaction or series of transactions as a result of which any Person who was a Third Party immediately before such transaction or series of transactions owns then-outstanding securities of the Sponsor such that such Person has the ability to direct the management of the Sponsor, as determined by the Board in its discretion. The Board may also determine that a Change of Control shall occur upon the completion of one or more proposed transactions. The Board’s determination shall be final and binding.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Comcast Plan” means any restricted stock, stock bonus, stock option or other compensation plan, program or arrangement established or maintained by the Sponsor or an Affiliate of the Sponsor, including, but not limited to this Plan, the Comcast Corporation 2002 Stock Option Plan, the Comcast Corporation 2002 Restricted Stock Plan, the Comcast Corporation 1987 Stock Option Plan and the AT&T Broadband Corp. Adjustment Plan.

(i) “Committee” means the committee described in Paragraph 5, provided that for purposes of Paragraph 7:

(i)	all references to the Committee shall be treated as references to the Board with respect to any Option granted to or held by a Non-Employee Director; and

(ii)	all references to the Committee shall be treated as references to the Committee’s delegate with respect to any Option granted within the scope of the delegate’s authority pursuant to Paragraph 5(b).

(j) “Common Stock” means the Sponsor’s Class A Common Stock, par value, $.01.

(k) “Company” means the Sponsor and the Subsidiary Companies.

(l) “Date of Grant” means the date as of which an Option is granted.

(m) “Director Emeritus” means an individual designated by the Board, in its sole discretion, as Director Emeritus, pursuant to the Board’s Director Emeritus Policy.

(n) “Disability” means:

(i)	For any Incentive Stock Option, a disability within the meaning of section 22(e)(3) of the Code.

(ii)	For any Non-Qualified Option:

(A)	An Optionee’s substantially inability to perform the Optionee’s employment duties due to partial or total disability or incapacity resulting from a mental or physical illness, injury or other health-related cause for a period of twelve (12) consecutive months or for a cumulative period of fifty-two (52) weeks in any two calendar year period; or

(B)	If different from the definition in Paragraph 2(n)(i)(A) above, “Disability” as it may be defined in such Optionee’s employment agreement between the Optionee and the Sponsor or an Affiliate, if any.

(o) “Fair Market Value.”    If Shares are listed on a stock exchange, Fair Market Value shall be determined based on the last reported sale price of a Share on the principal exchange on which Shares are listed on the date of determination, or if such date is not a trading day, the next trading date. If Shares are not so listed, but trades of Shares are reported on the Nasdaq National Market, Fair Market Value shall be determined based on the last quoted sale price of a Share on the Nasdaq National Market on the date of determination, or if such date is not a trading day, the next trading date. If Shares are not so listed nor trades of Shares so reported, Fair Market Value shall be determined by the Board or the Committee in good faith.

(p) “Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

(q) “Incentive Stock Option” means an Option granted under the Plan, designated by the Committee at the time of such grant as an Incentive Stock Option within the meaning of section 422 of the Code and containing the terms specified herein for Incentive Stock Options; provided, however, that to the extent an Option granted under the Plan and designated by the Committee at the time of grant as an Incentive Stock Option fails to satisfy the requirements for an incentive stock option under section 422 of the Code for any reason, such Option shall be treated as a Non-Qualified Option.

(r) “Non-Employee Director” means an individual who is a member of the Board, and who is not an employee of a Company, including an individual who is a member of the Board and who previously was, but at the time of reference is not, an employee of a Company.

(s) “Non-Qualified Option” means:

(i)	an Option granted under the Plan, designated by the Committee at the time of such grant as a Non-Qualified Option and containing the terms specified herein for Non-Qualified Options; and

(ii)	an Option granted under the Plan and designated by the Committee at the time of grant as an Incentive Stock Option, to the extent such Option fails to satisfy the requirements for an incentive stock option under section 422 of the Code for any reason.

(t) “Officer” means an officer of the Sponsor (as defined in section 16 of the 1934 Act).

(u) “Option” means any stock option granted under the Plan and described in Paragraph 3(a)(i) or Paragraph 3(a)(ii).

(v) “Optionee” means a person to whom an Option has been granted under the Plan, which Option has not been exercised in full and has not expired or terminated.

(w) “Other Available Shares” means, as of any date, the sum of:

(i)	the total number of Shares owned by an Optionee or such Optionee’s Family Member that were not acquired by such Optionee or such Optionee’s Family Member pursuant to a Comcast Plan or otherwise in connection with the performance of services to the Sponsor or an Affiliate; plus

(ii)	the excess, if any of:

(A)	the total number of Shares owned by an Optionee or such Optionee’s Family Member other than the Shares described in Paragraph 2(w)(i); over

(B)	the sum of:

(1)	the number of such Shares owned by such Optionee or such Optionee’s Family Member for less than six months; plus

(2)	the number of such Shares owned by such Optionee or such Optionee’s Family Member that has, within the preceding six months, been the subject of a withholding certification pursuant to Paragraph 15(b) or any similar withholding certification under any other Comcast Plan; plus

(3)	the number of such Shares owned by such Optionee or such Optionee’s Family Member that has, within the preceding six months, been received in exchange for Shares surrendered as payment, in full or in part, or as to which ownership was attested to as payment, in full or in part, of the exercise price for an option to purchase any securities of the Sponsor or an Affiliate of the Sponsor, under any Comcast Plan, but only to the extent of the number of Shares surrendered or attested to; plus

(4)

the number of such Shares owned by such Optionee or such Optionee’s Family Member as to which evidence of ownership has, within the preceding six months, been provided to the Sponsor in connection with the crediting of “Deferred Stock Units” to such

Optionee’s Account under the Comcast Corporation 2002 Deferred Stock Option Plan (as in effect from time to time).

For purposes of this Paragraph 2(w), a Share that is subject to a deferral election pursuant to another Comcast Plan shall not be treated as owned by an Optionee until all conditions to the delivery of such Share have lapsed. The number of Other Available Shares shall be determined separately for Common Stock and for Special Common Stock, provided that Shares of Common Stock or Special Common Stock that otherwise qualify as “Other Available Shares” under this Paragraph 2(w), or any combination thereof, shall be permitted to support any attestation to ownership referenced in the Plan for any purpose for which attestation may be necessary or appropriate. For purposes of determining the number of Other Available Shares, the term “Shares” shall also include the securities held by an Optionee or such Optionee’s Family Member immediately before the consummation of the AT&T Broadband Transaction that became Common Stock or Special Common Stock as a result of the AT&T Broadband Transaction.

(x) “Outside Director” means a member of the Board who is an “outside director” within the meaning of section 162(m)(4)(C) of the Code and applicable Treasury Regulations issued thereunder.

(y) “Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.

(z) “Plan” means the Comcast Corporation 2003 Stock Option Plan.

(aa) “Share” or “Shares.”

(i)	Except as provided in this Paragraph 2(aa), a share or shares of Common Stock.

(ii)	For purposes of Paragraphs 2(w), 7(d) and Paragraph 15, the term “Share” or “Shares” also means a share or shares of Special Common Stock.

(iii)	The term “Share” or “Shares” also means such other securities issued by the Sponsor as may be the subject of an adjustment under Paragraph 10, or for purposes of Paragraph 2(w) and Paragraph 15, as may have been the subject of a similar adjustment under similar provisions of a Comcast Plan as now in effect or as may have been in effect before the AT&T Broadband Transaction.

(bb) “Special Common Stock” means the Sponsor’s Class A Special Common Stock, par value $0.01.

(cc) “Sponsor” means Comcast Corporation, a Pennsylvania corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.

(dd) “Subsidiary Companies” means all business entities that, at the time in question, are subsidiaries of the Sponsor within the meaning of section 424(f) of the Code.

(ee) “Ten Percent Shareholder” means a person who on the Date of Grant owns, either directly or within the meaning of the attribution rules contained in section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporations, as defined respectively in sections 424(e) and (f) of the Code, provided that the employer corporation is a Company.

(ff) “Terminating Event” means any of the following events:

(i)	the liquidation of the Sponsor; or

(ii)	a Change of Control.

(gg) “Third Party” means any Person other than a Company, together with such Person’s Affiliates, provided that the term “Third Party” shall not include the Sponsor or an Affiliate of the Sponsor.

(hh) “1933 Act” means the Securities Act of 1933, as amended.

(ii) “1934 Act” means the Securities Exchange Act of 1934, as amended.

3.	RIGHTS TO BE GRANTED

(a) Types of Options and Other Rights Available for Grant.    Rights that may be granted under the Plan are:

(i)	Incentive Stock Options, which give an Optionee who is an employee of a Company the right for a specified time period to purchase a specified number of Shares for a price not less than the Fair Market Value on the Date of Grant.

(ii)	Non-Qualified Options, which give the Optionee the right for a specified time period to purchase a specified number of Shares for a price not less than the Fair Market Value on the Date of Grant; and

(iii)	Cash Rights, which give an Optionee the right for a specified time period, and subject to such conditions, if any, as shall be determined by the Committee and stated in the option document, to receive a cash payment of such amount per Share as shall be determined by the Committee and stated in the option document, not to exceed the excess, if any, of the Fair Market Value of a Share on the date of exercise of a Cash Right over the Fair Market Value of Share on the date of grant of a Cash Right, in lieu of exercising a Non-Qualified Option.

(b) Limit on Grant of Options.    The maximum number of Shares for which Options may be granted to any single individual in any calendar year, adjusted as provided in Paragraph 10, shall be 15,000,000 Shares.

4.	SHARES SUBJECT TO PLAN

(a) Subject to adjustment as provided in Paragraph 10, not more than 189 million Shares in the aggregate may be issued pursuant to the Plan upon exercise of Options provided that subject to the approval of the Company’s shareholders at the Company’s Annual Meeting of Shareholders to be held in 2011, the number of Shares in the aggregate that may be issued under the Plan, pursuant to the grant of Options, subject to adjustment in accordance with Paragraph 10, shall be increased from 189 million to 245 million. Shares delivered pursuant to the exercise of an Option may, at the Sponsor’s option, be either treasury Shares or Shares originally issued for such purpose.

(b) If an Option covering Shares terminates or expires without having been exercised in full, other Options may be granted covering the Shares as to which the Option terminated or expired.

(c) For Options exercised after December 31, 2008, if (i) the Sponsor withholds Shares to satisfy its minimum tax withholding requirements as provided in Paragraph 15(b) and Paragraph 15(c) or (ii) an Option covering Shares is exercised pursuant to the cashless exercise provisions of Paragraph 7(d)(iv), other Options may not be granted covering the Shares so withheld to satisfy the Sponsor’s minimum tax withholding requirements or covering the Shares that were subject to such Option but not delivered because of the application of such cashless exercise provisions, as applicable. In addition, for the avoidance of doubt, Options may not be granted covering Shares repurchased by the Sponsor on the open market with proceeds, if any, received by the Sponsor on account of the payment of the option price for an Option by Optionees.

5.	ADMINISTRATION OF PLAN

(a) Committee.    The Plan shall be administered by the Compensation Committee of the Board or any other committee or subcommittee designated by the Board, provided that the committee administering the Plan is composed of two or more non-employee members of the Board, each of whom is an Outside Director.

(b) Delegation of Authority.    The Committee may delegate its authority with respect to the grant, amendment, interpretation and administration of Options to a person, persons or committee, in its sole and absolute discretion. Actions taken by the Committee’s duly-authorized delegate shall have the same force and effect as actions taken by the Committee. Any delegation of authority pursuant to this Paragraph 5(b) shall continue in effect until the earliest of:

(i)	such time as the Committee shall, in its sole and absolute discretion, revoke such delegation of authority;

(ii)	in the case of delegation to a person that is conditioned on such person’s continued service as an employee of the Company or as a member of the Board, the date such delegate shall cease to serve in such capacity for any reason; or

(iii)	the delegate shall notify the Committee that he or she declines to continue to exercise such authority.

(c) Meetings.    The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

(d) Exculpation.    No member of the Committee shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options thereunder unless (i) the member of the Committee has breached or failed to perform the duties of his office, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Paragraph 5(d) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute.

(e) Indemnification.    Service on the Committee shall constitute service as a member of the Board. Each member of the Committee shall be entitled without further act on his part to indemnity from the Sponsor to the fullest extent provided by applicable law and the Sponsor’s By-laws in connection with or arising out of any actions, suit or proceeding with respect to the administration of the Plan or the granting of Options thereunder in which he may be involved by reasons of his being or having been a member of the Committee, whether or not he continues to be such member of the Committee at the time of the action, suit or proceeding.

6.	ELIGIBILITY

(a) Eligible individuals to whom Options may be granted shall be employees, officers or directors of a Company who are selected by the Committee for the grant of Options. Eligible individuals to whom Cash Rights may be granted shall be individuals who are employees of a Company on the Date of Grant other than Officers. The terms and conditions of Options granted to individuals other than Non-Employee Directors shall be determined by the Committee, subject to Paragraph 7. The terms and conditions of Cash Rights shall be determined by the Committee, subject to Paragraph 7. The terms and conditions of Options granted to Non-Employee Directors shall be determined by the Board, subject to Paragraph 7.

(b) An Incentive Stock Option shall not be granted to a Ten Percent Shareholder except on such terms concerning the option price and term as are provided in Paragraph 7(b) and 7(g) with respect to such a person. An Option designated as Incentive Stock Option granted to a Ten Percent Shareholder but which does not comply with the requirements of the preceding sentence shall be treated as a Non-Qualified Option. An Option designated as an Incentive Stock Option shall be treated as a Non-Qualified Option if the Optionee is not an employee of a Company on the Date of Grant.

7.	OPTION DOCUMENTS AND TERMS – IN GENERAL

All Options granted to Optionees shall be evidenced by option documents. The terms of each such option document for any Optionee who is an employee of a Company shall be determined from time to time by the Committee, and the terms of each such option document for any Optionee who is a Non-Employee Director shall be determined from time to time by the Board, consistent, however, with the following:

(a) Time of Grant.    All Options shall be granted on or before May 11, 2021.

(b) Option Price.    Except as otherwise provided in Section 13(b), the option price per Share with respect to any Option shall be determined by the Committee, provided, however, that with respect to any Options, the option price per share shall not be less than 100% of the Fair Market Value of such Share on the Date of Grant, and provided further that with respect to any Incentive Stock Options granted to a Ten Percent Shareholder, the option price per Share shall not be less than 110% of the Fair Market Value of such Share on the Date of Grant.

(c) Restrictions on Transferability.    No Option granted under this Paragraph 7 shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Optionee, shall be exercisable only by him or for his benefit by his attorney-in-fact or guardian; provided that the Committee may, in its discretion, at the time of grant of a Non-Qualified Option or by amendment of an option document for an Incentive Stock Option or a Non-Qualified Option, provide that Options granted to or held by an Optionee may be transferred, in whole or in part, to one or more transferees and exercised by any such transferee; provided further that (i) any such transfer is without consideration and (ii) each transferee is a Family Member with respect to the Optionee; and provided further that any Incentive Stock Option granted pursuant to an option document which is amended to permit transfers during the lifetime of the Optionee shall, upon the effectiveness of such amendment, be treated thereafter as a Non-Qualified Option. No transfer of an Option shall be effective unless the Committee is notified of the terms and conditions of the transfer and the Committee determines that the transfer complies with the requirements for transfers of Options under the Plan and the option document. Any person to whom an Option has been transferred may exercise any Options only in accordance with the provisions of Paragraph 7(g) and this Paragraph 7(c).

(d) Payment Upon Exercise of Options.    With respect to Options granted on and after February 28, 2007, full payment for Shares purchased upon the exercise of an Option shall be made pursuant to one or more of the following methods as determined by the Committee and set forth in the Option document:

(i)	In cash;

(ii)	By certified check payable to the order of the Sponsor;

(iii)

By surrendering or attesting to ownership of Shares with an aggregate Fair Market Value equal to the aggregate option price, provided, however, with respect to Options granted before February 28, 2007, that ownership of Shares may be attested to and Shares may be surrendered in satisfaction of the option price only if the Optionee certifies in writing to the Sponsor that the Optionee owns a number of Other Available Shares as of the date the Option is exercised that is at least equal to the number of Shares as to which ownership has been attested, or the number of Shares to be surrendered in satisfaction of the Option Price, as applicable; provided further, however, that the option price may not be paid in Shares if the Committee determines that such method of payment would result in liability under section 16(b) of the 1934 Act to an Optionee. Except as otherwise provided by the Committee, if payment is made in whole or in part by surrendering Shares, the Optionee shall deliver to the Sponsor certificates registered in the name of such Optionee representing Shares legally and beneficially owned by such Optionee, free of all liens, claims and encumbrances of every kind and having a Fair Market Value on the date of delivery that is equal to or greater than the aggregate option price for the Option Shares subject to payment by the surrender of Shares, accompanied by stock powers duly endorsed in blank by the record holder of the Shares represented by such certificates; and if payment is made in whole or in part by attestation of ownership, the Optionee shall attest to ownership of Shares representing Shares legally and beneficially owned by such Optionee, free of all liens, claims and encumbrances of every kind and having a Fair Market Value on the date of attestation that is equal to or greater than the aggregate option price for the Option Shares subject to payment by attestation of Share ownership. The Committee may impose such limitations and prohibitions on attestation or ownership of Shares and the use of Shares to exercise an Option as it deems appropriate; or

(iv)	Via cashless exercise, such that subject to the other terms and conditions of the Plan, following the date of exercise, the Company shall deliver to the Optionee Shares having a Fair Market Value, as of the date of exercise, equal to the excess, if any, of (A) the Fair Market Value of such Shares on the date of exercise of the Option over (B) the sum of (1) the aggregate Option Price for such Shares, plus (2) the applicable tax withholding amounts (as determined pursuant to Paragraph 15) for such exercise; provided that in connection with such cashless exercise that would not result in the issuance of a whole number of Shares, the Company shall withhold cash that would otherwise be payable to the Optionee from its regular payroll or the Optionee shall deliver cash or a certified check payable to the order of the Company for the balance of the option price for a whole Share to the extent necessary to avoid the issuance of a fractional Share or the payment of cash by the Company (as provided in Paragraph 7(e)).

Except as authorized by the Committee and agreed to by an Optionee, with respect to Options granted before February 28, 2007, the payment methods described in Paragraph 7(d)(i), (ii) and (iii) shall, to the extent so provided in an Option document, be the exclusive payment methods, provided that the Committee may, in its sole discretion, and subject to the Optionee’s written consent on a form provided by the Committee, authorize Option documents covering Options granted before February 28, 2007 to be amended to provide that the payment method described in Paragraph 7(d)(iv) shall be an additional or the exclusive payment method.

(e) Issuance of Certificate Upon Exercise of Options; Payment of Cash.    For purposes of the Plan, the Sponsor may satisfy its obligation to deliver Shares following the exercise of Options either by (i) delivery of a physical certificate for Shares issuable on the exercise of Options or (ii) arranging for the recording of Optionee’s ownership of Shares issuable on the exercise of Options on a book entry recordkeeping system maintained on behalf of the Sponsor. Only whole Shares shall be issuable upon exercise of Options. No fractional Shares shall be issued. Any right to a fractional Share shall be satisfied in cash. Following the exercise of an Option and the satisfaction of the conditions of Paragraph 9, the Sponsor shall deliver to the Optionee the number of whole Shares issuable on the exercise of an Option and a check for the Fair Market Value on the date of exercise of any fractional Share to which the Optionee is entitled.

(f) Termination of Employment.    For purposes of the Plan, a transfer of an employee between two employers, each of which is a Company, shall not be deemed a termination of employment. For purposes of Paragraph 7(g), an Optionee’s termination of employment shall be deemed to occur on the date an Optionee ceases to have a regular obligation to perform services for a Company, without regard to whether (i) the Optionee continues on the Company’s payroll for regular, severance or other pay or (ii) the Optionee continues to participate in one or more health and welfare plans maintained by the Company on the same basis as active employees. Whether an Optionee ceases to have a regular obligation to perform services for a Company shall be determined by the Committee in its sole discretion. Notwithstanding the foregoing, if an Optionee is a party to an employment agreement or severance agreement with a Company which establishes the effective date of such Optionee’s termination of employment for purposes of this Paragraph 7(f), that date shall apply. An Optionee who is a Non-Employee Director shall be treated as having terminated employment on the Optionee’s termination of service as a Non-Employee Director, provided that if such an Optionee is designated as a Director Emeritus upon termination of service as a Non-Employee Director, such Optionee shall not be treated as having terminated employment until the Optionee’s termination of service as a Director Emeritus.

(g) Periods of Exercise of Options.    An Option shall be exercisable in whole or in part at such time or times as may be determined by the Committee and stated in the option document, provided, however, that if the grant of an Option would be subject to section 16(b) of the 1934 Act, unless the requirements for exemption therefrom in Rule 16b-3(c)(1), under such Act, or any successor provision, are met, the option document for such Option shall provide that such Option is not exercisable until not less than six months have elapsed from the Date of Grant. Except as otherwise provided by the Committee in its discretion, no Option shall first become exercisable following an Optionee’s termination of employment for any reason; provided further, that:

(i)	In the event that an Optionee terminates employment with the Company for any reason other than death or Cause, any Option held by such Optionee and which is then exercisable shall be exercisable for a period of 90 days following the date the Optionee terminates employment with the Company (unless a longer period is established by the Committee); provided, however, that if such termination of employment with the Company is due to the Disability of the Optionee, he shall have the right to exercise those of his Options which are then exercisable for a period of one year following such termination of employment (unless a longer period is established by the Committee); provided, however, that in no event shall an Incentive Stock Option be exercisable after five years from the Date of Grant in the case of a grant to a Ten Percent Shareholder, nor shall any other Option be exercisable after ten years from the Date of Grant.

(ii)	In the event that an Optionee terminates employment with the Company by reason of his death, any Option held at death by such Optionee which is then exercisable shall be exercisable for a period of one year from the date of death (unless a longer period is established by the Committee) by the person to whom the rights of the Optionee shall have passed by will or by the laws of descent and distribution; provided, however, that in no event shall an Incentive Stock Option be exercisable after five years from the Date of Grant in the case of a grant to a Ten Percent Shareholder, nor shall any other Option be exercisable after ten years from the Date of Grant.

(iii)	In the event that an Optionee’s employment with the Company is terminated for Cause, each unexercised Option held by such Optionee shall terminate and cease to be exercisable; provided further, that in such event, in addition to immediate termination of the Option, the Optionee, upon a determination by the Committee shall automatically forfeit all Shares otherwise subject to delivery upon exercise of an Option but for which the Sponsor has not yet delivered the Share certificates, upon refund by the Sponsor of the option price.

(h) Date of Exercise.    The date of exercise of an Option shall be the date on which written notice of exercise, addressed to the Sponsor at its main office to the attention of its Secretary, is hand delivered, telecopied or mailed first class postage prepaid; provided, however, that the Sponsor shall not be obligated to deliver any certificates for Shares pursuant to the exercise of an Option until the Optionee shall have made payment in full of the option price for such Shares. Each such exercise shall be irrevocable when given. Each notice of exercise must (i) specify the Incentive Stock Option, Non-Qualified Option or combination thereof being exercised; and (ii) if applicable, include a statement of preference (which shall binding on and irrevocable by the Optionee but shall not be binding on the Committee) as to the manner in which payment to the Sponsor shall be made. Each notice of exercise shall also comply with the requirements of Paragraph 15.

(i) Cash Rights.    The Committee may, in its sole discretion, provide in an option document for an eligible Optionee that Cash Rights shall be attached to Non-Qualified Options granted under the Plan. All Cash Rights that are attached to Non-Qualified Options shall be subject to the following terms:

(i)	Such Cash Right shall expire no later than the Non-Qualified Option to which it is attached.

(ii)	Such Cash Right shall provide for the cash payment of such amount per Share as shall be determined by the Committee and stated in the option document.

(iii)	Such Cash Right shall be subject to the same restrictions on transferability as the Non-Qualified Option to which it is attached.

(iv)	Such Cash Right shall be exercisable only when such conditions to exercise as shall be determined by the Committee and stated in the option document, if any, have been satisfied.

(v)	Such Cash Right shall expire upon the exercise of the Non-Qualified Option to which it is attached.

(vi)	Upon exercise of a Cash Right that is attached to a Non-Qualified Option, the Option to which the Cash Right is attached shall expire.

8.	LIMITATION ON EXERCISE OF INCENTIVE STOCK OPTIONS

The aggregate Fair Market Value (determined as of the time Options are granted) of the Shares with respect to which Incentive Stock Options may first become exercisable by an Optionee in any one calendar year under the Plan and any other plan of the Company shall not exceed $100,000. The limitations imposed by this Paragraph 8 shall apply only to Incentive Stock Options granted under the Plan, and not to any other options or stock appreciation rights. In the event an individual receives an Option intended to be an Incentive Stock Option which is subsequently determined to have exceeded the limitation set forth above, or if an individual receives Options that first become exercisable in a calendar year (whether pursuant to the terms of an option document, acceleration of exercisability or other change in the terms and conditions of exercise or any other reason) that have an aggregate Fair Market Value (determined as of the time the Options are granted) that exceeds the limitations set forth above, the Options in excess of the limitation shall be treated as Non-Qualified Options.

9.	RIGHTS AS SHAREHOLDERS

An Optionee shall not have any right as a shareholder with respect to any Shares subject to his Options until the Option shall have been exercised in accordance with the terms of the Plan and the option document and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised and the Optionee shall have made arrangements acceptable to the Sponsor for the payment of applicable taxes consistent with Paragraph 15.

10.	CHANGES IN CAPITALIZATION

In the event that Shares are changed into or exchanged for a different number or kind of shares of stock or other securities of the Sponsor, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up or other substitution of securities of the Sponsor, the Board shall make appropriate equitable anti-dilution adjustments to the number and class of shares of stock available for issuance under the Plan, and subject to outstanding Options, and to the option prices and the amounts payable pursuant to any Cash Rights. Any reference to the option price in the Plan and in option documents shall be a reference to the option price as so adjusted. Any reference to the term “Shares” in the Plan and in option documents shall be a reference to the appropriate number and class of shares of stock available for issuance under the Plan, as adjusted pursuant to this Paragraph 10. The Board’s adjustment shall be effective and binding for all purposes of this Plan.

11.	TERMINATING EVENTS

(a) The Sponsor shall give Optionees at least thirty (30) days’ notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a Terminating Event. Upon receipt of such notice, and for a period of ten (10) days thereafter (or such shorter period as the

Board shall reasonably determine and so notify the Optionees), each Optionee shall be permitted to exercise the Option to the extent the Option is then exercisable; provided that, the Sponsor may, by similar notice, require the Optionee to exercise the Option, to the extent the Option is then exercisable, or to forfeit the Option (or portion thereof, as applicable). The Committee may, in its discretion, provide that upon the Optionee’s receipt of the notice of a Terminating Event under this Paragraph 11(a), the entire number of Shares covered by Options shall become immediately exercisable.

(b) Notwithstanding Paragraph 11(a), in the event the Terminating Event is not consummated, the Option shall be deemed not to have been exercised and shall be exercisable thereafter to the extent it would have been exercisable if no such notice had been given.

12.	INTERPRETATION

The Committee shall have the power to interpret the Plan and to make and amend rules for putting it into effect and administering it. It is intended that the Incentive Stock Options granted under the Plan shall constitute incentive stock options within the meaning of section 422 of the Code, and that Shares transferred pursuant to the exercise of Non-Qualified Options shall constitute property subject to federal income tax pursuant to the provisions of section 83 of the Code. The provisions of the Plan shall be interpreted and applied insofar as possible to carry out such intent.

13.	AMENDMENTS

(a) In General.    The Board or the Committee may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, neither the Board nor the Committee may, without obtaining approval within twelve months before or after such action by such vote of the Sponsor’s shareholders as may be required by Pennsylvania law for any action requiring shareholder approval, or by a majority of votes cast at a duly held shareholders’ meeting at which a majority of all voting stock is present and voting on such amendment, either in person or in proxy (but not, in any event, less than the vote required pursuant to Rule 16b-3(b) under the 1934 Act) change the class of individuals eligible to receive an Incentive Stock Option, extend the expiration date of the Plan, decrease the minimum option price of an Incentive Stock Option granted under the Plan or increase the maximum number of shares as to which Options may be granted, except as provided in Paragraph 10 hereof.

(b) Repricing of Options.    Notwithstanding any provision in the Plan to the contrary, neither the Board nor the Committee may, without obtaining prior approval by the Sponsor’s shareholders, reduce the option price of any issued and outstanding Option granted under the Plan at any time during the term of such option (other than by adjustment pursuant to Paragraph 10 relating to Changes in Capitalization). This Paragraph 13(b) may not be repealed, modified or amended without the prior approval of the Sponsor’s shareholders.

14.	SECURITIES LAW

(a) In General.    The Committee shall have the power to make each grant under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the 1933 Act or the 1934 Act, including Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission.

(b) Acknowledgment of Securities Law Restrictions on Exercise.    To the extent required by the Committee, unless the Shares subject to the Option are covered by a then current registration statement or a Notification under Regulation A under the 1933 Act, each notice of exercise of an Option shall contain the Optionee’s acknowledgment in form and substance satisfactory to the Committee that:

(i)	the Shares subject to the Option are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Sponsor, may be made without violating the registration provisions of the Act);

(ii)	the Optionee has been advised and understands that (A) the Shares subject to the Option have not been registered under the 1933 Act and are “restricted securities” within the meaning of Rule 144 under the 1933 Act and are subject to restrictions on transfer and (B) the Sponsor is under no obligation to register the Shares subject to the Option under the 1933 Act or to take any action which would make available to the Optionee any exemption from such registration;

(iii)	the certificate evidencing the Shares may bear a restrictive legend; and

(iv)	the Shares subject to the Option may not be transferred without compliance with all applicable federal and state securities laws.

(c) Delay of Exercise Pending Registration of Securities.    Notwithstanding any provision in the Plan or an option document to the contrary, if the Committee determines, in its sole discretion, that issuance of Shares pursuant to the exercise of an Option should be delayed pending registration or qualification under federal or state securities laws or the receipt of a legal opinion that an appropriate exemption from the application of federal or state securities laws is available, the Committee may defer exercise of any Option until such Shares are appropriately registered or qualified or an appropriate legal opinion has been received, as applicable.

15.	WITHHOLDING OF TAXES ON EXERCISE OF OPTION

(a) Whenever the Company proposes or is required to deliver or transfer Shares in connection with the exercise of an Option, the Company shall have the right to (i) require the recipient to remit to the Sponsor an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (ii) take any action whatever that it deems necessary to protect its interests with respect to tax liabilities. The Sponsor’s obligation to make any delivery or transfer of Shares on the exercise of an Option shall be conditioned on the recipient’s compliance, to the Sponsor’s satisfaction, with any withholding requirement. In addition, if the Committee grants Options or amends option documents to permit Options to be transferred during the life of the Optionee, the Committee may include in such option documents such provisions as it determines are necessary or appropriate to permit the Company to deduct compensation expenses recognized upon exercise of such Options for federal or state income tax purposes.

(b) Except as otherwise provided in this Paragraph 15(b), any tax liabilities incurred in connection with the exercise of an Option under the Plan other than an Incentive Stock Option shall be satisfied by the Sponsor’s withholding a portion of the Shares underlying the Option exercised having a Fair Market Value approximately equal to the minimum amount of taxes required to be withheld by the Sponsor under applicable law, unless otherwise determined by the Committee with respect to any Optionee. Notwithstanding the foregoing, the Committee may permit an Optionee to elect one or both of the following: (i) to have taxes withheld in excess of the minimum amount required to be withheld by the Sponsor under applicable law; provided that the Optionee certifies in writing to the Sponsor that the Optionee owns a number of Other Available Shares having a Fair Market Value that is at least equal to the Fair Market Value of Option Shares to be withheld by the Company for the then-current exercise on account of withheld taxes in excess of such minimum amount, and (ii) to pay to the Sponsor in cash all or a portion of the taxes to be withheld upon the exercise of an Option. In all cases, the Shares so withheld by the Company shall have a Fair Market Value that does not exceed the amount of taxes to be withheld minus the cash payment, if any, made by the Optionee. Any election pursuant to this Paragraph 15(b) must be in writing made prior to the date specified by the Committee, and in any event prior to the date the amount of tax to be withheld or paid is determined. An election pursuant to this Paragraph 15(b) may be made only by an Optionee or, in the event of the Optionee’s death, by the Optionee’s legal representative. Shares withheld pursuant to this Paragraph 15(b) up to the minimum amount of taxes required to be withheld by the Sponsor under applicable law shall not be treated as having been issued under the Plan and shall continue to be available for subsequent grants under the Plan. Shares withheld pursuant to this Paragraph 15(b) in excess of the number of Shares described in the immediately preceding sentence shall not be available for subsequent grants under the Plan. The Committee may add such other requirements and limitations regarding elections pursuant to this Paragraph 15(b) as it deems appropriate.

(c) Except as otherwise provided in this Paragraph 15(c), any tax liabilities incurred in connection with the exercise of an Incentive Stock Option under the Plan shall be satisfied by the Optionee’s payment to the Sponsor in cash all of the taxes to be withheld upon exercise of the Incentive Stock Option. Notwithstanding the foregoing, the Committee may permit an Optionee to elect to have the Sponsor withhold a portion of the Shares underlying the Incentive Stock Option exercised having a Fair Market Value approximately equal to the minimum amount of taxes required to be withheld by the Sponsor under applicable law. Any election pursuant to this Paragraph 15(c) must be in writing made prior to the date specified by the Committee, and in any event prior to the date the amount of tax to be withheld or paid is determined. An election pursuant to this Paragraph 15(c) may be made only by an Optionee or, in the event of the Optionee’s death, by the Optionee’s legal representative. Shares withheld pursuant to this Paragraph 15(c) up to the minimum amount of taxes required to be withheld by the Sponsor under applicable law shall not be treated as having been issued under the Plan and shall continue to be available for subsequent grants under the Plan. Shares withheld pursuant to this Paragraph 15(c) in excess of the number of Shares described in the immediately preceding sentence shall not be available for subsequent grants under the Plan. The Committee may add such other requirements and limitations regarding elections pursuant to this Paragraph 15(c) as it deems appropriate.

16.	EFFECTIVE DATE AND TERM OF PLAN

This amendment and restatement of the Plan shall be effective February 22, 2011, except as otherwise specifically provided herein. The Plan shall expire on May 12, 2019, provided that subject to the approval of the Company’s shareholders at the Company’s Annual Meeting of Shareholders to be held in 2011, the Plan shall expire on May 11, 2021, unless sooner terminated by the Board.

17.	GENERAL

Each Option shall be evidenced by a written instrument containing such terms and conditions not inconsistent with the Plan as the Committee may determine. The issuance of Shares on the exercise of an Option shall be subject to all of the applicable requirements of the corporation law of the Sponsor’s state of incorporation and other applicable laws, including federal or state securities laws, and all Shares issued under the Plan shall be subject to the terms and restrictions contained in the Articles of Incorporation and By-Laws of the Sponsor, as amended from time to time.

Executed as of the 22nd day of February, 2011.

COMCAST CORPORATION

BY:	/s/ David L. Cohen

ATTEST:	/s/ Arthur R. Block

CO-PS-2011

ONE COMCAST CENTER PHILADELPHIA, PA 19103	Admission Ticket

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 10, 2011. Please have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 10, 2011. Please have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, Comcast Corporation, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future Notices of Internet Availability of Proxy Materials, proxy statements, proxy cards and Annual Reports on Form 10-K electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. For further details regarding the election of electronic delivery, please see the “General Information — Notice of Electronic Availability of Proxy Materials” section of our proxy statement.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M31616-P06244-Z54745	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

COMCAST CORPORATION			For All	Withhold All	For All Except
A	Company Proposals — The Board of Directors recommends a vote “FOR” all the nominees listed in Proposal 1:

1.	Election of Directors		☐	☐	☐

	01 - S. Decker Anstrom	07 - Gerald L. Hassell
	02 - Kenneth J. Bacon	08 - Jeffrey A. Honickman
	03 - Sheldon M. Bonovitz	09 - Eduardo G. Mestre
	04 - Edward D. Breen	10 - Brian L. Roberts
	05 - Joseph J. Collins	11 - Ralph J. Roberts
	06 - J. Michael Cook	12 - Dr. Judith Rodin

	The Board of Directors recommends a vote “FOR” Proposals 2 - 6:		For	Against	Abstain

2.	Ratification of the appointment of our independent auditors		☐	☐	☐

3.	Approval of the Comcast-NBCUniversal 2011 Employee Stock Purchase Plan		☐	☐	☐

4.	Approval of the Comcast Corporation 2002 Restricted Stock Plan, as amended and restated		☐	☐	☐

5.	Approval of the Comcast Corporation 2003 Stock Option Plan, as amended and restated		☐	☐	☐

6.	Approval, on an advisory basis, of our executive compensation		☐	☐	☐

	For address changes and/or comments, please check this box and write them on the back where indicated.				☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

	The Board of Directors recommends that you vote “3 Years” on Proposal 7:	1 Year	2 Years	3 Years	Abstain

7.	Advisory vote on the frequency of the vote on executive compensation	☐	☐	☐	☐
B	Shareholder Proposals — The Board of Directors recommends a vote “AGAINST” Proposals 8 and 9, if properly presented at the annual meeting:		For	Against	Abstain

8.	To provide for cumulative voting in the election of directors		☐	☐	☐

9.	To require that the chairman of the board not be a current or former executive officer		☐	☐	☐

C	Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Within the Box Below
Please sign as name(s) appear(s) hereon. Give full title if you are signing for a corporation, partnership or other entity, or as an attorney, administrator, executor, guardian, trustee or in any other representative capacity.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners) [PLEASE SIGN WITHIN BOX]	Date

Notice of 2011 Annual Meeting of Shareholders

Wednesday, May 11, 2011, 9:00 a.m. EDT

Pennsylvania Convention Center

One Convention Center Place

Philadelphia, PA 19107

Please present this ticket for admittance of shareholder(s) named on the front, together with one guest per shareholder.

Annual Meeting Agenda

8:00 a.m. Doors Open to Meeting Room

9:00 a.m. Welcome and Introduction; Matters for Shareholder Vote

DIRECTIONS TO THE PENNSYLVANIA CONVENTION CENTER

From New Jersey via the Ben Franklin Bridge

Take NJ Turnpike (North or South) to Exit 4 (Philadelphia/Camden Exit). Take Rte. 73 North and follow it to Rte. 38 West. Take 38 West to the Benjamin Franklin Bridge, crossing into Philadelphia. Follow local traffic signs for Vine Street/PA Convention Center. Continue West on Vine Street for approximately 6 blocks and make a left turn onto 12th Street. The main entrances are located two blocks ahead at the NW corner of 12th and Arch Streets, along with most parking garages. Shareholders may also enter through the 13th and Arch Street Entrance, which is located on Arch Street between 12th and 13th Streets. The meeting room is conveniently located within walking distance from the 13th and Arch Street Entrance. There will be signs directing shareholders to the meeting location.

From Interstate 76/Schuylkill Expressway

Take Rte. 76 East to Exit 344/I-676 East. Take I-676 East and exit at Broad Street/Rte. 611. You will be on Vine Street. Follow local signs for Vine Street/PA Convention Center. Continue East on Vine Street to 12th Street. Make a right turn onto 12th Street. The main entrances are located two blocks ahead at the NW corner of 12th and Arch Streets, along with most parking garages. Shareholders may also enter through the 13th and Arch Street Entrance, which is located on Arch Street between 12th and 13th Streets. The meeting room is conveniently located within walking distance from the 13th and Arch Street Entrance. There will be signs directing shareholders to the meeting location.

From Interstate 95 North and South

Take I-95 (North or South) to Exit 22 (Central Philadelphia/I-676). Stay in the left lane of this exit. Follow signs for I-676 West to the first exit (Broad Street). This exit brings you to 15th Street. Get into the left lane and follow the sign for 611/Broad Street and make a left turn onto Vine Street. Follow signs for Vine Street/PA Convention Center. Continue East on Vine Street to 12th Street. Make a right turn onto 12th Street. The main entrances are located two blocks ahead at the NW corner of 12th and Arch Streets, along with most parking garages. Shareholders may also enter through the 13th and Arch Street Entrance, which is located on Arch Street between 12th and 13th Streets. The meeting room is conveniently located within walking distance from the 13th and Arch Street Entrance. There will be signs directing shareholders to the meeting location.

Public Transportation

SEPTA (Southeastern Pennsylvania Transportation Authority). The Regional Rail lines connect directly to the Convention Center, which is connected to the Market-East/Pennsylvania Convention Center Station. Elevators are available. Please follow signs to the Pennsylvania Convention Center. Once inside the Convention Center, there will be signs directing shareholders to the meeting location.

Parking Information

Several parking garages are available within blocks of the Convention Center and are indicated on the map above. The main entrances are located two blocks ahead at the NW corner of 12th and Arch Streets, along with most parking garages. Shareholders may also enter through the 13th and Arch Street Entrance, which is located on Arch Street between 12th and 13th Streets. The meeting room is conveniently located within walking distance to the 13th and Arch Street Entrance. There will be signs directing shareholders to the meeting location.

IMPORTANT NOTICE: All annual meeting attendees may be asked to present a valid government-issued photo identification, such as a driver’s license or passport, before entering the meeting. In addition, video and audio recording devices will not be permitted at the annual meeting, and attendees will be subject to security inspections.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼
M31617-P06244-Z54745

COMCAST CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 11, 2011.

I hereby appoint David L. Cohen and Arthur R. Block, and each of them acting individually, as proxies, with the powers I would possess if personally present, and with full power of substitution, to vote all shares in Comcast Corporation at the annual meeting of shareholders to be held at the Pennsylvania Convention Center at 9:00 a.m. Eastern Daylight Time on May 11, 2011, and at any adjournment or postponement thereof, upon all matters that may properly come before the meeting, including the matters described in the proxy statement, and in accordance with my instructions on the reverse side of this proxy card. In the event that any other matter may properly come before the meeting, or any adjournment or postponement thereof, the proxies are each authorized to vote such matter in their discretion. I hereby revoke all previous proxies given to vote at the annual meeting or any adjournment or postponement thereof.

I acknowledge receipt of the notice of annual meeting of shareholders, the proxy statement and the Annual Report on Form 10-K of Comcast Corporation.

The shares represented by this proxy card will be voted in accordance with your instructions if the card is signed and returned. If you are voting with this proxy card, please mark your choices on the other side of this proxy card, sign it where indicated on the other side and return it promptly to Vote Processing, Comcast Corporation, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717. Except in the case of shares held in the Comcast Corporation Retirement-Investment Plan or the Comcast Spectacor 401(k) Plan, if your card is signed and returned without instructions, the shares will be voted in favor of all of the director nominees, in favor of Proposals 2, 3, 4, 5 and 6, in favor of “3 years” on Proposal 7 and against Proposals 8 and 9. If you hold shares in the Comcast Corporation Retirement-Investment Plan or the Comcast Spectacor 401(k) Plan and do not vote, or you sign and return your proxy card without voting instructions, the plan trustee will vote these shares in the same proportion on each matter as it votes shares held in the plan for which voting instructions were received. If you are voting shares held in the Comcast Corporation Retirement-Investment Plan, the Comcast Spectacor 401(k) Plan or the Comcast Employee Stock Purchase Plan, voting by Internet, telephone, mail or in person by ballot will vote all of the shares held in the respective plans, as well as shares held as a shareholder of record. If you hold shares that are not represented by this proxy card, you will receive additional proxy card(s) by mail that will allow you to vote the remaining shares.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side